IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re	Chapter 11

MELINTA THERAPEUTICS, INC., et al.,	Case No. 19-12748 (LSS)

Debtors.[1]	Jointly Administered
Related to Docket Nos. 342, 447, 448, 449, 476, 477, 478, 481, 484, 485, 487, 515

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING MODIFIED AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF MELINTA THERAPEUTICS, INC. AND ITS DEBTOR AFFILIATES

The Court having considered the Modified Amended Joint Chapter 11 Plan of Reorganization of Melinta Therapeutics, Inc. and Its Debtor Affiliates, the debtors and debtors in possession in the above-captioned cases (collectively, the “Debtors,” “Melinta” or the “Company,” or, as applicable after the Effective Date, the “Reorganized Debtor”), dated as of March 31, 2020, and attached hereto as Exhibit A (as may be amended or supplemented from time to time in accordance with its terms and including all exhibits and supplements thereto, the “Plan”),2 and the Amended Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of Melinta Therapeutics, Inc. and Its Debtor Affiliates, dated as of February 25, 2020 [Docket No. 345] (the
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1.
The Debtors and the last four digits of their respective taxpayer identification numbers are: Melinta Therapeutics, Inc. (0364); Cempra Pharmaceuticals, Inc. (5814); CEM-102 Pharmaceuticals, Inc. (4262); Melinta Subsidiary Corp. (9437); Rempex Pharmaceuticals, Inc. (6000); and Targanta Therapeutics Corporation (1077). The address of the Debtors’ corporate headquarters is 44 Whippany Road, Suite 280, Morristown, New Jersey 07960.

2.	Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan, a copy of which is annexed hereto as Exhibit A.

“Disclosure Statement”); and upon the Order (I) Approving Adequacy of Debtors’ Disclosure Statement, (II) Approving Solicitation and Notice Procedures with Respect to Confirmation of Debtors’ Proposed Plan of Reorganization, (III) Approving Form of Various Ballots and Notices in Connection Therewith, and (IV) Scheduling Certain Dates with Respect Thereto, entered on February 25, 2020 [Docket No. 342] (the ”Solicitation Procedures Order”); and the Supplement to Amended Disclosure Statement for Amended Joint Chapter 11 Plan of Reorganization of Melinta Therapeutics, Inc. and Its Debtor Affiliates, [Docket No. 447] dated March 23, 2020 (the “Disclosure Statement Supplement”); and the Court on April 2, 2020, having held a hearing pursuant to Bankruptcy Code section 1129 to consider Confirmation (the “Confirmation Hearing”); and the Court having considered the Debtor’s Memorandum of Law (I) in Support of Confirmation of the Amended Joint Chapter 11 Plan of Reorganization of Melinta Therapeutics, Inc. and Its Debtor Affiliates and (II) in Response to Objections Thereto, filed by the Debtors on March 31, 2020 [Docket No. 485] (the “Confirmation Brief”), the Declaration of Peter Milligan in Support of Confirmation of the Modified Amended Joint Chapter 11 Plan of Reorganization of Melinta Therapeutics, Inc. and Its Debtor Affiliates [Docket No. 484] (the “Milligan Declaration”), the Declaration of Ryan Mersch in Support of Confirmation of the Modified Amended Joint Chapter 11 Plan of Reorganization of Melinta Therapeutics, Inc. and Its Debtor Affiliates [Docket No. 478] (the “Portage Point Declaration”), the Declaration of Aron Schwartz in Support of Confirmation of Amended Joint Chapter 11 Plan of Reorganization of Melinta Therapeutics, Inc. and Its Debtor Affiliates [Docket No. 477], and the Declaration of P. Joseph Morrow IV of Kurtzman Carson Consultants LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Amended Joint Chapter 11 Plan of Reorganization of Melinta Therapeutics, Inc. and Its Debtor Affiliates [Docket No. 487] (the “Voting Certification”), each filed by the Debtors (and in the case of the

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Voting Certification, the Claims and Solicitation Agent (as defined below)) in advance of the Confirmation Hearing; the Court having admitted into the record and considered evidence at the Confirmation Hearing; the Court having overruled any and all unresolved objections to confirmation of the Plan and all reservations of rights not consensually resolved or withdrawn unless otherwise indicated herein; and after due deliberation thereon, good and sufficient cause appearing therefor, and, in addition to the following, in accordance with the findings and decrees made by the Court on the record at the Confirmation Hearing,
It hereby is DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:
FINDINGS OF FACT AND CONCLUSIONS OF LAW3
A.Jurisdiction; Venue; Core Proceeding. This Court has jurisdiction over the above-captioned chapter 11 cases pursuant to 28 U.S.C. §§ 157 and 1334. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L), and this Court has jurisdiction to determine whether the Plan complies with the applicable provisions of title 11 of the United States Code (the “Bankruptcy Code”) and should be confirmed.
B.    Eligibility for Relief. The Debtors were and are Entities eligible for relief under Bankruptcy Code section 109.
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3.
All findings of fact and conclusions of law announced by the Court at the Confirmation Hearing in relation to Confirmation are hereby incorporated into this Confirmation Order to the extent not inconsistent herewith. Each finding of fact set forth or incorporated herein, to the extent it is or may be deemed a conclusion of law, shall also constitute a conclusion of law. Each conclusion of law set forth or incorporated herein, to the extent it is or may be deemed a finding of fact, shall also constitute a finding of fact.

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C.    Commencement and Administration of the Chapter 11 Cases. On December 27, 2019 (the “Petition Date”), the Debtors each commenced a case by filing a petition for relief under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”). The Chapter 11 Cases are jointly administered. The Debtors have operated their businesses and managed their properties as debtors-in-possession pursuant to Bankruptcy Code sections 1107(a) and 1108. No trustee has been appointed in the Chapter 11 Cases.
D.    Filing of Plan and Plan Exhibits. On January 17, 2020, the Debtors filed the Joint Chapter 11 Plan of Reorganization of Melinta Therapeutics, Inc. and Its Debtor Affiliates [Docket No. 120] and the Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Melinta Therapeutics, Inc. and Its Debtor Affiliates [Docket No. 121]. On February 25, 2020, the Debtors filed the Amended Joint Chapter 11 Plan of Reorganization of Melinta Therapeutics, Inc. and Its Debtor Affiliates [Docket No. 344] and the Amended Disclosure Statement for the Amended Joint Chapter 11 Plan of Reorganization of Melinta Therapeutics, Inc. and Its Debtor Affiliate [Docket No. 345]. On March 23, 2020, the Debtors filed the first Plan Supplement [Docket No. 448], which contained the Administrative Claim Request Form; the form of GUC Trust Agreement; the Reorganized Melinta Governance Documents; the redacted Company Disclosure Letter, and a Non-Exclusive List of Retained Causes of Action. On March 24, 2020, the Debtors filed their second Plan Supplement [Docket No. 449], which contained the Schedule of Assumed Executory Contracts and Unexpired Leases; the Schedule of Rejected Executory Contracts and Unexpired Leases, and Financial Projections for the Reorganized Debtors. On March 30, 2020, the Debtors filed their third Plan Supplement [Docket No. 476], which contained the corrected Reorganized Melinta Governance Documents and the Schedule of Directors and Officers of Reorganized Debtors. On March 23, 2020, the

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Debtors filed the Disclosure Statement Supplement. The Plan Supplement and the documents contained therein, as amended, comply with the terms of the Plan, and the filing and notice of the Plan Supplement materials were good and proper, and in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Solicitation Procedures Order, and no other or further notice is or shall be required.
E.    Transmittal of Solicitation Package. Beginning on February 27, 2020, the Debtors, through their solicitation agent, Kurtzman Carson Consultants LLC (the “Claims and Solicitation Agent”), caused the applicable forms of ballots in the forms attached to the Solicitation Procedures Order (as modified, collectively, the “Ballots”), Opt-Out Forms, and the Solicitation Packages (as defined in the Solicitation Procedures Order) to be served and distributed as required by the Solicitation Procedures Order, Bankruptcy Code section 1125, Bankruptcy Rules 3017 and 3018, the local rules for this Court (the “Local Rules”), all other applicable provisions of the Bankruptcy Code, and all other applicable rules, laws, and regulations applicable to such solicitation, all as set forth in the Affidavits of Service of Sydney Reitzel regarding service of solicitation materials filed on March 4, 2020 [Docket No. 379] and March 17, 2020 [Docket No. 423] (the “Solicitation Affidavits”). The Solicitation Packages were transmitted to all creditors entitled to vote on the Plan and sufficient time was prescribed for creditors to accept or reject the Plan and those parties entitled to opt out of the Third-Party Release (as defined herein). The transmittal and service of the Solicitation Packages, Ballots, and Opt-Out Forms were adequate and sufficient under the circumstances and no other or further notice is or shall be required.
F.    Adequate Notice. As described herein and as evidenced by the Solicitation Affidavits, due, adequate, and sufficient notice of the Plan and the Confirmation

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Hearing, together with all deadlines for voting on or objecting to the Plan, was given in compliance with the Bankruptcy Code and the Bankruptcy Rules. The Debtors, through the Claims and Solicitation Agent, caused the Confirmation Hearing Notice (as set forth in Exhibit A-2 to the Solicitation Procedures Order) to be transmitted to the parties identified in the Solicitation Affidavits. The Debtors also published the Confirmation Hearing Notice in the national and international editions of The New York Times on February 28, 2020, and March 3, 2020, respectively, as evidenced by the Solicitation Affidavits, in compliance with the Solicitation Procedures Order and Bankruptcy Rule 2002(l). Thus, the Debtors have given proper, adequate, and sufficient notice of the Confirmation Hearing and no other or further notice is or shall be required.
G.    Solicitation. Votes on the Plan were solicited in good faith and in compliance with Bankruptcy Code sections 1125 and 1126, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, the Disclosure Statement Supplement, the Solicitation Procedures Order, the Local Rules, all other applicable provisions of the Bankruptcy Code, and all other applicable rules, laws, and regulations applicable to such solicitation. Pursuant to the Solicitation Procedures (as set forth in the Solicitation Procedures Order), the Debtors transmitted Solicitation Packages (as defined in the Solicitation Procedures Order) to those Holders of Claims entitled to vote on the Plan as of the February 20, 2020 record date, or those creditors who filed proofs of claim in advance of the March 6, 2020 Bar Date.
H.    Voting Certification. On March 31, 2020, the Claims and Solicitation Agent filed the Voting Certification, certifying the method and results of the ballot tabulation for the Classes entitled to vote under the Plan, Classes 3 and 4 (collectively, the “Voting Classes”). As evidenced by the Voting Certification, as supplemented on the record at the Confirmation

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Hearing, both Voting Classes voted to accept the Plan, without including any acceptance of the Plan by any insider, in accordance with Bankruptcy Code section 1126.
I.    Plan Modifications. Subsequent to solicitation, the Debtors made certain modifications to the Plan. All such modifications since the entry of the Solicitation Procedures Order are consistent with all of the provisions of the Bankruptcy Code, including Bankruptcy Code sections 1122, 1123, 1125, and 1127. None of the aforementioned modifications is material or adversely affects the treatment of any Holder of a Claim or Interest under the Plan. Accordingly, pursuant to Bankruptcy Code section 1127(a), none of the modifications require additional disclosure under Bankruptcy Code section 1125 or re-solicitation of votes under Bankruptcy Code section 1126. Prior notice regarding the substance of any modifications to the Plan, together with the filing with the Bankruptcy Court of the Plan as modified, and the disclosure of the Plan modifications on the record at or prior to the Confirmation Hearing (including in the Disclosure Statement Supplement) constitute due and sufficient notice of any and all such modifications. Further, in accordance with Bankruptcy Code section 1127 and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan as modified by the Plan modifications. No Holder of a Claim shall be permitted to change its vote as a consequence of the Plan modifications unless otherwise agreed to by the Holder of the Claim and the Debtors and such change is approved by the Court in accordance with Bankruptcy Rule 3018(a). The modifications to the Plan are hereby approved, pursuant to Bankruptcy Code section 1127 and Bankruptcy Rule 3019. The Plan as modified shall constitute the Plan submitted for Confirmation.

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J.    Bankruptcy Rule 3016. The Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement with the Clerk of the Court satisfied Bankruptcy Rule 3016(b).
K.    Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan satisfies Bankruptcy Code section 1129(a)(1) because it complies with the applicable provisions of the Bankruptcy Code, including, but not limited to: (a) the proper classification of Claims and Interests (11 U.S.C. §§ 1122, 1123(a)(1)); (b) the specification of Unimpaired Classes of Claims and Interests (11 U.S.C. § 1123(a)(2)); (c) the specification of treatment of Impaired Classes of Claims and Interests (11 U.S.C. § 1123(a)(3)); (d) provision for the same treatment of each Claim or Interest within a Class (11 U.S.C. § 1123(a)(4)); (e) provision for adequate and proper means for implementation of the Plan (11 U.S.C. § 1123(a)(5)); (f) the prohibition against the issuance of non-voting equity securities (11 U.S.C. § 1123(a)(6)); (g) adequate disclosure of the identities and affiliations of the directors and officers of the Reorganized Debtors as set forth in the Plan Supplement; and (h) additional plan provisions permitted to effectuate the restructuring of the Chapter 11 Cases (11 U.S.C. § 1123(b)).
(a)    Proper Classification (11 U.S.C. §§ 1122 and 1123(a)(1)). The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In accordance with Bankruptcy Code sections 1122(a) and 1123(a)(1), Article III of the Plan adequately and properly identifies and classifies all Claims and Interests (other than Administrative Claims, Professional Claims, and Priority Tax Claims, which are addressed in Article II of the Plan, and which are not required to be designated as separate Classes pursuant to Bankruptcy Code section 1123(a)(1)). The Plan provides for the separate classification of Claims and Interests into eight Classes based on differences in the legal nature or priority of such Claims

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and Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims and Interests within that Class, and such classification therefore satisfies Bankruptcy Code section 1122. Valid business, factual, and legal reasons exist for the separate classification of the various Classes of Claims and Interests under the Plan, the classifications were not made for any improper purpose, and the creation of such Classes does not unfairly discriminate between or among Holders of Claims or Interests. Accordingly, the requirements of Bankruptcy Code section 1123(a)(1) are satisfied.
(b)    Specified Treatment of Unimpaired Classes (11 U.S.C.
§ 1123(a)(2)). The Plan specifies in Article III that Classes 1, 2, 5, and 6 are Unimpaired, thereby satisfying Bankruptcy Code section 1123(a)(2).
(c)    Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). The Plan specifies in Article III that Classes 3, 4, 7, and 8 are Impaired, thereby satisfying Bankruptcy Code section 1123(a)(3).
(d)    No Discrimination (11 U.S.C. § 1123(a)(4)). Article III of the Plan provides for the same treatment for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. Accordingly, the Plan satisfies Bankruptcy Code section 1123(a)(4).
(e)    Implementation of the Plan (11 U.S.C. § 1123(a)(5)). Article V of the Plan provides for adequate and proper means for implementation of the Plan, thereby satisfying Bankruptcy Code section 1123(a)(5).
(f)    Non-voting Equity Securities (11 U.S.C. § 1123(a)(6)). The Reorganized Debtors’ corporate governance documents include a provision prohibiting the

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issuance of non-voting equity securities pursuant to and to the extent required by Bankruptcy Code section 1123(a)(6). Accordingly, the Plan satisfies Bankruptcy Code section 1123(a)(6).
(g)    Selection of Successor Entities (11 U.S.C. § 1123(a)(7)). The Debtors have properly and adequately disclosed the identity and affiliations of all individuals proposed to serve as the Debtors’ directors and officers on or after the Effective Date, as set forth in Exhibit I of the third Plan Supplement [Docket No. 476]. The appointment, employment, or manner of selection of such individuals or entities and the proposed compensation and indemnification arrangements for such individuals are consistent with the interests of Holders of Claims and Interests and with public policy. Thus, Bankruptcy Code section 1123(a)(7) is satisfied.
(h)    Postpetition Personal Service Payments (11 U.S.C. § 1123(a)(8)). The Debtors are not “individuals” (as that term is defined in the Bankruptcy Code), as such Bankruptcy Code section 1123(a)(8) is inapplicable to the Plan.
(i)    Impairment/Unimpairment of Classes of Claims and Interests (11 U.S.C. § 1123(b)(1)). Pursuant to Article III of the Plan, as set forth in Bankruptcy Code section 1123(b)(1), Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 5 (Intercompany Claims), and Class 6 (Intercompany Interests) are Unimpaired and Class 3 (Secured Prepetition Credit Agreement Claims), Class 4 (General Unsecured Claims), Class 7 (Section 510(b) Claims and Recharacterized Claims), and Class 8 (Interests in Melinta Therapeutics) are Impaired.
(j)    Assumption and Rejection (11 U.S.C. § 1123(b)(2)). Article VI of the Plan addresses the assumption and rejection of Executory Contracts and meets the requirements of Bankruptcy Code section 365. The Notice of Proposed Assumption or

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Assumption and Assignment of Certain Executory Contracts [Docket No. 287] (the “Cure Notice”), the Supplemental Notice of Proposed Assumption of Certain Executory Contracts [Docket No. 451], and Exhibit F of the Plan Supplement provided adequate notice of the Debtors’ assumption of Executory Contracts and the Cure Amounts relating thereto. The time given to parties-in-interest to object to the assumption or rejection of their Executory Contracts and the Cure Amounts relating thereto was and will be good and sufficient, and no other or further notice is required.
(k)    Global Settlement; Retention of Claims and Causes of Action and Reservation of Rights (11 U.S.C. § 1123(b)(3)). Pursuant to Bankruptcy Code section 1123(b)(3) and Bankruptcy Rule 9019, the Global Settlement Term Sheet [Docket No. 275] (as amended and restated by the Amended and Restated Global Settlement Term Sheet [Docket No. 411], the “Global Settlement Term Sheet” and the settlement embodied therein and incorporated into the Plan, the “Global Settlement”) constitutes a good faith compromise or settlement of all Claims, Interests, and controversies resolved thereunder, and the entry of this Confirmation Order constitutes approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Court that such compromise and settlement is (a) in the best interests of the Debtors, their Estates, and their respective property and stakeholders, including the holders of Claims and Interests, and (b) fair, equitable, and within the range of reasonableness. Further, in accordance and compliance with Bankruptcy Code section 1123(b)(3)(A), Section 5.10 of the Plan properly retains certain Causes of Action and certain Avoidance Actions of the Debtors and, in accordance and compliance with Bankruptcy Code section 1123(b)(3)(B), Section 5.04 of the Plan properly transfers the GUC Trust Causes of Action to the GUC Trust.

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(l)    No Sale of Substantially All Assets (11 U.S.C. § 1123(b)(4)). The Plan does not contemplate the sale of the Debtors’ assets. The distribution of 100% of the Reorganized Melinta Common Stock to the Holders of Secured Prepetition Credit Agreement Claims in full and final satisfaction, settlement, and release of and in exchange for each and every Allowed Secured Prepetition Credit Agreement Claim is not a sale of such Reorganized Melinta Common Stock. Thus, Bankruptcy Code section 1123(b)(4) is inapplicable.
(m)    Rights of Holders of Classes of Claims (11 U.S.C. § 1123(b)(5)). In accordance and in compliance with Bankruptcy Code section 1123(b)(5), the Plan properly modifies the rights of Holders of Claims in Class 3 (Secured Prepetition Credit Agreement Claims), Class 4 (General Unsecured Claims), and Class 7 (Section 510(b) Claims and Recharacterized Claims). The Plan leaves unaffected the rights of Holders of Claims in Class 1 (Other Priority Claims), Class 2 (Other Secured Claims) Class 5 (Intercompany Claims), and Class 6 (Intercompany Interests). Thus, the Plan complies with Bankruptcy Code section 1123(b)(5).
(n)     Additional Plan Provisions (11 U.S.C. § 1123(b)(6)). The Plan’s additional provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for: (i) the Global Settlement; (ii) distributions to Holders of Claims; (iii) transferring of the GUC Trust Assets to the GUC Trust; (iv) releases by the Debtors of the Released Parties; (v) releases by the Releasing Parties of the Released Parties; (vi) the injunction contained at Section 9.07 of the Plan; and (vii) the exculpation of the Exculpated Parties.

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(o)    Debtors Are Not Individuals (11 U.S.C. § 1123(c)). The Debtors are not individuals. Accordingly, Bankruptcy Code section 1123(c) is inapplicable in these Chapter 11 Cases.
(p)    Cure of Defaults (11 U.S.C. § 1123(d)). Section 6.02 of the Plan provides for the satisfaction of any defaults associated with each Executory Contract to be assumed pursuant to the Plan in accordance with Bankruptcy Code section 365(b)(1). Thus, the Plan complies with Bankruptcy Code section 1123(d).
L.    Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures Order, and other orders of this Court, thereby satisfying Bankruptcy Code section 1129(a)(2).
M.    Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, and the formulation, negotiation, and terms of the Plan and all modifications thereto, the Restructuring Support Agreement, and the Global Settlement Term Sheet and the Global Settlement contemplated thereby. The Chapter 11 Cases were filed, and the Plan and all modifications thereto, the Restructuring Support Agreement, and the Global Settlement Term Sheet were proposed, with the legitimate and honest purpose of reorganizing and maximizing the value of the Debtors and the recovery to Holders of Claims and Interests. Therefore, the Debtors have proposed the Plan in good faith and not by any means forbidden by law, and Bankruptcy Code section 1129(a)(3) is satisfied with respect to the Plan.

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N.    Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Any payment made or to be made by the Debtors for services or for costs and expenses in connection with the Chapter 11 Cases, including administrative expense and substantial contribution claims under Bankruptcy Code sections 503 and 507, or in connection with the Plan and incident to the Chapter 11 Cases, either has been approved by or is subject to the approval of the Court as reasonable, thereby satisfying Bankruptcy Code section 1129(a)(4).
O.    Disclosure of Identities of Successor Entities (11 U.S.C. § 1129(a)(5)). The Debtors, as proponents of the Plan, have complied with Bankruptcy Code section 1129(a)(5). The Debtors have properly and adequately disclosed the identity and affiliations of all individuals proposed to serve as the Debtors’ directors and officers on or after the Effective Date, as set forth in Exhibit I of the third Plan Supplement Docket No. 476]. The appointment, employment, or manner of selection of such individuals or entities and the proposed compensation and indemnification arrangements for such individuals are consistent with the interests of Holders of Claims and Interests and with public policy.
P.    No Rate Changes (11 U.S.C. § 1129(a)(6)). Bankruptcy Code Section 1129(a)(6) is satisfied because the Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.
Q.    Best Interests Test (11 U.S.C. § 1129(a)(7)). The liquidation analysis attached as Exhibit B to the Disclosure Statement, the Portage Point Declaration, and other evidence proffered or adduced at the Confirmation Hearing (1) are persuasive and credible, (2) are based upon reasonable and sound assumptions, (3) provide a reasonable estimate of the liquidation values of the Debtors upon hypothetical conversion to a case under chapter 7 of the Bankruptcy Code, and (4) establish that each Holder of a Claim or Interest in an Impaired Class

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that has not accepted the Plan will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date. Therefore, the Plan satisfies Bankruptcy Code section 1129(a)(7).
R.    Acceptance By Certain Classes (11 U.S.C. § 1129(a)(8)). Classes 1, 2, 5, and 6 are Unimpaired by the Plan and therefore, under Bankruptcy Code section 1126(f), such Classes are conclusively presumed to have accepted the Plan. All Voting Classes voted to accept the Plan, without including any acceptance of the Plan by any insider. The Plan has not been accepted by Classes 7, and 8, each of which is deemed to reject the Plan. Therefore, Bankruptcy Code section 1129(a)(8) has not been satisfied with respect to these Classes that are deemed to reject the Plan. Accordingly, Confirmation is sought pursuant to Bankruptcy Code section 1129(b) with respect to such Classes.
S.    Treatment of Administrative Claims, Priority Tax Claims, and Other Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims and Other Priority Claims under the Plan satisfies the requirements of Bankruptcy Code sections 1129(a)(9)(A) and (B), and the treatment of Priority Tax Claims under the Plan satisfies the requirements of Bankruptcy Code section 1129(a)(9)(C).
T.    Acceptance By Impaired Class (11 U.S.C. § 1129(a)(10)). At least one Impaired Class of Claims in the Chapter 11 Cases voted to accept the Plan determined without including any acceptance of the Plan by any “insiders.” Therefore, Bankruptcy Code section 1129(a)(10) is satisfied with respect to the Plan.
U.    Feasibility (11 U.S.C. § 1129(a)(11)). The information in the Disclosure Statement and the financial projections attached as Exhibit H to the second Plan Supplement

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(i) is persuasive and credible, (ii) has not been controverted by other evidence, and (iii) together with the evidence presented at the Confirmation Hearing, establishes that the Plan is feasible and provides adequate and appropriate means for its implementation, thereby satisfying the requirements of Bankruptcy Code section 1129(a)(11).
V.    Payment of Fees (11 U.S.C. § 1129(a)(12)). The Debtors have paid or, pursuant to the Plan, will pay by the Effective Date, fees payable under 28 U.S.C. § 1930, thereby satisfying Bankruptcy Code section 1129(a)(12).
W.    Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). The Debtors did not provide any retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at any time prior to confirmation of the Plan and therefore, Bankruptcy Code section 1129(a)(13) is inapplicable in these Chapter 11 Cases.
X.    No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). The Debtors are not required by a judicial or administrative order, or by statute, to pay a domestic support obligation. Accordingly, Bankruptcy Code section 1129(a)(14) is inapplicable in these Chapter 11 Cases.
Y.    Debtors Are Not Individuals (11 U.S.C. § 1129(a)(15)). The Debtors are not individuals, and accordingly, Bankruptcy Code section 1129(a)(15) is inapplicable in these Chapter 11 Cases.
Z.    No Applicable Non-bankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)). Each of Debtors is a moneyed business, commercial corporation, or trust and accordingly, Bankruptcy Code section 1129(a)(16) is inapplicable in these Chapter 11 Cases.
AA.    Section 1129(b); Confirmation of the Plan Over Nonacceptance of Impaired Classes. Classes 7 and 8 are deemed to reject the Plan (the “Rejecting Classes”).

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Pursuant to Bankruptcy Code section 1129(b), the Plan may be confirmed notwithstanding that not all Impaired Classes have voted to accept the Plan. All of the requirements of Bankruptcy Code section 1129(a) with respect to such Classes, other than section 1129(a)(8), have been met. With respect to the Rejecting Classes, no Holders of Claims or Interests junior to the Holders of such Classes will receive or retain any property under the Plan on account of such Claims or Interests. Additionally, no Class of Claims or Interests is receiving property under the Plan having a value more than the Allowed amount of such Claim or Interest. Further, the Plan does not unfairly discriminate among Classes of Claims and Interests because Holders of Claims with similar legal rights will not be receiving materially different treatment under the Plan. Specifically, classifications and recoveries under the Plan are based on the legal rights of Holders of Claims, including rights under applicable credit and debt agreements and security interests against the applicable Debtor. Accordingly, the Plan is fair and equitable and does not discriminate unfairly, as required by Bankruptcy Code section 1129(b), and may be confirmed under Bankruptcy Code section 1129(b) notwithstanding such Classes’ rejection or deemed rejection of the Plan.
BB.    Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan filed in each of these Chapter 11 Cases, and accordingly, Bankruptcy Code section 1129(c) is inapplicable in these Chapter 11 Cases.
CC.    Principal Purpose of Plan (11 U.S.C. § 1129(d)). No party-in-interest that is a Governmental Unit has objected to the confirmation of the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933 (15 U.S.C. § 77e). Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

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DD.    Small Business Case (11 U.S.C. § 1129(e)). None of these Chapter 11 Cases are a “small business case,” as that term is defined in the Bankruptcy Code, and, accordingly, Bankruptcy Code section 1129(e) is inapplicable.
EE.    Global Settlement. In accordance with Bankruptcy Rule 9019, the Plan is dependent upon and incorporates the terms of the Global Settlement. The Global Settlement is fair, equitable, reasonable, and appropriate in light of the facts and circumstances, and is in the best interests of the Debtors, the Estates, and the Holders of Claims and Interests. The terms of the Global Settlement are approved, and the Debtors, the Reorganized Debtors, the Settlement Parties (as defined in the Global Settlement Term Sheet), the GUC Trustee, and the GUC Trust Oversight Committee as applicable, are directed to implement, effectuate, and consummate any and all transactions contemplated by the Global Settlement.
FF.    Reorganized Melinta Common Stock. Issuance of the Reorganized Melinta Common Stock is an essential element of the Plan and is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests. The Debtors are authorized, without further approval of this Court, the board of directors or other governing body of any Debtor, the stockholders or other equity holders of any Debtor, or any other party, to issue the Reorganized Melinta Common Stock in accordance with the Plan, and to execute and deliver all agreements, documents, instruments, and certificates relating thereto. Pursuant to Bankruptcy Code section 1145(a), because the Reorganized Melinta Common Stock is being issued to the Holders of Secured Prepetition Credit Agreement Claims in exchange for such Claims, section 5 of the Securities Act and any state or local laws requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker dealing in, a security do not apply to such issuance. Further, the issuance of any securities pursuant to the Plan (including the

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issuance of the Reorganized Melinta Common Stock) is subject to and made in good faith and in reliance upon exemptions from the registration requirements of section 5 of the Securities Act and any state or local laws requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker dealing in, a security pursuant to Bankruptcy Code section 1145(a) and/or any other available exemption from registration, as applicable.
GG.    GUC Trust. Entry into the GUC Trust Agreement is in the best interests of the Debtors and the Debtors’ Estates and creditors. Each of the establishment of the GUC Trust, the selection of Sean A. Gumbs of FTI Consulting, Inc. to serve as the GUC Trustee, and the form of the proposed GUC Trust Agreement (as it may be modified or amended) is appropriate and in the best interests of the Debtors’ stakeholders. The GUC Trust Agreement shall, upon execution, be valid, binding, and enforceable in accordance with its terms. The Holders of Allowed Claims in Class 4 (General Unsecured Claims) shall receive beneficial interests in the GUC Trust entitling each Holder of and Allowed Class 4 General Unsecured Claim to receive its Pro Rata Share of any GUC Trust Distributable Cash, in accordance with the terms set forth in the Plan, the GUC Trust Agreement, and the Global Settlement Term Sheet.
HH.    Executory Contracts. The Debtors have exercised reasonable business judgment in determining whether to assume or reject their executory contracts and unexpired leases pursuant to Article VI of the Plan, which provides that except as otherwise provided under the Plan, each Executory Contract and Unexpired Lease of the Debtors shall be deemed automatically rejected (subject to certain exceptions, including, without limitation, those contracts that are expressly assumed pursuant to Section 6.03 of the Plan) pursuant to Bankruptcy Code sections 365 and 1123 subject to the occurrence of the Effective Date with such rejection to be effective as of such date. Each assumption or rejection of an Executory

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Contract pursuant to Article VI of the Plan shall be legal, valid, and binding upon the Debtors or Reorganized Debtors and their successors or assignees (if any) and all non-debtor parties (and their assignees or successors) to such Executory Contract, all to the same extent as if such assumption or rejection had been effectuated pursuant to an order of the Court entered before the Confirmation Date under Bankruptcy Code section 365.
II.    Adequate Assurance. The Debtors have cured, or provided adequate assurance that the Reorganized Debtors or their successors or assignees (if any) will cure, defaults (if any) under or relating to each of the executory contracts that are being assumed by the Debtors pursuant to the Plan. In addition, the Debtors have provided adequate assurance of future performance regarding the Executory Contracts that are being assumed by the Debtors, as contemplated pursuant to Bankruptcy Code section 365(b)(1)(C).
JJ.    Releases.
(a)    The release, injunction, indemnification, and exculpation provisions described in Article IX of the Plan, including Sections 9.04, 9.05, 9.06, and 9.07, were adequately disclosed and explained in the Disclosure Statement, in the Plan, and further on the Ballots and Opt-Out Forms with respect to the third-party releases set forth in Section 9.05 of the Plan (the “Third-Party Release”); are otherwise approved by this Court as appropriate pursuant to applicable law. The Third-Party Release is consensual as to each of the Releasing Parties and is binding upon each Releasing Party, including each Releasing Party that was afforded an opportunity to “opt out” of the Third-Party Release and did not timely do so in accordance with the procedures specified in the Plan, the Disclosure Statement, and the Ballots. Each of the release, injunction, indemnification, and exculpation provisions set forth in the Plan: (i) is within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), (b), and (d); (ii) is an essential means of

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implementing the Plan pursuant to Bankruptcy Code section 1123(a)(5); (iii) is an integral and nonseverable element of the transactions incorporated into the Plan; (iv) confers a material benefit on, and is in the best interests of, the Debtors, their Estates, and the Holders of Claims and Interests; (v) is important to the overall objectives of the Plan to finally resolve all Claims and Interests among or against the parties-in-interest in the Chapter 11 Cases with respect to the Debtors, their organization, operation, and reorganization; and (vi) is consistent with sections 105, 1123, 1129, and other applicable provisions of the Bankruptcy Code. The failure to give effect to the release, injunction, indemnification, and exculpation provisions set forth in the Plan, as approved by this Confirmation Order, would impair the Debtors’ ability to confirm and implement the Plan.
(b)    The Debtors Release set forth in Section 9.04 of the Plan is the product of extensive good faith, arm’s-length negotiations and settlements of the matters covered thereby. The compromises and settlements reflected therein are made in exchange for consideration and are fair, equitable, and reasonable, and are integral elements of the Chapter 11 Cases in accordance with the Plan.
KK.    Plan Conditions to Consummation. Each of the conditions precedent to the Effective Date, as set forth in Section 10.02 of the Plan, is reasonably likely to be satisfied or waived in accordance with the terms of the Plan.
LL.    [Reserved]
MM.    Burden of Proof. The Debtors, as proponents of the Plan, have met their burden of proving the elements of Bankruptcy Code sections 1129(a) and (b) by a preponderance of the evidence, which is the applicable evidentiary standard.

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NN.    Retention of Jurisdiction. This Court properly may retain jurisdiction over the matters set forth in Article XI of the Plan.
DECREES
NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

I.	Confirmation of the Plan
1.    Confirmation. The Plan, attached hereto as Exhibit A, including all Exhibits attached thereto or included in the Plan Supplement, is approved and confirmed under Bankruptcy Code section 1129. The Debtors are authorized to implement their provisions and consummate the Plan without any further authorization except as expressly required by the Plan or this Confirmation Order.
2.    Notice. Notice of the Plan, its exhibits, and all amendments and modifications thereto, the Disclosure Statement and the Solicitation Packages was proper and adequate.
3.    Objections. For the reasons stated on the record at the Confirmation Hearing, all Objections and all reservations of rights that have not been withdrawn, waived, or settled pertaining to the Confirmation of the Plan are overruled on the merits.
4.    Authorization to Implement the Plan. Upon the entry of this Confirmation Order, the Debtors, the Reorganized Debtors, the Settlement Parties, the GUC Trust, the GUC Trustee, the GUC Trust Oversight Committee, and any third-party Distribution Agent, as applicable, and their respective professionals, are authorized to take, or cause to be taken, all actions necessary or appropriate to implement all provisions of, and to consummate, the Plan, and to execute, enter into, or otherwise make effective all documents arising in connection therewith, prior to, on, and after the Effective Date. All such actions taken or caused

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to be taken shall be, and hereby are, authorized and approved by this Court, such that no further approval, act, or action need be taken under any applicable law, order, rule, or regulation, including, without limitation, (a) the incurrence of all obligations contemplated by the Plan and the making of Distributions and (b) the implementation of all settlements and compromises as set forth in or contemplated by the Plan.
5.    The Debtors are authorized to make payments required to be made under the Plan at any time on and after the Effective Date.
6.    Vesting of Assets and Operation as of the Effective Date. Except as otherwise explicitly provided in the Plan, on the Effective Date, all property comprising the Estates, including Causes of Action that are not released pursuant to the Plan (including, without limitation, pursuant to Section 9.04 thereof) or an order of the Bankruptcy Court, whether arising before or after the Petition Date, including any actions or categories of actions specifically enumerated in Exhibit E to the Plan Supplement, shall vest in the Reorganized Debtors which, as Debtors, owned such property or interest in property as of the Effective Date, free and clear of all Claims, Liens, charges, encumbrances, rights, and Interests. As of and following the Effective Date, the Reorganized Debtors, or the GUC Trust (as applicable) may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims, Interests, or Causes of Action without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Confirmation Order.
7.    Discharge, Releases, Injunctions, Limitations of Liability, and Exculpation. All discharge, releases, injunctions, limitations of liability, and exculpation provisions in the Plan, including, without limitation, those in Article IX of the Plan, are fair and

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equitable and are in the best interest of the Debtors and all parties-in-interest. Pursuant to the applicable provisions of the Bankruptcy Code and other applicable law, such provisions shall be effective and binding on all persons and entities, to the extent provided therein, and are hereby approved in their entirety. The Debtor Release set forth in Section 9.04 of the Plan is given for valuable consideration.
8.    Plan Classification and Treatment. All Claims and Interests shall be, and hereby are, classified and treated as set forth in the Plan. The Plan’s classification scheme shall be, and hereby is, approved. The classifications set forth in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes; (c) may not be relied upon by any creditor as representing the actual classification of such Claims under the Plan for distribution purposes; and (d) shall not bind the Debtors, the Reorganized Debtors, the GUC Trust, the GUC Trustee, or any third-party Distribution Agent. The treatment of Claims and Interests as provided for in the Plan is approved.
9.    Cancellation of Equity Securities and Related Documents. Except as otherwise provided in the Plan, on and after the Effective Date, all notes, instruments, certificates, agreements, indentures, securities, and other documents, in each case evidencing Interests in Melinta Therapeutics shall be deemed canceled and surrendered without any need for further action or approval of the Bankruptcy Court or any Holder or other person, and the obligations of the Debtors or the Reorganized Debtors, as applicable, thereunder or in any way related thereto shall be deemed terminated.

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10.    Substantive Consolidation. In light of the fact that substantive consolidation will promote a more equitable distribution of the Debtors’ assets, the substantive consolidation of the Chapter 11 Cases and Estates that comprise the Debtors is in the best interests of the Debtors’ stakeholders and is appropriate under Bankruptcy Code section 105(a) and is hereby approved for distribution purposes only. On the Effective Date, each Claim filed or to be filed against any Debtor shall be deemed filed only against Melinta Therapeutics and shall be deemed a single Claim against and a single obligation of Melinta Therapeutics for distribution purposes only and the claims register shall be updated accordingly without the need for further Court Order. This limited substantive consolidation effected pursuant to Section 5.01 of the Plan shall not otherwise affect the rights of any Holder of any Claim, or affect the obligations of any Debtor with respect to such Claim.
11.    Reorganized Corporate Governance Documents; Dissolution of Certain Entities. The terms of the corporate governance documents for Reorganized Melinta, as set forth in the third Plan Supplement (collectively, the “New Corporate Governance Documents”), and all related documents are approved in all respects. On the Effective Date, without further approval of this Court, the board of directors or other governing body of any Debtor or Reorganized Debtor, the stockholders or other equity holders of any Debtor or Reorganized Debtor, or any other party, each Reorganized Debtor will be and is authorized to enter into and/or execute the applicable New Corporate Governance Documents and any other documents or agreements related thereto, perform all of its obligations thereunder, and take such other actions as any of the stockholders, directors, or responsible officers of such Reorganized Debtor may determine are necessary, appropriate, or desirable in connection with the consummation of the transactions contemplated by, or related to, the New Corporate Governance

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Documents. On the Effective Date, Rib-X Therapeutics Ltd. shall be deemed dissolved under applicable law for all purposes without the necessity for any other or further actions to be taken by or on behalf of such Entities or payments to be made in connection therewith; provided, however, the Debtors or the Reorganized Debtors, as applicable, may, but are not required, to take any actions they determine to be desirable to effectuate the foregoing.
12.    Issuance of the Reorganized Melinta Common Stock. Issuance of the Reorganized Melinta Common Stock in accordance with the Plan is approved. The Debtors and the Reorganized Debtors, as applicable, are authorized and empowered, without further approval of this Court, the board of directors or other governing body of any Debtor or Reorganized Debtor, the stockholders or other equity holders of any Debtor or Reorganized Debtor, or any other party, to take such actions and to perform such acts as may be necessary, desirable, or appropriate to implement the issuance of the Reorganized Melinta Common Stock in accordance with the Plan and to execute and deliver all agreements, documents, securities, instruments, and certificates relating thereto. The Reorganized Melinta Common Stock to be issued under the Plan is hereby deemed issued as of the Effective Date regardless of the date on which it is actually distributed. All Reorganized Melinta Common Stock issued by the Reorganized Debtors pursuant to the provisions of the Plan is hereby deemed to be duly authorized, validly issued, fully paid, and non-assessable, and shall be free and clear of all taxes, Liens, preemptive rights, subscription rights, and similar rights, other than any rights set forth in the New Corporate Governance Documents.
13.    Exemption from Registration. The offering, issuance, and distribution of any securities pursuant to the Plan (including the Reorganized Melinta Common Stock) will be exempt from the registration requirements of section 5 of the Securities Act and any state or local

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laws requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker dealing in, a security, in each case, pursuant to section 1145 of the Bankruptcy Code and any other available exemption from registration, and such securities shall be treated as having been issued pursuant to the Plan and section 1145 of the Bankruptcy Code. In reliance upon these exemptions, the offer, issuance, and distribution of securities pursuant to the Plan will not be registered under the Securities Act or any applicable state “Blue Sky” laws.
14.    On and after the Effective Date, Reorganized Melinta Therapeutics will be a private company, and the governance of the Reorganized Debtors, and all documents or agreements relating thereto, shall be determined by the Supporting Lenders in their sole discretion and described and included in the Plan Supplement.
15.    As of the Effective Date: (a) any Reorganized Melinta Common Stock will not be registered under the Securities Act, listed on a national securities exchange, or quoted in the over-the-counter marketplace; (b) Reorganized Melinta Therapeutics and the other Reorganized Debtors will not be reporting companies under the Securities Act; (c) Reorganized Melinta Therapeutics and the other Reorganized Debtors will not be required to, and will not, file reports or other information with the Securities and Exchange Commission or any other person or agency; and (d) Reorganized Melinta Therapeutics and the other Reorganized Debtors will not be required to file monthly operating reports with the Bankruptcy Court after the Effective Date.
16.    Exemption from Certain Transfer Taxes and Recording Fees. To the fullest extent contemplated by Bankruptcy Code section 1146(a), any transfers of property pursuant to the Plan or any transfers of property made in connection therewith (whether such transfers are made by the Debtors, Reorganized Debtors, or other Person) shall not be subject to any stamp tax or similar tax, and upon entry of this Confirmation Order, the appropriate state or

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local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. The Bankruptcy Court shall retain specific jurisdiction with respect to these matters.
17.    Utility Deposits. On the Effective Date, the Debtors are authorized to release any and all funds deposited into any segregated accounts maintained for the benefit of any utility companies pursuant to any interim or final order of the Court approving the Debtors’ proposed form of adequate assurance of payment for future utility services and granting related relief.
18.    Continued Effect of Stays, Injunctions, and Trading Procedures. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under Bankruptcy Code sections 105(a) or 362 or any order of this Court shall remain in full force and effect until the Effective Date. The notice and hearing procedures for trading in, or claims of worthlessness with respect to, Interests in Melinta Therapeutics [Docket No. 284], shall remain in full force and effect notwithstanding the occurrence of the Effective Date.

II.	Unexpired Leases and Executory Contracts
19.    Rejection and Assumption of Executory Contracts and Unexpired Leases. The Executory Contract and Unexpired Lease provisions of Article VI of the Plan are approved.
(a)    Upon the occurrence of the Effective Date, each Executory Contract and Unexpired Lease shall be deemed rejected in accordance with, and subject to, sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such

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Executory Contract or Unexpired Lease: (i) is listed on the Schedule of Assumed Executory Contracts contained in the Plan Supplement; (ii) has been previously assumed by the Debtors by Final Order of the Bankruptcy Court or has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iii) is the subject of a motion to assume pending as of the Effective Date; or (iv) is an Insurance Contract. This Confirmation Order constitutes an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Counterparties to Executory Contracts or Unexpired Leases that are deemed rejected as of the Effective Date shall have the right to assert any Claim on account of the rejection of such Executory Contracts or Unexpired Leases subject to compliance with the requirements of the Plan.
(i)    [Reserved]
(ii)    Rejection Damages Claim Procedures. Unless otherwise provided by a Bankruptcy Court order, any proofs of Claim asserting Claims arising from the rejection of the Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Claims and Solicitation Agent no later than 30 days after the later of the Effective Date, the effective date of rejection, or the date notice of such rejection is transmitted by the Reorganized Debtors, as applicable, to the counterparty to such Executory Contract or Unexpired Lease. The Reorganized Debtors shall provide the GUC Trustee with a copy of all notices of rejection transmitted to counterparties as and when transmitted. The Reorganized Debtors or the GUC Trustee, as applicable, shall be entitled to object to, and seek disallowance of, any proofs of Claim arising from the rejection of Executory Contracts and Unexpired Leases, including on the grounds that they were not timely filed and served.

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(iii)    Reservation of Rights. Notwithstanding anything herein to the contrary, prior to the Effective Date, the Debtors may amend their decision with respect to the rejection of any Executory Contract or Unexpired Lease, without limiting the Debtors’ right under paragraph 19(c)(vi) of this Order to amend their decision with respect to certain Executory Contracts and Unexpired Leases until the earlier of (x) 21 days following the entry of a Final Order determining the Cure Amount as greater than the amount that had been posited by the Debtors or the Reorganized Debtors or requiring adequate assurance of future performance in an amount greater than had been proposed by the Debtors or the Reorganized Debtors or (y) payment of the Cure Amount.
(b)    Executory Contracts and Unexpired Leases to Be Assumed. Upon the occurrence of the Effective Date, and subject to paragraph 35, each Executory Contract that (i) is listed on the Schedule of Assumed Executory Contracts and Unexpired Leases contained in the Plan Supplement; (ii) has been previously assumed by the Debtors by Final Order of the Bankruptcy Court or has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iii) is the subject of a motion to assume pending as of the Effective Date; or (iv) is an Insurance Contract, shall be deemed assumed, in accordance with, and subject to, sections 105, 365 and 1123 of the Bankruptcy Code as of the Effective Date; provided, however, that no Executory Contract subject to a timely filed objection to assumption (whether to Cure Amount, adequate assurance of future performance, or otherwise) pending as of the Effective Date shall be assumed prior to the resolution of such objection.
(c)    This Confirmation Order is an order of the Bankruptcy Court approving such assumptions pursuant to sections 105, 365 and 1123 of the Bankruptcy Code as

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of the Effective Date. To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan (including any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the Reorganized Debtors’ assumption of such Executory Contract or Unexpired Lease, then such provision shall be deemed modified such that the transactions contemplated by the Plan will not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Each Executory Contract or Unexpired Lease assumed pursuant to Article VI of the Plan will revest in and be fully enforceable by the Reorganized Debtors except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.
(i)    Modifications, Etc. Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements have been previously rejected or repudiated or are rejected or repudiated pursuant to the Plan. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.
(ii)    Proofs of Claim Based on Assumed Contracts or Leases. Any and all proofs of Claim based on Executory Contracts and Unexpired Leases that have been

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assumed or assumed and assigned in the Chapter 11 Cases, including under the Plan, except proofs of Claim asserting Cure Amounts, pursuant to the order approving such assumption or assumption and assignment, including the Sale Order and the Confirmation Order, shall be deemed Disallowed and expunged from the Claims register as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court.
(iii)    Cure Proceedings and Payments. Except with respect to Executory Contracts and Unexpired Leases for which the Cure Amount is zero dollars, or for which the Cure Amount is in dispute, the Cure Amount shall be satisfied by the Reorganized Debtors, if any, by payment of the Cure Amount in Cash within 30 days following the occurrence of the Effective Date or as soon as reasonably practicable thereafter, or on such other terms as may be ordered by the Bankruptcy Court or agreed upon by the parties to the applicable Executory Contract or Unexpired Lease without any further notice to or action, order, or approval of the Bankruptcy Court.
(iv)    Any provisions or terms of the Executory Contracts or Unexpired Leases to be assumed pursuant to the Plan that are, or may be, alleged to be in default, shall be satisfied solely by payment of the Cure Amount, or by an agreed-upon waiver of the Cure Amount. If there is a dispute regarding such Cure Amount, the ability of the Reorganized Debtors to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of the Cure Amount shall occur within 30 days after entry of a Final Order resolving such dispute, approving such assumption, or as may be agreed upon by the Reorganized Debtors and the counterparty to the Executory Contract or Unexpired Lease; provided, however, that the Reorganized Debtors shall have the right either to reject or nullify the assumption of any

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Executory Contract or Unexpired Lease within 21 days following the entry of a Final Order determining the Cure Amount as greater than the amount that had been posited by the Reorganized Debtors, or requiring adequate assurance of future performance in an amount greater than had been proposed by the Reorganized Debtors.
(v)    Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cure Amount, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption, as applicable.
(vi)    Reservation of Rights. Notwithstanding anything to the contrary herein, prior to the Effective Date, the Debtors may amend their decision with respect to the assumption of any Executory Contract or Unexpired Lease and provide a new notice amending the information provided in the applicable notice. In the case of an Executory Contract or Unexpired Lease designated for assumption that is the subject of a Cure Amount objection that has not been resolved prior to the Effective Date, the Reorganized Debtors may designate such Executory Contract or Unexpired Lease for rejection at any time prior to the earlier of (x) 21 days following the entry of a Final Order determining the Cure Amount as greater than the amount that had been posited by the Debtors or the Reorganized Debtors or requiring adequate assurance of future performance in an amount greater than had been proposed by the Debtors or the Reorganized Debtors or (y) payment of the Cure Amount, as set forth in Section 6.03 of the Plan, and shall promptly thereafter provide such notice of such designation to the GUC Trustee.

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(vii)    Related Documents. Except as otherwise provided for in the Plan, all notes, instruments, certificates, agreements, indentures, mortgages and other documents related to Executory Contracts and Unexpired Leases that are rejected pursuant to the Plan or otherwise shall not be enforceable against the Reorganized Debtors or their property.
(d)    General Reservation of Rights. Neither the exclusion nor inclusion of any contract or lease on the Schedule of Assumed Executory Contracts and Unexpired Leases, nor anything contained in the Plan, shall constitute an admission by the Debtors, the Reorganized Debtors, the Committee, or the GUC Trustee, that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that the Debtors, the Reorganized Debtors or the GUC Trustee, or any of their Affiliates, has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Reorganized Debtors shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.
20.    Postpetition Contracts and Leases. Contracts and leases entered into after the Petition Date by the Debtors may be performed by the Reorganized Debtors in the ordinary course of business in accordance with the terms thereof.
21.    Amendment of Contract Schedules. For the avoidance of doubt, the Debtors may amend, modify, or supplement the Schedule of Assumed Executory Contracts and the Schedule of Rejected Executory Contracts from time to time, but only within the timeframes set forth herein, including, without limitation, in paragraphs 19(a)(iii), 19(c)(iv), 19(c)(vi), and 19(d) hereof.

III.	Bar Dates and Other Deadlines

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22.    Administrative Claims Bar Date. Except as otherwise provided herein or in the Plan and as set forth in Sections 2.02 and 2.03 of the Plan, all requests for payment of an Administrative Claim must be filed, in substantially the form of the Administrative Claim Request Form contained in Exhibit A to the Plan Supplement, with the Claims and Solicitation Agent and served on counsel for the Debtors and the GUC Trustee no later than the Administrative Claims Bar Date, which shall be thirty days after the Effective Date of the Plan, unless otherwise ordered by the Bankruptcy Court (except with respect to (a) Professional Claims; (b) Administrative Claims Allowed by a Final Order of the Bankruptcy Court on or before the Effective Date; (c) Administrative Claims that are not Disputed and arose in the ordinary course of business and were paid or are to be paid in accordance with the terms and conditions of the particular transaction giving rise to such Administrative Claim; (d) Restructuring Expenses; or (e) Administrative Claims arising under chapter 123 of title 28 of the United States Code). Holders of Administrative Claims that are required to, but do not, file and request payment of such Administrative Claim(s) by the applicable Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed disallowed in full as of the Effective Date, absent further order of this Court.
23.    Professional Claims. In accordance with and pursuant to Section 2.03 of the Plan, the amount of Professional Claims owing to the Professionals will be paid in Cash upon approval of such Claims by the Bankruptcy Court; provided that, in accordance with Section 2.03 of the Plan, all final requests for payment of Professional Claims must be filed no later than 45 days after the Effective Date; provided, further, that all requests for payment of Professional Claims shall be made in accordance with the applicable terms of the Order Establishing

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Procedures for Interim Compensation and Reimbursement of Expenses of Professionals [Docket No. 256].
24.    Distribution Record Date. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, the Distribution Record Date for determining which Holders of certain Allowed Claims are eligible to receive distributions under the Plan shall be the Confirmation Date.

IV.	GUC Trust
25.    GUC Trust Oversight Committee. The appointment of TrialCard Inc., Lonza Ltd., and Amplity, Inc. to the GUC Trust Oversight Committee is hereby approved. Each of the members of the GUC Trust Oversight Committee shall have all rights, powers, duties, and protections afforded the GUC Trust Oversight Committee and its members under the Plan and the GUC Trust Agreement. The Oversight Committee shall terminate and be disbanded, with all members deemed to have resigned therefrom upon the earlier of (a) the payment in full of all Allowed Class 4 General Unsecured Claims and (b) the termination of the GUC Trust Agreement in accordance with its terms.
26.    GUC Trust. The formation, rights, powers, duties, structure, obligations, and other matters pertaining to the GUC Trust shall be governed by Article V of the Plan and the GUC Trust Agreement (which such agreement shall be substantially in the form of Exhibit B to the Plan Supplement) is hereby approved. Sean A. Gumbs of FTI Consulting, Inc. is hereby appointed as the GUC Trustee.
27.    The GUC Trust Oversight Committee shall oversee the GUC Trustee and the GUC Trustee shall consult with, and seek the consent of, the Oversight Committee as provided for the in GUC Trust Agreement. In furtherance of and consistent with the purpose of

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the GUC Trust, the Plan, and this Confirmation Order, subject to the terms and conditions contained in the GUC Trust Agreement, in the Plan, or in this Confirmation Order, the GUC Trustee shall (a) hold the GUC Trust Assets for the benefit of Beneficiaries (as defined in the GUC Trust Agreement), and (b) authorize and effectuate distributions of GUC Trust Distributable Cash, if any, in its commercially reasonable determination (in consultation with the GUC Trust Oversight Committee). The GUC Trustee shall be responsible for all decisions and duties with respect to the GUC Trust and the GUC Trust Assets. In all circumstances, the GUC Trustee shall act in the best interests of all Beneficiaries and in furtherance of the purpose of the GUC Trust, and shall use commercially reasonable efforts to dispose of the GUC Trust Assets and to make timely distributions and not unduly prolong the duration of the GUC Trust.
28.    Transfer of GUC Trust Assets. On the Effective Date, (a) the Initial GUC Trust Funding Amount shall be transferred to the GUC Trust and (b) all GUC Trust Causes of Action shall be vested in the GUC Trust. The GUC Trust will be administered by the GUC Trustee subject to the oversight and direction of the GUC Trust Oversight Committee. On the Effective Date, or as soon as reasonably practical thereafter and provided that the Global Settlement Term Sheet remains in full force and effect and has not terminated, the Vatera GUC Trust Contribution shall be transferred to the GUC Trust. The Debtors and the Reorganized Debtors shall have no direct or indirect control, influence, or authority over the GUC Trust, the GUC Trustee, or the GUC Trust Oversight Committee or any of their respective decisions. The GUC Trust shall be a legally separate and distinct Entity from the Debtors or the Reorganized Debtors. Notwithstanding anything to the contrary herein, the GUC Trust Oversight Committee and the GUC Trustee shall collectively have the exclusive control over all aspects of the GUC Trust Causes of Action, including the investigation, prosecution and disposition of same, in

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accordance with the terms of the GUC Trust Agreement, and the Reorganized Debtors shall have no rights, powers or duties with respect to any aspect of any of the GUC Trust Assets.
29.    The Reorganized Debtors shall reasonably cooperate in good faith with the GUC Trustee in the administration of the GUC Trust, the parties agreeing, that (a) the GUC Trustee may make reasonable requests for records and documents held by the Reorganized Debtors and assistance from individual persons employed by the Reorganized Debtors, in connection with the GUC Trustee’s pursuit of objections to claims and his administration of the GUC Trust and the Reorganized Debtors shall provide reasonable cooperation in responding to such requests, at no cost to the GUC Liquidating Trust; provided, however, that the GUC Trustee shall use reasonable best efforts to make all such requests within 60 days of the Effective Date, (b) the Reorganized Debtors are not fiduciaries or agents of the GUC Trust and owe no duties or obligations to the GUC Trust or the Beneficiaries except as otherwise set forth in the Confirmation Order, the Plan, or this Agreement, (c) the Reorganized Debtors, by providing information to the GUC Trustee, shall not be deemed to warrant as to the accuracy or completeness of any information provided, (d) the GUC Trustee shall reimburse the Reorganized Debtor for any legal fees reasonably incurred to the extent that a representative of a reorganized Debtor must provide testimony or otherwise participate in litigation resulting from matters being defended or pursued by the GUC Trustee, and (e) where the Reorganized Debtors deem one or more requests for information made by the GUC Trustee to be (i) unreasonable in terms of the time, effort and expense of the request measured against the benefit to be gained or (ii) made, without reasonable justification, more than 60 days after the Effective Date, the Reorganized Debtors may refuse to cooperate with the GUC Trustee (a “Dispute”). If a Dispute occurs under Section 2.7 of the GUC Trust Agreement, and the GUC Trustee and the Reorganized Debtors

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cannot resolve the Dispute without outside assistance, then the Court shall retain jurisdiction to hear and determine such dispute under Section 2.7 of the GUC Trust Agreement.

V.	Injunction, Release, and Exculpation Provisions
30.    Discharge of Debtors. Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in the Plan or this Confirmation Order, and effective as of the Effective Date: (a) Confirmation of the Plan discharges the Debtors and the Reorganized Debtors with respect to all Claims and Interests, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, at law, in equity, or otherwise, including any interest accrued on such Claims from and after the Petition Date, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, but not limited to, Claims and Interests that arose before the Effective Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (i) a proof of Claim or Interest based upon such Claim, debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim or Interest based upon such Claim, debt, right, or Interest is Allowed under section 502 of the Bankruptcy Code, or (iii) the Holder of such a Claim, right, or Interest accepted the Plan; (b) the Plan shall bind all Holders of Claims and Interests notwithstanding whether any such Holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) the Debtors and the Reorganized Debtors shall be released in full from all Claims and Interests, and the Debtors and the Reorganized Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (d) all Entities shall be precluded from asserting against the

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Debtors, the Estates, or the Reorganized Debtors, their successors and assigns, and their assets and properties any other Claims, Interests, or obligations based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. This Confirmation Order is a judicial determination of the discharge of all Claims against and Interests in the Debtors, subject to the occurrence of the Effective Date.
31.    Debtor Release.
(a)    As of the Effective Date, except for the rights, if any, that remain in effect from and after the Effective Date to enforce the Plan and the Definitive Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, and except as otherwise provided in the Plan or in this Confirmation Order, the Released Parties, in all capacities, will be deemed forever released, to the maximum extent permitted by law, by the Debtors, the Reorganized Debtors, the Estates, all affiliates or subsidiaries managed or controlled by the foregoing, and each of their predecessors, successors and assigns, subsidiaries, and affiliates, and all of their respective current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, and such persons’ respective heirs, executors, estates, servants, and nominees, from any and all Claims, Interests, or Causes of Action whatsoever, including any derivative Claims, asserted or that could have been asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, at law, in equity, or otherwise, that such Entity would have been legally entitled to assert (whether

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individually or collectively), based on, relating to, or arising from, in whole or in part, directly or indirectly, in any manner whatsoever, the Debtors, the assets, liabilities, operations, or business of the Debtors, the Restructuring (as defined in the Restructuring Support Agreement), the Chapter 11 Cases, the purchase, transfer, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the making of any loan to the Debtors or the Reorganized Debtors, any royalty arrangement with any Debtor, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, preparation, or consummation of the Plan, the Term Sheet, the Restructuring Support Agreement, the Definitive Documents, or any related agreements, instruments, or other documents, or the solicitation of votes with respect to the Plan, in all cases based upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided that nothing in the Plan shall be construed to release the Released Parties from willful misconduct or actual fraud as determined by a Final Order; provided, further, that, on or promptly following the Effective Date, the Debtors and MedCo shall dismiss with prejudice all claims pending against one another and their current and former directors and officers and all claims asserted by the Debtors in any pending litigation against MedCo (and their current and former directors and officers, to the extent applicable) shall be released; provided, further, that the dismissal shall not impair MedCo’s ability to assert and liquidate a prepetition general unsecured claim, solely against the Debtors, with respect to any such pending claims, subject to the terms of the subordination set forth in Section 5.04 of the Plan. Notwithstanding the foregoing, no claim of the Debtors against any former employee of the Debtors on account of

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such former employee’s failure to return any amount awarded to him or her pursuant to the Debtors’ prepetition employee bonus and retention plan in accordance with the terms of the applicable letter agreement governing the same is released pursuant to Section 9.04 of the Plan.
(b)    Entry of this Confirmation Order constitutes the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good-faith settlement and compromise of the claims released by the Debtor Release; (iii) in the best interests of the Debtors and all Holders of Claims and Interests; (iv) fair, equitable, and reasonable; (v) given and made after due notice and opportunity for hearing; and (vi) a bar to any of the Debtors or the Reorganized Debtors or their respective Estates or the GUC Trustee asserting any claim, Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property, released pursuant to the Debtor Release.
32.    Third-Party Release.
(a)    As of the Effective Date, the Releasing Parties conclusively, absolutely, unconditionally, irrevocably, and forever release (and each entity so released shall be deemed released by the Releasing Parties) the Released Parties, in all capacities, and their respective property from any and all Claims, Interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or their Estates, any Claims or causes of action asserted on behalf of any Holder of any Claim or any Interest or that any Holder of a Claim or an Interest would have been legally entitled to assert, whether known or unknown,

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foreseen or unforeseen, existing or hereinafter arising, at law, in equity, or otherwise, that such Releasing Party would have been legally entitled to assert in their own right (whether individually or collectively), based on or relating to, or in any manner arising prior to the Effective Date from, in whole or in part, directly or indirectly, in any manner whatsoever, the Debtors, the assets, liabilities, operations, or business of the Debtors, the Restructuring (as defined in the Restructuring Support Agreement), the Chapter 11 Cases, or the Restructuring Support Agreement, the purchase, sale, transfer, or rescission of any debt, security, asset, right, or interest of the Debtors or the Reorganized Debtors, the making of any loan to the Debtors or the Reorganized Debtors, any royalty arrangement with any Debtor, the subject matter of, or the transactions or events giving rise to, any Claim against or Interest in the Debtors that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the negotiation, formulation, or preparation of the Restructuring documents or related agreements, instruments, or other documents, including the Plan, the Term Sheet, the Restructuring Support Agreement, the Definitive Documents (as defined in the Restructuring Support Agreement), or any related agreements or instruments, or the solicitation of votes with respect to the Plan, or any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided that nothing in the Plan shall be construed to release the Released Parties from any claims based upon willful misconduct or intentional fraud as determined by a Final Order.
(b)    Entry of this Confirmation Order constitutes the Bankruptcy Court’s approval of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is (i) given and made after due notice and

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opportunity for hearing; (ii) consensual as to all Releasing Parties due to such parties’ acceptance of the Plan or lack of objection to or failure to opt out of the Third-Party Release; and (iii) a bar to any of the Releasing Parties asserting any claim, Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property released pursuant to the Third-Party Release.
(c)    Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan and/or this Confirmation Order, this release shall not (i) preclude the United States Securities and Exchange Commission (“SEC”) from enforcing its police or regulatory powers; or, (ii) operate to release any claims or causes of action held directly (but not derivatively) by the SEC against any non-Debtor person or non-Debtor entity.
33.    Exculpation and Limitation of Liability. To the maximum extent permitted by applicable law, no Exculpated Party will have or incur, and each Exculpated Party is hereby released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, remedy, loss, and liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases; the negotiation and pursuit of the Restructuring (as defined in the Restructuring Support Agreement), the Disclosure Statement, the Restructuring Support Agreement, the Plan, or the solicitation of votes for, or confirmation of, the Plan; the funding or consummation of the Plan; the Debtors’ sales and marketing process, the Bidding Procedures, the Bidding Procedures Motion, and the Bidding Procedures Order; the occurrence of the Effective Date; the administration of the Plan or the property to be distributed under the Plan; the issuance of securities under or in connection with the Plan; or the transactions in furtherance of any of the foregoing, except for fraud or willful misconduct, as determined by a Final Order. This exculpation will be in addition to, and not in limitation of, all other releases,

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indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability, and this exculpation is not intended to, and shall not, limit the releases given by the Releasing Parties or to the Released Parties under the Plan. Notwithstanding Section 1.54 of the Plan, no Exculpated Party shall be exculpated for conduct after the Effective Date.
34.    Injunction.
(a)    Upon entry of this Confirmation Order, all persons acting in any capacity, including all Holders of Claims and Interests and their respective present or former employees, agents, officers, directors, principals, and affiliates, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan and the Restructuring (as defined in the Restructuring Support Agreement) in relation to any Claim, Interest, security or agreement, or Cause of Action that is extinguished, discharged, cancelled, surrendered or released pursuant to the Plan
(b)    Except as expressly provided in the Plan, this Confirmation Order, or a separate order of the Bankruptcy Court or as agreed to by the Debtors and a Holder of a Claim against or Interest in a Debtor, all Entities that have held, hold, or may hold Claims against or Interests in the Debtors whether or not such parties have voted to accept or reject the Plan and other parties-in-interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates are permanently enjoined, on and after the Effective Date, solely with respect to any Claim, Interest, security or agreement, or Cause of Action that is extinguished, discharged, cancelled, surrendered or released pursuant to the Plan, from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative, or other forum) against or affecting the Released Parties or the

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property of any of the Released Parties, (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Released Parties or the property of any of the Released Parties, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties or the property of any of the Released Parties, (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Released Parties or the property of any of the Released Parties, except as contemplated by the Plan; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.
(c)    The injunctions in the Plan shall extend to any successors of the Debtors and the Reorganized Debtors and their respective property and interests in property.

VI.	Objections
35.    United States of America. Notwithstanding any provision to the contrary in the Plan, this Order, or any Plan documents (collectively, “Documents”):
(a)    Solely as to the United States, nothing in the Documents shall: (1) discharge, release, enjoin, impair or otherwise preclude (a) any liability to the United States that is not a “claim” within the meaning of section 101(5) of the Bankruptcy Code (“claim”), (b) any claim of the United States arising after the Confirmation Date, or (c) any liability of any entity or person under police or regulatory statutes or regulations to any Governmental Unit (as defined by section 101(27) of the Bankruptcy Code) as the owner, lessor, lessee or operator of property or rights to property that such entity owns, operates or leases after the Confirmation Date; (2) release, nullify, preclude or enjoin the enforcement of any police or regulatory power; (3) expand

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the scope of Bankruptcy Code Section 525; (4) pursuant to Bankruptcy Code Sections 105, 365 and 1123, authorize the assumption, sale, assignment or other transfer of any federal (i) grants, (ii) grant funds, (iii) contracts, (iv) property, including, but not limited to, intellectual property and patents, (v) leases, (vi) agreements or other interests of the federal government (collectively, “Federal Interests”) without compliance by the Debtors and the Reorganized Debtors with all terms of the Federal Interests and with all applicable non-bankruptcy law; (5) be interpreted to set cure amounts or to require the United States to novate, approve or otherwise consent to the assumption, transfer or assignment of any Federal Interests; (6) authorize the assumption, transfer or assignment of any governmental police or regulatory (i) license, (ii) permit, (iii) registration, (iv) authorization or (v) approval, or the discontinuation of any obligation thereunder, without compliance with all applicable legal, requirements, obligations and approvals under non-bankruptcy laws; (7) confer exclusive jurisdiction to the Bankruptcy Court with respect to the Federal Interests, claims, liabilities and Causes of Action, except to the extent set forth in 28 U.S.C. § 1334 (as limited by any other provisions of the United States Code); (8) waive, alter or otherwise limit the United States’ property rights with respect to the Federal Interests, including, but not limited to, inventory, patents, intellectual property, licenses, and data; (9) release, exculpate, enjoin, impair or discharge any non-Debtor from any claim, liability, suit, right or Cause of Action of the United States; (10) cause a late filed claim of the United States to be disallowed pursuant to the Plan if it would otherwise be allowed pursuant to the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure or applicable law, without prejudice to the right of the Debtors, the Reorganized Debtors, and/or the GUC Trust to object to any claim of the United States on any appropriate ground, including that it is late filed; (11) affect any setoff or recoupment rights of the United States and such rights are preserved; (12) require the United

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States to file an administrative claim in order to receive payment for any liability described in Section 503(b)(1)(B) and (C) pursuant to Section 503(b)(1)(D) of the Bankruptcy Code; (13) constitute an approval or consent by the United States without compliance with all applicable legal requirements and approvals under non-bankruptcy law; (14) be construed as a compromise or settlement of any liability, claim, Cause of Action or interest of the United States; (15) expand or limit the scope of Section 502 of the Bankruptcy Code with respect to the claims of the United States; or (16) cause the filing of any claim, including, but not limited to, amended claims, by the United States to be automatically disallowed and expunged on or after the Effective Date.
(b)    Administrative expense claims of the United States allowed pursuant to the Plan or the Bankruptcy Code shall accrue interest and penalties as provided by non-bankruptcy law until paid in full to the extent such interest and penalties are allowed pursuant to the Bankruptcy Code. To the extent the Priority Tax Claims of the United States (including any penalties, interest or additions to tax entitled to priority under the Bankruptcy Code) allowed pursuant to the Bankruptcy Code or the Plan are not paid in full in cash on the Effective Date, then such Priority Tax Claims shall accrue interest commencing on the Effective Date at the rate set forth in Section 511 of the Bankruptcy Code. Moreover, nothing shall effect a release, injunction or otherwise preclude any claim whatsoever against any Debtor or any of the Debtors’ Estates (but, for the avoidance of doubt, not against any Reorganized Debtor) by or on behalf of the United States for any liability arising a) out of pre-petition or post-petition tax periods for which a return has not been filed or b) as a result of a pending audit or audit that may be performed with respect to any pre-petition or post-petition tax period. Further, nothing shall enjoin the United States from amending any claim against any Debtor or any of the Debtors’ Estates with respect to any tax liability a) arising out of pre-petition or post-petition tax periods

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for which a tax return has not been filed or b) from a pending audit or audit that may be performed with respect to any pre-petition or post-petition tax period. Any liability arising a) out of pre-petition or post-petition tax periods for which a return has not been filed or b) as a result of a pending audit or audit which may be performed with respect to any pre-petition or post-petition tax period shall be paid in accordance with 1129(a)(9)(A) and (C) of the Bankruptcy Code. Without limiting the foregoing but for the avoidance of doubt, nothing contained in the Documents shall be deemed to bind the United States to any characterization of any transaction for tax purposes or to determine the tax liability of any person or entity, including, but not limited to, the Debtors and the Reorganized Debtors, nor shall the Documents be deemed to have determined the federal tax treatment of any item, distribution, or entity, including the federal tax consequences of the Plan, nor shall anything in the Documents be deemed to have conferred jurisdiction upon the Bankruptcy Court to make determinations as to federal tax liability and federal tax treatment except as provided under Section 505 of the Bankruptcy Code.
(c)    The federal contract identified in the Debtors’ Schedule of Eliminated Agreements [Docket No. 452-1] (the “Schedule of Eliminated Agreements”) as the Biomedical Advanced Research and Development Authority (BARDA) - Contract HHSO100201400002C (Vabomere) (the “BARDA Agreement”) is deemed removed from the Schedule of Eliminated Agreements and shall be treated as an expired, non-executory contract and neither assumed nor rejected. Without limiting the foregoing but for the avoidance of doubt, notwithstanding any provision to the contrary in the Documents, the Debtors will not seek to reject a federal contract without giving notice to the federal party to the contract and the United States Attorney for the District of Delaware. Any federal contract rejected by the Debtors shall

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not be subject to Article VI, Section 6.02(a) of the Plan and shall be treated in accordance with the applicable provisions of the Bankruptcy Code.
36.    Cigna. For the avoidance of doubt, all of the Employee Benefits Agreements, as defined in the Objection of Cigna to Supplemental Notice of Proposed Assumption of Certain Executory Contracts [Docket No. 457] filed by Cigna Health and Life Insurance Company, et al. (“Cigna Objection”) are deemed Insurance Contracts for purposes of the Plan and Section 6.05 thereof, and this paragraph 36, together with Section 6.05 of the Plan, fully resolves the Cigna Objection.
37.    McKesson. The Core Distribution Agreement between McKesson Corporation and Melinta Therapeutics, Inc. dated as of October 5, 2017 ( the “Distribution Agreement”), which includes and incorporates the McKesson Supplier Terms & Conditions (“STC”, which together with the Distribution Agreement constitute the “McKesson Assumed Agreement”) shall be assumed as of the Effective Date subject to the proviso set forth in this paragraph and without any cash cure payment obligation; provided, however, that notwithstanding anything to the contrary in the Plan or this Order, any rights of McKesson (as that term is defined in the STC) to “set-off, recoup, deduct and apply” pursuant to Section 2.C of the STC due under the Debtors’ agreements with McKesson Corporation, CoverMyMeds LLC, or NDCHealth Corporation d/b/a RelayHealth shall pass through to the Reorganized Debtors and survive assumption so that nothing in the Plan, this Order, or 11 U.S.C. § 365 shall affect the parties’ rights or obligations with respect thereto. The parties’ rights are expressly reserved with respect to whether McKesson (as that term is defined in the STC) had, has, or will have any valid and enforceable rights under the McKesson Assumed Agreement to “set-off, recoup, deduct and apply,” such that McKesson’s ability to assert such rights is preserved as well as the Debtors’ and

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Reorganized Debtors’ rights to contest any such assertion by McKesson. The inclusion of this paragraph in this Order resolves in its entirety McKesson Corporation’s (1) Objection To Cure Amount Set Forth In Notice Of Proposed Assumption Of Certain Executory Contracts; And (2) Limited Objection To Confirmation Of First Amended Plan Of Reorganization [Docket No. 458].
38.    CyDex. Notwithstanding anything in the Plan (including the Plan Supplement) or this Order to the contrary, the License (as defined in the Limited Objection and Reservation of Rights of CyDex Pharmaceuticals, Inc. to Debtors' Notice of Proposed Assumption and Assignment of Certain Executory Contracts [Docket No. 361]) is not assumed pursuant to the Plan or this Order. The Debtors will not seek to assume the Cydex License except by motion, upon notice to CyDex Pharmaceuticals, Inc. (“CyDex”). The CyDex License, if assumed by motion, shall not be subject to the provisions of the Plan governing (directly or indirectly) the assumption of Executory Contracts or the corollary provisions of this Order and shall instead be treated in accordance with the applicable provisions of the order, if any, approving assumption of the CyDex License. The Debtors’ right to file any such assumption motion, and CyDex’s right to oppose any such assumption motion, are preserved. In the event of rejection of the CyDex License, section 6.02(a) of the Plan and the corresponding provisions of the Confirmation Order shall not apply to the CyDex License. The Debtors will proceed by notice of rejection with a reasonable opportunity for CyDex to object, and the rights of the parties as to the effect of rejection are preserved.

VII.	Notice and Other Provisions
39.    Notice of Confirmation Order and Occurrence of Effective Date. The Reorganized Debtors shall file with this Court a notice of the occurrence of the Effective Date within a reasonable time after the conditions in Section 10.02 of the Plan have been satisfied or

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waived pursuant to Section 10.03 of the Plan. The Reorganized Debtors shall serve notice of entry of this Confirmation Order and occurrence of the Effective Date pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c), on (a) known Holders of Claims and Interests, (b) parties that requested notice in accordance with Bankruptcy Rule 2002, and (c) all other parties included in the Debtors’ creditor and notice party matrix, by causing a notice of this Confirmation Order and the occurrence of the Effective Date in substantially the form of the notice annexed hereto as Exhibit B (the “Notice of Effective Date”), which form is hereby approved, to be delivered to such parties by first class mail, postage prepaid. The Notice of Effective Date shall also be published in the national and international editions of The New York Times or The Wall Street Journal. Notice need not be given or served under the Bankruptcy Code, the Bankruptcy Rules, or this Confirmation Order to any Entity to whom the Debtors mailed a notice of the Bar Date or Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved—left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Person of that Person’s new address. The notice described herein is adequate and appropriate under the particular circumstances of the Chapter 11 Cases, and no other or further notice is necessary.
40.    [Reserved]
41.    Restructuring Expenses. Subject to the Cash Collateral Order, including the payment procedures set forth therein, on the Effective Date, and otherwise in accordance with the terms of any applicable fee letters and court orders during the pendency of the Chapter 11 Cases, the Reorganized Debtors shall pay in full in Cash all outstanding Restructuring Expenses not previously paid pursuant to an order of the Bankruptcy Court in accordance with the terms of the applicable engagement letters entered into or acknowledged by the Debtors or

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other applicable arrangements, without the need for any application or notice to or approval by the Bankruptcy Court, and all such Restructuring Expenses shall be invoiced on or before the Effective Date.
42.    Plan Modifications. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 (as well as those restrictions on modifications set forth in the Plan) and any consent rights as set forth therein, the Debtors expressly reserve their respective rights to revoke or withdraw or to alter, amend, or modify the Plan with respect to each Debtor, one or more times after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend or modify the Plan after Confirmation, or remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.
43.    Failure to Consummate Plan and Substantial Consummation. If the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the Global Settlement and the fixing or limiting to an amount certain Claims or Class of Claims or the allocation of the distributions to be made thereunder), the assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be null and void in all respects. In such event, nothing contained in the Plan or in the Disclosure Statement, nothing in the Global Settlement Term Sheet, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims, Interests, or Causes of Action by or against the Debtors or any other Entity, to prejudice in any manner the rights and defenses of the Debtors, the Holder of a Claim or Interest, or any Entity in any further proceedings involving the Debtors,

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or to constitute an admission, acknowledgment, offer, or undertaking of any sort by the Debtors or any other Entity.
44.    Dissolution of Statutory Committees. On the Effective Date, any statutory committee appointed in the Chapter 11 Cases, including the Creditors’ Committee, shall dissolve, and the members thereof shall be released from all rights and duties from or relating to the Chapter 11 Cases in accordance with Section 12.04 of the Plan; provided, however, that the Creditors’ Committee will stay in existence solely for the limited purpose of filing and prosecuting final fee applications.
45.    Disclosure Statement Supplement. The Disclosure Statement Supplement is approved in all respects pursuant to Bankruptcy Code section 1125 and Bankruptcy Rule 3017.
46.    Exhibits. Each reference to a document, agreement, or summary description that is in the form attached as an Exhibit to the Plan in this Confirmation Order or in the Plan shall be deemed to be a reference to such document, agreement or summary description in substantially the form of the latest version of such document, agreement or summary description filed with the Court (whether filed as an attachment to the Plan or filed separately).
47.    Plan and Confirmation Order Nonseverable. The provisions of this Confirmation Order and the provisions of the Plan are hereby deemed nonseverable.
48.    Plan Confirmed in Entirety. The failure to specifically include any particular provision of the Plan in this Confirmation Order will not diminish the effectiveness of such provision, it being the intent of this Court that the Plan be by this Confirmation Order confirmed in its entirety.

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49.    Confirmation Order Supersedes. Except as expressly provided in the Plan or this Confirmation Order, it is hereby ordered that this Confirmation Order shall supersede any orders of this Court issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order.
50.    Governmental Approvals Not Required. Subject to paragraph 35 of this Confirmation Order, this Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement, and any documents, instruments, or agreements, and any amendments or modifications thereto.
51.    Conflicts Between Confirmation Order and Plan. The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each. If there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall control.
52.    Retention of Jurisdiction. Notwithstanding the occurrence of the Effective Date, this Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, the Plan, the Global Settlement, and the GUC Trust Agreement (without prejudice to the rights, if any, of any party-in-interest to seek to withdraw the bankruptcy reference pursuant to 28 U.S.C. § 157(d) and related law with respect to any issue or proceeding subject to mandatory or discretionary withdrawal) to the fullest extent permitted by

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law, including, among other things, jurisdiction over the matters set forth in Article XI of the Plan.
53.    Enforceability of Plan. Pursuant to Bankruptcy Code sections 1123(a), 1141(a), and 1142, and the provisions of this Confirmation Order, the Plan shall be, and hereby is, valid, binding, and enforceable, notwithstanding any otherwise applicable non-bankruptcy law. The Debtors are authorized to take all actions necessary or appropriate to, enter into, amend, modify, implement, and consummate, as necessary, all agreements or documents created under or arising in connection with the Plan, without further order of this Court, in accordance with the provisions of the Plan, and only consistent therewith.
54.    Final Order. Notwithstanding the stay contemplated by Bankruptcy Rule 3020(e) and except as otherwise provided in Bankruptcy Code section 1141(d), immediately after entry of this Confirmation Order, the Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, whether or not such Holders shall receive or retain any property or interest in property under the Plan, and their respective successors and assigns, including, but not limited to, the Reorganized Debtors, any and all non-Debtor parties to an Executory Contract or Unexpired Lease, and all other parties-in-interest in the Chapter 11 Cases. Accordingly, as permitted by Bankruptcy Rule 3020(e), the fourteen (14) day period provided by such rule is hereby waived in its entirety.

/s/ Laurie Selber Silverstein (stamp)
Laurie Selber Silverstein
United States Bankruptcy Judge
Dated: April 11th, 2020
Wilmington, Delaware

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EXHIBIT A
Modified Amended Joint Plan of Reorganization of Melinta Therapeutics, Inc.
and Its Debtor Affiliates
[Filed at Docket No. 481]

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re	Chapter 11

MELINTA THERAPEUTICS, INC., et al.,	Case No. 19-12748 (LSS)

Debtors.[4]	Jointly Administered

MODIFIED AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF MELINTA THERAPEUTICS, INC. AND ITS DEBTOR AFFILIATES

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Joseph O. Larkin (I.D. No. 4883)
Jason M. Liberi (I.D. No. 4425)
920 North King Street
Wilmington, Delaware 19801
Telephone: (302) 651-3000
Fax: (302) 651-3001
– and –
Ron E. Meisler
Albert L. Hogan III
Christopher M. Dressel
155 North Wacker Drive
Chicago, Illinois 60606-1720
Telephone: (312) 407-0700
Fax: (312) 407-0411
MCDERMOTT WILL & EMERY David R. Hurst (I.D. No. 3743) The Nemours Building 1007 North Orange Street, 4th Floor Wilmington, Delaware 19801 Telephone: (302) 485-3900 Fax: (302) 351-8711
Counsel for Debtors and Debtors in Possession Dated: March 31, 2020 Wilmington, Delaware

4.
    The Debtors and the last four digits of their respective taxpayer identification numbers are: Melinta Therapeutics, Inc. (0364); Cempra Pharmaceuticals, Inc. (5814); CEM-102 Pharmaceuticals, Inc. (4262); Melinta Subsidiary Corp. (9437); Rempex Pharmaceuticals, Inc. (6000); and Targanta Therapeutics Corporation (1077). The address of the Debtors’ corporate headquarters is 44 Whippany Road, Suite 280, Morristown, New Jersey 07960.

TABLE OF CONTENTS

INTRODUCTION	1

ARTICLE I DEFINED TERMS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME	1

A.	Defined Terms 1

B.	Rules of Interpretation 18

C.	Computation of Time 19

D.	Reference to Monetary Figures 19

E.	Exhibits 19

ARTICLE II ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS	19

Section 2.01	Administrative Claims 19

Section 2.02	Professional Claims 20

Section 2.03	Priority Tax Claims 21

ARTICLE III CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS	22

Section 3.01	Classification of Claims and Interests 22

Section 3.02	Treatment and Voting of Claims and Interests 22

ARTICLE IV ACCEPTANCE	26

Section 4.01	Classes Entitled to Vote 26

Section 4.02	Acceptance by Impaired Classes 26

Section 4.03	Elimination of Classes 26

Section 4.04	Deemed Acceptance if No Votes Cast 26

Section 4.05	Cramdown 27

ARTICLE V MEANS OF IMPLEMENTATION OF THE PLAN	27

Section 5.01	Substantive Consolidation 27

Section 5.02	General Settlement of Claims and Interests 27

Section 5.03	Plan Funding 28

Section 5.04	Plan Sale 28

Section 5.05	Section 363 Sale 32

Section 5.06	Cancellation of Prepetition Credit Agreement, Vatera Facility, and Interests 35

Section 5.07	Disputed Claims Reserve 36

Section 5.08	Exemption from Certain Transfer Taxes 36

Section 5.09	Employee Matters 36

Section 5.10	Preservation of Causes of Action 37

Section 5.11	Insured Claims 38

ARTICLE VI UNEXPIRED LEASES AND EXECUTORY CONTRACTS	38

Section 6.01	Assumption and Rejection in Case of Plan Sale to the Supporting Lenders 38

Section 6.02	Executory Contracts and Unexpired Leases to Be Rejected 38

Section 6.03	Executory Contracts and Unexpired Leases to Be Assumed 39

Section 6.04	General Reservation of Rights 42

Section 6.05	Insurance Contracts 42

ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS	44

Section 7.01	Determination of Claims and Interests 44

Section 7.02	Claims Administration Responsibility 44

Section 7.03	Objections to Claims 44

Section 7.04	Disallowance of Claims 45

Section 7.05	Estimation of Claims 45

Section 7.06	No Interest on Disputed Claims 46

Section 7.07	Amendments to Claims 46

ARTICLE VIII PROVISIONS GOVERNING DISTRIBUTIONS	46

Section 8.01	Time of Distribution 46

Section 8.02	Currency 46

Section 8.03	Distribution Agent 47

Section 8.04	Claims Administered by Servicers 47

Section 8.05	Distributions on Claims Allowed After the Effective Date 47

Section 8.06	Delivery of Distributions 48

Section 8.07	Claims Paid or Payable by Third Parties 49

Section 8.08	Setoffs 50

Section 8.09	Allocation of Plan Distributions Between Principal and Interest 50

ARTICLE IX EFFECT OF PLAN ON CLAIMS AND INTERESTS	50

Section 9.01	Vesting of Assets 50

Section 9.02	Discharge of the Debtors 51

Section 9.03	Compromise and Settlement 51

Section 9.04	Debtor Release 52

Section 9.05	Third-Party Release 53

Section 9.06	Exculpation and Limitation of Liability 52

Section 9.07	Injunction 54

Section 9.08	Subordination Rights 55

Section 9.09	Protection Against Discriminatory Treatment 56

Section 9.10	Release of Liens 56

Section 9.11	Reimbursement or Contribution 56

ARTICLE X CONDITIONS PRECEDENT	56

Section 10.01	Conditions Precedent to the Confirmation Order 56

Section 10.02	Conditions Precedent to the Effective Date of the Plan 57

Section 10.03	Waiver of Conditions Precedent 58

Section 10.04	Notice of Effective Date 58

Section 10.05	Effect of Non-Occurrence of Conditions to Consummation 58

ARTICLE XI BANKRUPTCY COURT JURISDICTION	58

Section 11.01	Retention of Jurisdiction 58

ARTICLE XII MISCELLANEOUS PROVISIONS	61

Section 12.01	Binding Effect 61

Section 12.02	Payment of Statutory Fees 61

Section 12.03	Restructuring Expenses 61

Section 12.04	Statutory Committee Dissolution 61

Section 12.05	Modification and Amendment 62

Section 12.06	Confirmation of Plan 62

Section 12.07	Additional Documents 62

Section 12.08	Revocation, Withdrawal, Non-Consummation 62

Section 12.09	Notices 63

Section 12.10	Term of Injunctions or Stays 64

Section 12.11	Governing Law 64

Section 12.12	Entire Agreement 64

Section 12.13	Severability 64

Section 12.14	No Waiver or Estoppel 65

Section 12.15	Conflicts 65

INTRODUCTION
Melinta Therapeutics, Inc. and its debtor affiliates in the above-captioned chapter 11 cases jointly propose this modified amended chapter 11 plan of reorganization. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims against, and Interests in, such Debtor. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in Article I.A hereof or the Bankruptcy Code or Bankruptcy Rules. Holders of Claims and Interests should refer to the Disclosure Statement for a discussion of the Debtors’ history, business, assets, and operations, as well as a summary and description of the Plan and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS WHO ARE ELIGIBLE TO VOTE ON THIS PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT (INCLUDING ALL EXHIBITS THERETO) IN THEIR ENTIRETIES BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME
A.    Defined Terms.
As used in this Plan, capitalized terms have the meanings set forth below.
1.1    “Administrative Claim” means a Claim for costs and expenses of administration of the Debtors’ Estates pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the business of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) Professional Claims; (c) Restructuring Expenses; and (d) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code.
1.2    “Administrative Claim Bar Date” means the deadline for filing requests for payment of Administrative Claims, which shall be 30 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court, and except with respect to (a) Professional Claims; (b) Administrative Claims Allowed by a Final Order of the Bankruptcy Court on or before the Effective Date; (c) Administrative Claims that are not Disputed and arose in the ordinary course of business and were paid or are to be paid in accordance with the terms and conditions of the particular transaction giving rise to such Administrative Claim; (d) Restructuring Expenses; or (e) Administrative Claims arising under chapter 123 of title 28 of the United States Code.
1.3    “Administrative Claim Request Form” means the form to be included in the Plan Supplement for submitting Administrative Claim requests.

1.4    “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.
1.5    “Allowed” means (a) any Claim or Interest against the Debtors that has been listed by the Debtors in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of Claim has been filed, (b) any Claim or Interest listed on the Schedules or included in a timely filed proof of Claim, as to which no objection to allowance has been, subsequently is, or is intended to be interposed in accordance with this Plan by the Debtors, the Reorganized Debtors, the Committee, the GUC Trustee, or the Plan Administrator (as applicable), or any Supporting Lender, or prior to the expiration of such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such Final Order is in favor of the respective Holder, (c) any Claim or Interest expressly allowed by the Plan, or (d) any Claim or Interest expressly allowed by a Final Order.
1.6    “Asset Purchase Agreement” means, if applicable, that certain Asset Purchase Agreement, dated as of [•], by and among Melinta Therapeutics, Inc., and the Section 363 Asset Purchaser, as may be amended from time to time.
1.7    “Avoidance Actions” means any and all actual or potential Claims or Causes of Action to avoid a transfer of property or an obligation incurred by any of the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 502(d), 544, 545, 547, 548, 549, 550, 551, 553(b), and 724(a) of the Bankruptcy Code, or under similar or related state or federal statutes and common law.
1.8    “Bankruptcy Code” means title 11 of the United States Code, as amended from time to time and in effect during the pendency of these Chapter 11 Cases.
1.9    “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the unit of such District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.
1.10    “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases, and any local rules of the Bankruptcy Court.
1.11    “Bar Date” means the deadlines set by the Bankruptcy Court pursuant to the Bar Date Order or other Final Order for filing proofs of Claim in the Chapter 11 Cases.
1.12    “Bar Date Order” means the order entered by the Bankruptcy Court, dated January 30, 2020 [Docket No. 227], which established the Bar Date, and any subsequent order supplementing such order or relating thereto.

1.13    “Bidding Procedures” means those Bidding Procedures attached to and approved pursuant to the Bidding Procedures Order.
1.14    “Bidding Procedures Motion” means the Motion of Debtors for Orders (I)(A) Establishing Bidding Procedures; (B) Approving Expense Reimbursement (C) Establishing Procedures Relating to the Assumption or Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, Including Notice of Proposed Cure Amounts; (D) Approving Form and Manner of Notice of All Procedures, Protections, Schedules, and Agreements; (E) Scheduling a Hearing to Consider Any Proposed Sale; and (F) Granting Certain Related Relief; and (II)(A)Approving Any Sale of Substantially All of Debtors’ Assets and (B) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection With the Sale; and (C) Granting Related Relief or, in the Alternative (III)(A) Authorizing Debtors’ Assumption of Restructuring Support Agreement and (B) Granting Related Relief [Docket No. 67].
1.15    “Bidding Procedures Order” means the Order (A) Establishing Bidding Procedures; (B) Approving Expense Reimbursement; (C) Establishing Procedures Relating to the Assumption or Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, Including Notice of Proposed Cure Amounts; (D) Approving Form and Manner of Notice of All Procedures, Protections, Schedules, and Agreements; (E) Scheduling a Hearing to Consider Any Proposed Sale; and (F) Granting Certain Related Relief [Docket No. 280] entered by the Bankruptcy Court, dated February 11, 2020.
1.16    “Business Day” means any day, excluding Saturdays, Sundays, and “legal holidays” (as defined in Bankruptcy Rule 9006(a)).
1.17    “Cash” means legal tender of the United States of America and equivalents thereof.
1.18    “Cash Collateral Order” means the Final Order (I) Authorizing the Use of Cash Collateral; (II) Granting Adequate Protection; (III) Modifying the Automatic Stay; and (IV) Granting Related Relief [Docket No. 279], entered by the Bankruptcy Court, dated February 11, 2020.
1.19    “Causes of Action” means any action, claim, cause of action, controversy, third-party claim, demand, right, action, Lien, indemnity, contribution, guaranty, suit, obligation, liability, damage, judgment, account, defense, or offset of any kind or character whatsoever, whether known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, at law or in equity, or pursuant to any other theory of law. For the avoidance of doubt, a “Cause of Action” includes: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any Claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress, or usury, and any other defense set forth in section 558 of the Bankruptcy Code; and (e) any state or foreign law fraudulent transfer or similar claim.
1.20    “Chapter 11 Cases” means the chapter 11 cases of the Debtors pending in the Bankruptcy Court and being jointly administered under Case No. 19-12748.
1.21    “Claim” means a “claim” as defined in section 101(5) of the Bankruptcy Code, as against any Debtor.
1.22    “Claims and Solicitation Agent” means Kurtzman Carson Consultants LLC, or any successor thereto.
1.23    “Claims Objection Deadline” means the later of (a) as to Rejection Damages Claims, the first Business Day that is at least 180 days after such Rejection Damages Claim is timely filed pursuant to Section 6.02(b) of the Plan; (b) as to late-filed proofs of Claim, the first Business Day that is at least 60 days after a Final Order is entered deeming the late-filed Claim timely filed; and (c) as to all other Claims the first Business Day that is at least one year after the Effective Date.
1.24    “Class” means a category of Claims or Interests classified together under this Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.
1.25    “Confirmation” means the entry, within the meaning of Bankruptcy Rules 5003 and 9012, of the Confirmation Order, on the docket of the Chapter 11 Cases.
1.26    “Confirmation Date” means the date on which Confirmation occurs.
1.27    “Confirmation Hearing” means the hearing to be held by the Bankruptcy Court regarding Confirmation of the Plan, as such hearing may be adjourned or continued from time to time.
1.28    “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code and approving the transactions contemplated thereby.
1.29    “Creditors’ Committee” means the statutory committee of unsecured creditors appointed by the U.S. Trustee on January 14, 2020, pursuant to section 1102(a)(1) of the Bankruptcy Code.
1.30    “Creditors’ Oversight Committee” means the committee formed pursuant to Section 5.04(a) of the Plan.
1.31    “Cure Amount” means the payment of Cash or the distribution of other property (as the parties may agree or the Bankruptcy Court may order) as necessary to (a) cure a monetary default by the Debtors in accordance with the terms of an Executory Contract or Unexpired Lease of the Debtors and (b) permit the Debtors to assume such Executory Contract or Unexpired Lease under section 365(a) of the Bankruptcy Code.

1.32    “Cure Notice” means the notice of proposed Cure Amount provided to counterparties to assumed Executory Contracts or Unexpired Leases (a) pursuant to Section 6.03(d) of the Plan or (b) pursuant to the Bidding Procedures Order and the Bidding Procedures Motion, as applicable.
1.33    “Cure Objection Deadline” means the deadline for filing objections to a Cure Notice or proposed Cure Amount, which shall be on or before 14 days after the applicable counterparty was served with a Cure Notice (whether pursuant to Section 6.03(d) of this Plan, the Bidding Procedures Order, or otherwise).
1.34    “D&O Insurer” means any insurance company that issued a D&O Policy.
1.35    “D&O Policies” means collectively, all unexpired directors’ and officers’ liability insurance policies (including any tail policy) issued to any of the Debtors covering potential liability of insured persons thereunder (including, without limitation, directors, officers and/or employees, of the Debtors) and any agreements, documents, or instruments entered into in accordance with the terms thereof.
1.36    “Debtor Release” means the release given on behalf of the Debtors and their Estates to the Released Parties as set forth in Section 9.04 of the Plan.
1.37    “Debtors” means, collectively, the Debtors in the above-captioned Chapter 11 Cases.
1.38    “Definitive Documents” shall have the meaning ascribed to such term in the Restructuring Support Agreement.
1.39    “Disallowed” means (a) a Claim or Interest, or any portion thereof, that has been disallowed by a Final Order or a settlement, or as provided in this Plan, (b) a Claim or Interest, or any portion thereof, that is listed on the Schedules at zero or as contingent, disputed, or unliquidated and as to which a Bar Date has been established but no proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (c) a Claim or Interest, or any portion thereof, that is not listed on the Schedules and as to which a Bar Date has been established but no proof of Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.
1.40    “Disclosure Statement” means the disclosure statement for this Plan, as may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto, which is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law.
1.41    “Disputed” means any Claim or Interest, or any portion thereof, that is not yet Allowed or Disallowed.

1.42    “Disputed Claims Reserve” means the share of Distributable Cash funded by the Distribution Agent on each Distribution Date in an amount equal to the Disputed Claims Reserve Amount and maintained by the Distribution Agent for the benefit of Holders of Disputed General Unsecured Claims that subsequently become Allowed General Unsecured Claims.
1.43    “Disputed Claims Reserve Amount” means, as applicable, Distributable Cash equal to the aggregate amount that would be distributable to Holders of Disputed General Unsecured Claims in accordance with Section 3.02: (a) if such Claims were Allowed Claims on the Effective Date in the full amount asserted, or (b) if any such Claim has been estimated or otherwise Provisionally Allowed by the Bankruptcy Court, in such estimated or Provisionally Allowed amount, whichever is lesser. For the avoidance of doubt, until all Secured Prepetition Credit Agreement Claims have been paid or satisfied in full in cash, by credit bid, or through a combination thereof, the Disputed Claims Reserve Amount shall be zero.
1.44    “Disputed Claims Reserve Excess Balance” means the remaining balance of the Disputed Claims Reserve, if any, after making distributions to all holders of Allowed General Unsecured Claims.
1.45    “Distributable Cash” means all cash held by the Debtors on each applicable Distribution Date (including the net cash proceeds of (x) a Plan Sale or a Section 363 Asset Sale and (y) the proceeds of any of the Debtors’ residual assets not acquired in such Sale), less amounts required to (a) pay in full all Allowed Administrative Claims (including Allowed Professional Claims), Allowed Priority Tax Claims, Allowed Other Priority Claims, and Allowed Other Secured Claims and (b) fund any other cash obligations specified in this Plan.
1.46    “Distribution Agent” means the Reorganized Debtors, in the event of a Plan Sale, or the Plan Administrator, in the event of a Section 363 Asset Sale; provided, however, that the Distribution Agent for distributions to Holders of Allowed General Unsecured Claims shall be the GUC Trustee.
1.47    “Distribution Date” means each of the Initial Distribution Date and Periodic Distribution Date(s), as applicable.
1.48    “Distribution Record Date” means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date.
1.49    “Effective Date” means the first Business Day on which all conditions precedent to the effectiveness of this Plan set forth in Section 10.02 of the Plan have been satisfied or waived in accordance with the terms of this Plan.
1.50    “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

1.51    “Estates” means the estates of the Debtors created under section 541 of the Bankruptcy Code.
1.52    “Excluded Causes of Action” means, collectively, (a) Avoidance Actions and commercial tort claims against (i) employees, (ii) other parties with which the Reorganized Debtors expect to have a continuing relationship following the Supporting Lender Transaction Effective Date, (iii) the Released Parties, (iv) any person that, directly or indirectly, controls, is controlled by, or is under common control with, any of the persons described in the foregoing clauses (i) through (iii), (b) commercial tort claims relating to any claim against a Debtor that is not discharged upon the Supporting Lender Transaction Effective Date, and (c) any Cause of Action released pursuant to the terms of this Plan or the Confirmation Order.
1.53    “Excluded Releasing Parties” means any Holder of a Claim against or Interest in the Debtors that was entitled to vote on the Plan, voted to reject the Plan, and elected to opt out of the releases provided for in the Plan.
1.54    “Exculpated Parties” means (a) the Debtors; (b) the Committee and each of its members, solely in their capacities as such; (c) the Reorganized Debtors, solely if acting in a capacity as fiduciaries for the Debtors’ estates; and (d) with respect to each of the foregoing entities in clauses (a) through (c), each of their current and former affiliates, solely with respect to conduct from the Petition Date through the date on which the Chapter 11 Cases are closed while acting as a fiduciary for the Debtors’ estates; and (e) with respect to each of the foregoing entities in clauses (a) through (d) and solely with respect to conduct from the Petition Date through the date on which the Chapter 11 Cases are closed while acting as a fiduciary for the Debtors’ estates, such entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, and all of their respective current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such persons’ respective heirs, executors, estates, servants, and nominees.
1.55    “Executory Contract” means any contract to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.
1.56    “Final Decree” means a final decree entered by the Bankruptcy Court closing the Chapter 11 Cases pursuant to Bankruptcy Rule 3022.
1.57    “Final Order” means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated, or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing will then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment will have been affirmed by the highest court to which such order was appealed, or certiorari will have been denied, or a new trial, reargument, or rehearing will have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing will have expired; provided, however, that no order or judgment will fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.
1.58    “General Unsecured Claim” means any Claim that is not an Administrative Claim, Priority Tax Claim, Prepetition Credit Agreement Claim, Other Priority Claim, Other Secured Claim, or Intercompany Claim. Without limiting the foregoing, General Unsecured Claims include all (a) Unsecured Prepetition Credit Agreement Claims, (b) Rejection Damages Claims, and (c) Reclamation Claims that are not Allowed Section 503(b)(9) Claims.
1.59    “Global Settlement Term Sheet” means that certain Amended and Restated Global Settlement Term Sheet, dated as of March 12, 2020, by and among the Debtors, the Creditors’ Committee, the Supporting Lenders, Vatera, and MedCo, filed with the Bankruptcy Court at Docket No. 411.
1.60    “Governmental Bar Date” means June 24, 2020, at 5:00 p.m. (Prevailing Eastern Time).
1.61    “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.
1.62    “GUC Trust” means, in the event of a Supporting Lender Transaction, that certain trust, to be formed on the Supporting Lender Transaction Effective Date, administered by the GUC Trustee (subject to the oversight and direction of the GUC Trust Oversight Committee in accordance with the terms of the GUC Trust Agreement), funded with the Initial GUC Trust Funding Amount and the Vatera GUC Trust Contribution Amount and vested with the GUC Trust Causes of Action.
1.63    “GUC Trust Agreement” means, if applicable, that certain trust agreement by and among the Debtors, the Reorganized Debtors, the GUC Trust, and the GUC Trustee. The GUC Trust Agreement shall be filed with the Plan Supplement.
1.64    “GUC Trust Assets” means the Initial GUC Trust Funding Amount, the Vatera GUC Trust Contribution Amount, the GUC Trust Causes of Action, and any proceeds thereof.
1.65    “GUC Trust Distributable Cash” means any GUC Trust Assets reduced to Cash, net of all expenses and costs of administering the GUC Trust incurred in accordance with the GUC Trust Agreement, that the GUC Trustee, with the consent of the GUC Trust Oversight Committee, determines shall be made available to Holders of Allowed Class 4 General Unsecured Claims on the applicable Distribution Date. The term “GUC Trust Distributable Cash” includes, if the Supporting Lenders are the Successful Bidders, any Cash consideration paid by the Supporting Lenders in consummation of an Overbid (as defined in the Bidding

Procedures) in excess of the Initial GUC Trust Funding Amount and after all Secured Prepetition Credit Agreement Claims have been paid or satisfied in full in cash, by credit bid, or through a combination thereof, net of taxes, fees, and other government charges.
1.66    “GUC Trust Causes of Action” means, if applicable, (a) Avoidance Actions and (b) any commercial tort claims of the Debtors, in each case, other than the Excluded Causes of Action.
1.67    “GUC Trust Oversight Committee” means, if applicable, a committee, to be formed on the Supporting Lender Transaction Effective Date, if applicable, comprised of three members of the Creditors’ Committee, to manage the GUC Trust.
1.68    “GUC Trustee” means, if applicable, a person or entity acceptable to the Debtors and the Creditors’ Committee, in consultation with MedCo and Vatera, and identified in the Plan Supplement and approved by the Bankruptcy Court pursuant to the Confirmation Order to serve as trustee of the GUC Trust in accordance with the terms of the Plan and the GUC Trust Agreement.
1.69    “Holdback Amount” means the sum of the aggregate amounts withheld by the Debtors as of the Effective Date as a holdback on payment of Professional Claims pursuant to the Interim Compensation Order.
1.70    “Holdback Escrow Account” means the escrow account into which Cash equal to the Holdback Escrow Amount shall be deposited on the Effective Date for the payment of Allowed Professional Claims to the extent not previously paid or disallowed.
1.71    “Holdback Escrow Amount” means the sum of (a) Holdback Amount and (b) 100% of the unbilled fees and expenses of Professionals estimated pursuant to Section 2.02(b) of the Plan attributable to fees incurred as of the Effective Date that are not the subject of any objection; provided, however, that if a Professional does not provide an estimate pursuant to Section 2.02(b), the Debtors may estimate the unbilled fees of such Professional incurred as of the Confirmation Date. The sum of provisions (a) and (b) above shall constitute the Holdback Escrow Amount.
1.72    “Holder” means a holder of a Claim against or Interest in the Debtors.
1.73    “Impaired” means, with respect to a Claim, Interest, or Class of Claims or Interests, “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.
1.74    “Indemnification Obligations” means obligations of the Debtors, if any, to indemnify, reimburse, advance, or contribute to the losses, liabilities, or expenses of an Indemnitee pursuant to the Debtors’ certificates of incorporation or functional equivalents thereof, as applicable, bylaws or functional equivalents thereof, as applicable, policies of providing employee indemnification, applicable law, or specific agreements in respect of any claims, demands, suits, causes of action, or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee’s service with, for, or on behalf of the Debtors.
1.75    “Indemnitee” means all directors, officers, or employees of the Debtors, in each case employed by the Debtors or serving as a director or officer immediately prior to or as of the Effective Date and acting in their respective capacities as such immediately prior to the Effective Date, who are entitled to assert Indemnification Obligations.
1.76    “Initial Distribution Date” means, for the Secured Prepetition Credit Agreement Claims, the Effective Date, and for the Class 4 General Unsecured Creditors, the date upon which the GUC Trustee makes the first distribution to creditors, in no event later than six months following the Effective Date.
1.77    “Initial GUC Trust Funding Amount” means $3,500,000 to be funded to the GUC Trust by the Reorganized Debtors on the Supporting Lender Transaction Effective Date.
1.78    “Insurance Contract” means all insurance policies that have been issued at any time to or provide coverage to any of the Debtors or their predecessors (including, without limitation, D&O Policies, insurance policies providing workers’ compensation coverage, and any other insurance policies issued at any time providing insurance coverage to the Debtors, or their insured persons, including, without limitation, directors, officers, or employees), and any agreements, documents, or instruments entered into in accordance with the terms thereof.
1.79    “Insurer” means any company or other entity that issued an Insurance Contract, any third-party administrator, and any respective predecessors and/or affiliates thereof, including, without limitation, the D&O Insurers.
1.80    “Intercompany Claim” means a Claim held by a Debtor against another Debtor.
1.81    “Intercompany Interest” means all Interests in a Debtor held by another Debtor.
1.82    “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, including all shares, common stock, preferred stock, or other instrument evidencing any fixed or contingent ownership interest in any Debtor, whether or not transferable, and any option, warrant, or other right, contractual or otherwise, to acquire any such interest in a Debtor, whether fully vested or vesting in the future, including, equity or equity-based incentives, grants, or other instruments issued, granted or promised to be granted to current or former employees, directors, officers, or contractors of the Debtor, to acquire any such interests in a Debtor that existed immediately before the Effective Date.
1.83    “Interim Compensation Order” means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals [Docket

No. 256], entered by the Bankruptcy Court on February 7, 2020, as the same may be modified by a Bankruptcy Court order approving the retention of a specific Professional or otherwise.
1.84    “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.
1.85    “Liquidating Debtors” means, in the case of a Section 363 Asset Sale, the Debtors, or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.
1.86    “MedCo” means The Medicines Company.
1.87    “MedCo Persons” means, collectively, MedCo and its Affiliates and representatives.
1.88    “Melinta Therapeutics” means Melinta Therapeutics, Inc.
1.89    “Old Melinta Common Stock” means shares of common stock of Melinta Therapeutics that were authorized, issued, and outstanding prior to the Effective Date.
1.90    “Old Melinta Securities” means, collectively, the Old Melinta Common Stock, and all options, warrants, other agreements or rights (including any arising under or in connection with any employment agreement, incentive plan, benefit plan, or the like), and all other instruments evidencing an ownership interest in the Melinta Therapeutics (whether fixed or contingent, matured or unmatured, disputed or undisputed), whether contractual, legal, equitable, or otherwise, to acquire any of the foregoing.
1.91    “Other Priority Claim” means any Claim, other than an Administrative Claim or Priority Tax Claim, entitled to priority of payment as set forth in section 507(a) of the Bankruptcy Code.
1.92    “Other Secured Claim” means any Secured Claim other than a Prepetition Credit Agreement Claim.
1.93    “Periodic Distribution Date” means, as applicable, (a) the first Business Day occurring 90 days after the Initial Distribution Date, (b) subsequently, the first Business Day occurring 90 days after the immediately preceding Periodic Distribution Date, and (c) with respect to excess Cash in the Disputed Claims Reserve, not later than the first Business Day occurring 30 days after the payment of all Disputed Claims.
1.94    “Petition Date” means December 27, 2019, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.
1.95    “Plan” means this joint plan of reorganization for the Debtors, including all appendices, exhibits, schedules, and supplements hereto, as it may be altered, amended, or modified from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the terms hereof.

1.96    “Plan Administrator” means, solely in the event of a Section 363 Asset Sale, the entity identified by the Debtors, and identified in the Plan Supplement and approved by the Bankruptcy Court pursuant to the Confirmation Order, to administer the Plan in accordance with the terms of the Plan and the Plan Administrator Agreement and to take such other actions as may be authorized under the Plan Administrator Agreement, and any successor thereto.
1.97    “Plan Administrator Agreement” means the agreement, by and among the Debtors and the Plan Administrator specifying the rights, duties and responsibilities of the Plan Administrator Agreement under the Plan and providing that the Plan Administrator may retain professionals. In the event of a Section 363 Asset Sale, the Plan Administrator Agreement shall be filed with the Plan Supplement.
1.98    “Plan Sale” means a sale of Reorganized Melinta Common Stock pursuant to this Plan, if applicable.
1.99    “Plan Sale Purchaser” means the Successful Bidder in any Plan Sale.
1.100    “Plan Supplement” means the supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan, to be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date.
1.101    “Plan Supplement Filing Date” means the date or dates on which the Plan Supplement shall be filed with the Bankruptcy Court. The first Plan Supplement Filing Date shall be at least seven days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court without further notice.
1.102    “Prepetition Agent” means Cortland Capital Markets, LLC in its capacity as administrative agent and collateral agent under the Prepetition Credit Agreement, or any successor agent thereunder.
1.103    “Prepetition Credit Agreement” means that certain Facility Agreement, dated as of January 5, 2018 (as amended by that certain First Amendment to Facility Agreement, dated as of January 14, 2019, and as further amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof) by and among the Debtors, the Prepetition Agent, and the Prepetition Lenders.
1.104    “Prepetition Credit Agreement Claim” means any Claims arising under the Prepetition Credit Agreement, but not any Interest obtained by the Supporting Lenders pursuant to the Prepetition Credit Agreement.
1.105    “Prepetition Lenders” means those lenders party to the Prepetition Credit Agreement, in their capacities as such.
1.106    “Priority Tax Claim” means any Claim of a Governmental Unit entitled to priority of payment under section 507(a)(8) of the Bankruptcy Code.

1.107    “Pro Rata Share” means the proportion that an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class, or the proportion that Allowed Claims or Allowed Interests in a particular Class bear to the aggregate amount of Allowed Claims or Allowed Interests in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claims or Allowed Interests under the Plan.
1.108    “Professional” means any Entity retained by order of the Bankruptcy Court in connection with these Chapter 11 Cases pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code.
1.109    “Professional Claim” means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges and disbursements incurred relating to services rendered or expenses incurred after the Petition Date and prior to and including the Confirmation Date.
1.110    “Provisionally Allowed” means a Disputed Claim or Interest (a) that has been deemed temporarily allowed for voting purposes pursuant to Bankruptcy Rule 3018, or (b) the maximum amount of which has been estimated pursuant to Bankruptcy Code section 502(c) and the procedures set forth in Section 7.05 of the Plan; provided, however, that, if a Claim or Interest has been subject to multiple such estimation or temporary allowance proceedings, the Provisionally Allowed amount shall refer to the lowest amount established in any such proceedings, unless the Bankruptcy Court orders otherwise.
1.111    “Recharacterized Claim” means any Claim recharacterized as an Interest by order of the Bankruptcy Court.
1.112    “Reclamation Claim” means any Claim for the reclamation of goods delivered to the Debtors and asserted under section 546(c) of the Bankruptcy Code.
1.113    “Reinstated” means, with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.
1.114    “Rejection Damages Claim” means any Claim on account of the rejection of an Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code.
1.115    “Released Parties” means, collectively: (a) (i) the Debtors; (ii) the Supporting Lenders; and (iii) the Prepetition Agent; and (b) effective solely upon the Supporting Lender Transaction Effective Date (i) the Vatera Persons and (ii) the MedCo Persons; (c) with respect to each of the foregoing entities in clauses (a) and (b) (but subject, in the case of clause (b), to the occurrence of the Supporting Lender Transaction Effective Date), each of their current and former affiliates; and (d) with respect to each of the foregoing entities in clauses (a) through (c) (but subject, in the case of clause (b), to the occurrence of the Supporting Lender Transaction Effective Date), such entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, and all of their respective current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such persons’ respective heirs, executors, estates, servants, and nominees. Notwithstanding the foregoing, Released Parties shall not include any person or entity that does not constitute a Releasing Party under Section 1.116 hereof, and all Released Parties and Releasing Parties retain all rights, claims, and defenses against any person or entity that does not constitute a Releasing Party.
1.116    “Releasing Parties” means, collectively, (a) (i) the Debtors; (ii) the Supporting Lenders; and (iii) the Prepetition Agent; (b) effective solely upon the Supporting Lender Transaction Effective Date, (i) the Vatera Persons and (ii) the MedCo Persons; (c) with respect to each of the foregoing parties under (a) and (b) (but subject, in the case of clause (b), to the occurrence of the Supporting Lender Transaction Effective Date), each of their current and former affiliates; (d) with respect to each of the foregoing entities in clauses (a) through (c) (but subject, in the case of clause (b), to the occurrence of the Supporting Lender Transaction Effective Date), such entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, and all of their respective current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such persons’ respective heirs, executors, estates, servants, and nominees; and (e) without limiting the foregoing, each holder of a Claim against the Debtors (i) that voted to accept the Plan; (ii) that is conclusively presumed to accept the Plan; (iii) whose vote to accept or reject the Plan was solicited but who does not vote either to accept or to reject the Plan and, further, did not indicate that he, she, or it, opts to not grant the releases provided in the Plan; or (iv) that voted to reject the Plan and did not indicate that he, she, or it opts to not grant the releases provided in the Plan. For the avoidance of doubt, the Releasing Parties shall not include the Excluded Releasing Parties.
1.117    “Reorganized Debtors” means, in the event of a Plan Sale the Debtors or any successors thereto, by merger, consolidation, or otherwise, from and after the Effective Date.
1.118    “Reorganized Melinta Common Stock” means the shares of new common stock of Reorganized Melinta Therapeutics.
1.119    “Reorganized Melinta Therapeutics” means Melinta Therapeutics or any successors thereto, by merger, consolidation, or otherwise, from and after the Effective Date.
1.120    “Requisite Supporting Lenders” means the Supporting Lenders that collectively hold greater than 50% of the aggregate outstanding principal amount of the Prepetition Credit Agreement Claims held by Supporting Lenders.
1.121    “Restructuring Expenses” means the reasonable and documented professional fees and expenses incurred pursuant to the Bidding Procedures Order or the Restructuring Support Agreement.

1.122    “Restructuring Support Agreement” means that certain restructuring support agreement dated December 27, 2019, by and among the Debtors and the Supporting Lenders.
1.123    “Sale Order” means, if applicable, the order entered by the Bankruptcy Court approving a Section 363 Asset Sale.
1.124    “Schedule of Assumed Executory Contracts” means the schedule of certain Executory Contracts to be assumed by the Debtors pursuant to the Plan, along with the proposed Cure Amount, if any, with respect to each such Executory Contract, in the form filed as part of the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.
1.125    Schedule of Rejected Executory Contracts” means the schedule of certain Executory Contracts to be rejected by the Debtors pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time.
1.126    “Schedules” means the schedules of assets and liabilities, statements of financial affairs, lists of Holders of Claims and Interests and all amendments or supplements thereto filed by the Debtors with the Bankruptcy Court to the extent such filing is not waived pursuant to an order of the Bankruptcy Court.
1.127    “Section 363 Asset Purchaser” means the Successful Bidder in any Section 363 Asset Sale, if applicable.
1.128    “Section 363 Asset Sale” the sale of certain assets of the Debtors in a sale under Bankruptcy Code section 363, in accordance with the Bidding Procedures and the Bidding Procedures Order.
1.129    “Section 503(b)(9) Claim” means any Claim asserted under section 503(b)(9) of the Bankruptcy Code equal to the value of any goods received by the Debtors within 20 days before the Petition Date in which the goods have been sold to the Debtors in the Debtors’ ordinary course of business.
1.130    “Section 510(b) Claim” means any Claim arising from rescission of a purchase or sale of an equity security of the Debtors or an Affiliate of the Debtors, for damages arising from the purchase or sale of such an equity security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.
1.131    “Secured Claim” means a Claim to the extent it is (a) secured by a Lien on property of a Debtor’s Estate, the value of which property is equal to or greater than the amount of such Claim (i) as set forth in this Plan, (ii) as agreed to by the Holder of such Claim and the Debtors, or (iii) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (b) secured by the amount of any rights of setoff of the Holder thereof under section 553 of the Bankruptcy Code.

1.132    “Secured Prepetition Credit Agreement Claim” means any Prepetition Credit Agreement Claim that is not an Unsecured Prepetition Credit Agreement Claim.
1.133    “Securities Act” means the Securities Act of 1933, as now in effect or hereafter amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.
1.134    “Securities Exchange Act” means the Securities Exchange Act of 1934, as now in effect or hereafter amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.
1.135    “Servicer” means any indenture trustee, agent, servicer, or other authorized representative of Holders of Claims or Interests recognized by the Debtors, including, without limitation, the Prepetition Agent.
1.136    “Subordination Agreement” means that certain Subordination Agreement, dated as of December 31, 2018 by and among the Debtors, Vatera, Vatera Investment Partners LLC (now known as Oikos Investment Partners LLC), and the Prepetition Agent (as amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof).
1.137    “Subsidiary Debtors” means each of the Debtors except for Melinta Therapeutics.
1.138    “Successful Bidder” means the Qualified Bidder (as defined in the Bidding Procedures) that the Debtors have selected as having provided the overall highest or otherwise best Qualified Bid (as defined in the Bidding Procedures), in accordance with the Bidding Procedures and the Bidding Procedures Order. Pursuant to the Notice of Successful Bidder and Cancellation of Auction filed on March 2, 2020 [Docket No. 372], the Supporting Lenders are the Successful Bidders.
1.139    “Supporting Lenders” means those Prepetition Lenders party to the Restructuring Support Agreement.
1.140    “Supporting Lender Transaction” means, if applicable, the Supporting Lenders’ acquisition of the Reorganized Melinta Common Stock in accordance with the Restructuring Support Agreement. For the avoidance of doubt, (a) the Supporting Lender Transaction is a Plan Sale for purposes of this Plan and (b) an Overbid (as defined in the Bidding Procedures) consummated by the Supporting Lenders as the Successful Bidder at the Auction is a “Supporting Lender Transaction.”
1.141    “Supporting Lender Transaction Effective Date” means, if applicable, the Effective Date of the Supporting Lender Transaction.
1.142    “Term Sheet” shall have the meaning ascribed to “Restructuring Term Sheet” in the Restructuring Support Agreement.

1.143    “Third-Party Release” means the releases given by each of the Releasing Parties to the Released Parties as set forth in Section 9.05 of the Plan.
1.144    “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim to a Holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated and/or cashed such check; (b) given notice to the Reorganized Debtors or the GUC Trustee (as applicable) of an intent to accept a particular distribution; (c) responded to the Reorganized Debtors’ or the GUC Trustee’s, as applicable, request for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.
1.145    “Unexpired Lease” means a lease of nonresidential real property to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.
1.146    “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Impaired.
1.147    “Unsecured Prepetition Credit Agreement Claims” means, collectively, (a) in the event that the Supporting Lenders are the Successful Bidder, any Prepetition Credit Agreement Claims that are not included in the purchase price for any Plan Sale to the Supporting Lenders, and (b) the unsecured damages claim stipulated to by the Debtors in the Cash Collateral Order for breach of the Prepetition Credit Agreement in connection with the payment, repayment, redemption, or prepayment of the loans under the Prepetition Credit Agreement prior to January 6, 2021.
1.148    “Vatera” means Vatera Healthcare Partners LLC.
1.149    “Vatera Claim” means a Claim of the Vatera Persons arising under, derived from, based upon, or related to the Vatera Loan Agreement, but not any Interest obtained by the Vatera Persons pursuant to the Vatera Loan Agreement. Provided that the Global Settlement Term Sheet remains in full force and effect and has not been terminated, and subject to the occurrence of the Supporting Lender Transaction Effective Date, unless (a) a Colorable Claim (as defined in the Global Settlement Term Sheet) is timely identified and transferred to the GUC Trust in accordance with the Global Settlement Term Sheet or (b)(i) the Creditors’ Committee files an objection to the Vatera Claim on or before March 12, 2020 or (ii) a party-in-interest (other than the Creditors’ Committee) with requisite standing files an objection to the Vatera Claim prior to the commencement of the Confirmation Hearing, the Vatera Claim shall be an Allowed General Unsecured Claim in the amount of $77,842,985.
1.150    “Vatera Facility” means the facility governed by the Vatera Loan Agreement.
1.151    “Vatera GUC Trust Contribution” means $500,000 to be contributed to the GUC Trust on the Supporting Lender Transaction Effective Date by Vatera or certain current or former Vatera representatives that are former directors of Melinta Therapeutics, provided that the Global Settlement Term Sheet remains in full force and effect and has not been terminated.
1.152    “Vatera Lenders” means the holders of Vatera Claims.
1.153    “Vatera Loan Agreement” means that certain senior subordinated convertible loan agreement dated as of December 31, 2018 (as amended, restated, and supplemented from time to time) by and among Melinta Therapeutics as borrower, the Subsidiary Debtors, as guarantors, and the lenders party thereto.
1.154    “Vatera Persons” means Vatera, Oikos Investment Partners LLC, or any of their respective affiliates or representatives. For the avoidance of doubt, the Debtors shall not be deemed Vatera Persons.
1.155    “Voting Deadline” means the date and time established by order of the Bankruptcy Court as the deadline for ballots to be received by the Claims and Solicitation Agent.
1.156    “Wind-Down Budget” means a budget to be prepared by the Debtors, which, in the event that the Debtors purse a Section 363 Asset Sale, shall be filed with the Bankruptcy Court as part of the Plan Supplement, and which may be amended from time to time after entry of the Confirmation Order and which shall estimate the funds necessary to administer the Plan and wind down the Debtors’ affairs, including the costs of holding and liquidating the Estates’ remaining property, reconciling, objecting to, and resolving Claims and Interests, making the distributions required by the Plan, prosecuting Causes of Action and Avoidance Actions, paying taxes, filing tax returns, paying professionals’ fees and expenses, paying the fees and expenses of the Plan Administrator, funding payroll and other employee costs, providing for the purchase of errors and omissions insurance, and/or other forms of indemnification for the Plan Administrator, dissolving the Debtors and for all such items and other costs of administering the Plan and the Estates (other than the Disputed Claims Reserve).
1.157    “Wind-Down Reserve” means the reserve of Cash to be, in the event that the Debtors effectuate a Section 363 Asset Sale, funded by the Debtors in the amount of the Wind-Down Budget and maintained by the Plan Administrator on behalf of the Debtors.
B.    Rules of Interpretation For purposes of this Plan, unless otherwise provided herein, (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) each pronoun stated in the masculine, feminine, or neuter shall include the masculine, feminine, and neuter; (c) any reference in the Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified, or supplemented; (d) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (e) all references in this Plan to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to this Plan; (f) the words “herein,” “hereunder,” “hereto,” and the like refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (i) to the extent the Disclosure Statement is inconsistent with the terms of this Plan, this Plan shall control; (j) to the extent this Plan is inconsistent with the Confirmation Order, the Confirmation Order shall control; (k) references to “shares,” “shareholders,” “directors,” and/or “officers” shall also include “membership units,” “members,” “managers,” or other functional equivalents, as applicable, as such terms are defined under the applicable state limited liability company or alternative comparable laws, as applicable; and (l) any immaterial effectuating provision may be interpreted by the Reorganized Debtors or the GUC Trustee (as applicable) in a manner that is consistent with the overall purpose and intent of the Plan without further order of the Bankruptcy Court. This Plan was proposed, and votes thereon solicited, prior to the passage of the Bid Deadline (as defined in the Bidding Procedures Order) and the selection of the Successful Bidder. The Supporting Lenders have been selected as the Successful Bidder, and the Supporting Lender Transaction has been selected as the Successful Bid (as defined in the Bidding Procedures Order). Accordingly, this Plan shall be interpreted to give effect to the Supporting Lender Transaction. Without limiting the generality of the foregoing, where provisions referencing potential transactions other than the Supporting Lender Transaction (including, without limitation, a Section 363 Asset Sale or a Plan Sale to a party other than the Supporting Lenders) are qualified by the phrase “if applicable,” or comparable phrases, such provisions should be construed as being inapplicable.
C.    Computation of Time In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.
D.    Reference to Monetary Figures All references in the Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.
E.    Exhibits All Exhibits are incorporated into and are part of this Plan as if set forth in full herein and such Exhibits shall be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date. After the Plan Supplement Filing Date, copies of Exhibits may be obtained upon email request to the Claims and Solicitation Agent at Melintainfo@kccllc.net, or by downloading such Exhibits from the Debtors’ informational website at https://kccllc.net/melinta.
ARTICLE II

ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS
Section 2.01    Administrative Claims. Except to the extent that the Reorganized Debtors or the Plan Administrator, as applicable, the Requisite Supporting Lenders (in the event the Supporting Lenders are the Successful Bidder), and a Holder of an Allowed Administrative Claim agree to a less favorable treatment, a Holder of an Allowed Administrative Claim (other than a Professional Claim, which shall be subject to Section 2.02 of this Plan) shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Administrative Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative

Claim either (i) on the later of (A) the Initial Distribution Date or (B) the first Periodic Distribution Date occurring after the later of (1) 30 days after the date when the Administrative Claim becomes an Allowed Administrative Claim; or (2) 30 days after the date when the Administrative Claim becomes payable pursuant to any agreement between the Reorganized Debtors or the Plan Administrator, as applicable, and the Holder of the Administrative Claim; or (ii) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim, without any further action by the Holder of such Allowed Administrative Claim or (b) such distribution acceptable to the Requisite Supporting Lenders as necessary to unimpair such Allowed Administrative Claim; provided, however, that other than the Holder of (w) a Professional Claim, (x) an Administrative Claim Allowed by a Final Order of the Bankruptcy Court on or before the Effective Date, (y) an Administrative Claim that is not Disputed and arose in the ordinary course of business and was paid or is to be paid in accordance with the terms and conditions of the particular transaction giving rise to such Administrative Claim, or (z) an Administrative Claim arising under chapter 123 of title 28 of the United States Code, the Holder of any Administrative Claim shall have filed a proof of Claim form no later than the Administrative Claim Bar Date and such Claim shall have become an Allowed Claim. Except as otherwise provided herein and as set forth in Section 2.02 of this Plan, all requests for payment of an Administrative Claim must be filed, in substantially the form of the Administrative Claim Request Form contained in the Plan Supplement, with the Claims and Solicitation Agent and served on counsel for the Reorganized Debtors or the Plan Administrator (as applicable), no later than the Administrative Claim Bar Date. The Reorganized Debtors or the Plan Administrator (as applicable) shall be entitled to object to, and seek disallowance of, any request for payment of an Administrative Claim pursuant to this Section 2.01 that is not timely filed and served. The Reorganized Debtors or the Plan Administrator (as applicable) may settle any Administrative Claim without further Bankruptcy Court approval. In the event that the Reorganized Debtors or the Plan Administrator (as applicable) object to an Administrative Claim and there is no settlement, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim.
Section 2.02    Professional Claims.
(a)    Final Fee Applications. Notwithstanding any other order of the Bankruptcy Court to the contrary, all final requests for payment of Professional Claims must be filed no later than 45 days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and prior orders of the Bankruptcy Court, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.
(b)    Payment of Interim Amounts. Subject to any applicable Holdback Amount, on the Effective Date, the Reorganized Debtors or the Plan Administrator (as applicable) shall pay all amounts owing to Professionals for all outstanding amounts billed relating to prior periods through the Effective Date as to which no objection has been filed. No later than two days prior to the Effective Date, the Professionals shall estimate fees and expenses due for periods that have not or will not have been billed as of the Effective Date and shall deliver such estimate to the Fee Notice Parties (as defined in the Interim Compensation Order). As soon as reasonably practicable after the Effective Date, a Professional seeking payment for estimated amounts as of the Effective Date shall submit a detailed invoice (which, in accordance with the Court’s Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals [Docket No. 256], shall include relevant time entries and descriptions and expense details) covering such period to the Fee Notice Parties. Each Fee Notice Party will have 15 days after service of the invoice to review the invoice and object to the requested fees and expenses in accordance with the procedures set forth in the Interim Compensation Order. Upon expiration of such 15-day objection period, each Professional may file with the Bankruptcy Court a certificate of no objection or a certificate of partial objection, whichever is applicable, after which the Reorganized Debtors or the Plan Administrator (as applicable) shall pay such Professional from the Holdback Escrow Account an amount equal to 80% and 100% respectively of the invoiced fees and expenses not subject to an objection.
(c)    Holdback Escrow Account. On the Effective Date, the Reorganized Debtors or the Plan Administrator (as applicable) shall fund the Holdback Escrow Account with Cash equal to the aggregate Holdback Amount for all Professionals. The Reorganized Debtors or the Plan Administrator (as applicable) shall hold the Holdback Escrow Account in trust for all Professionals with respect to whom fees have been held back pursuant to the Interim Compensation Order. Such funds shall not be considered property of the Debtors, the Reorganized Debtors, the Liquidating Debtors, or the Estates. Following any payments from the Holdback Escrow Account as set forth in Section 2.02(b) above, the remaining amount of Professional Claims owing to the Professionals shall be paid to such Professionals by the Reorganized Debtors or the Plan Administrator (as applicable) from the Holdback Escrow Account when such Claims are finally Allowed by the Bankruptcy Court. When all Professional Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall become Distributable Cash in the event of a Section 363 Asset Sale, or shall vest in the Reorganized Debtors, in the event of a Plan Sale.
(d)    Post-Effective Date Retention. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after the Effective Date shall terminate, and the Reorganized Debtors and the GUC Trustee (as applicable) shall be permitted to employ and pay Professionals in their discretion (including the fees and expenses incurred by professionals in preparing, reviewing, prosecuting, defending, or addressing any issues with respect to final fee applications).
Section 2.03    Priority Tax Claims Except to the extent that the Reorganized Debtors or the Plan Administrator, as applicable, the Requisite Supporting Lenders (in the event the Supporting Lenders are the Successful Bidder) and a Holder of an Allowed Priority Tax Claim agree to a less favorable treatment, on the later of (a) the Initial Distribution Date or (b) the first Periodic Distribution Date occurring after the later of (i) 30 days after the date when a Priority Tax Claim becomes an Allowed Priority Tax Claim or (ii) 30 days after the date when a Priority Tax Claim becomes payable pursuant to any agreement between the Reorganized

Debtors or the Plan Administrator (as applicable) and the Holder of such Priority Tax Claim, each Holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Priority Tax Claim, one of the following treatments on account of such Claim: (1) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, (2) Cash in a lesser amount agreed to by the Reorganized Debtors or the Plan Administrator (as applicable) and such Holder; provided, however, that the parties may further agree for the payment of such Allowed Priority Tax Claim to occur at a later date, (3) at the sole option of the Debtors, Cash in the aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period of not more than five years after the Petition Date pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, or (4) such distribution acceptable to the Requisite Supporting Lenders as necessary to unimpair such claims. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Reorganized Debtors or the Plan Administrator (as applicable), the Holder of such Claim and the Requisite Supporting Lenders (in the event that the Supporting Lenders are the Successful Bidder), or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.
ARTICLE III

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS
Section 3.01    Classification of Claims and Interests.
The Plan, though proposed jointly, constitutes a separate plan for each of the Debtors for voting purposes and, except as set forth in Section 5.01 of the Plan, does not constitute a substantive consolidation of the Debtors’ Estates. Therefore, all Claims against and Interests in a particular Debtor are placed in the Classes set forth below with respect to such Debtor. Classes that are not applicable as to a particular Debtor shall be eliminated as set forth more fully in Section 4.03 of the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified and their treatment is set forth in Article II above.
A Claim or Interest is placed in a particular Class for all purposes, including voting, Confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, however, that a Claim or Interest is placed in a particular Class for the purpose of voting on the Plan and, to the extent applicable, receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Allowed Claim or Allowed Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.
Claims and Interests are divided into the numbered Classes set forth below:

Class	Claim or Interest	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Presumed to Accept
2	Other Secured Claims	Unimpaired	Presumed to Accept
3	Secured Prepetition Credit Agreement Claims	Impaired	Entitled to Vote
4	General Unsecured Claims	Impaired	Entitled to Vote
5	Intercompany Claims	Unimpaired	Presumed to Accept
6	Intercompany Interests	Unimpaired	Presumed to Accept
7	Section 510(b) Claims and Recharacterized Claims	Impaired	Deemed to Reject
8	Interests in Melinta Therapeutics	Impaired	Deemed to Reject
Section 3.02    Treatment and Voting of Claims and Interests.
(a)    Class 1 – Other Priority Claims.
(i)    Classification. Class 1 consists of all Other Priority Claims.
(ii)    Treatment. Except to the extent otherwise agreed by the Reorganized Debtors or the Plan Administrator (as applicable), the Requisite Supporting Lenders (in the event the Supporting Lenders are the Successful Bidder), and the applicable Holder, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Other Priority Claim, each such Holder of an Allowed Other Priority Claim shall (A) be paid in full in Cash on the later of (1) the Effective Date or (2) the first Periodic Distribution Date occurring after the date when an Other Priority Claim becomes payable pursuant to any agreement between the Reorganized Debtors or the Plan Administrator (as applicable) and the Holder of such Other Priority Claim or (B) receive such distribution acceptable to the Requisite Supporting Lenders (in the event the Supporting Lenders are the Successful Bidder) as necessary to unimpair such Other Priority Claim; provided, however, that Other Priority Claims that arise in the ordinary course of the Debtors’ business and which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.
(iii)    Voting. Class 1 is Unimpaired, and Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan.
(b)    Class 2 – Other Secured Claims.
(i)    Classification. Class 2 consists of all Other Secured Claims.
(ii)    Treatment. Except to the extent otherwise agreed by the Debtors, the Requisite Supporting Lenders (in the event the Supporting Lenders are the Successful Bidder), and the applicable Holder, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Other Secured Claim, each such Holder of an Allowed Other Secured Claim shall, at the election of the Reorganized Debtors or the Liquidating Debtors (as applicable):

(A)    be paid in full in Cash in an amount equal to such Allowed Other Secured Claim, on the later of (A) the Effective Date and (B) the date such claim becomes payable in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such claim; or
(B)    receive such distribution acceptable to the Requisite Supporting Lenders (in the event the Supporting Lenders are the Successful Bidder) as necessary to unimpair such Allowed Other Secured Claim.
Nothing in this Section 3.02 or elsewhere in this Plan shall preclude the Reorganized Debtors or the Plan Administrator, as applicable, from challenging the validity of any alleged Lien on any asset of the Debtors securing any Other Secured Claim or the value of the property subject to any such alleged Lien (other than the Liens and property securing the Prepetition Credit Agreement Claims).
(iii)    Voting. Class 2 is Unimpaired, and Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan.
(c)    Class 3 – Secured Prepetition Credit Agreement Claims.
(i)    Classification. Class 3 consists of all Secured Prepetition Credit Agreement Claims.
(ii)    Treatment.
(A)    Except to the extent otherwise agreed by the Debtors and the Requisite Supporting Lenders, in full and final satisfaction, settlement, and release of and in exchange for each and every Allowed Secured Prepetition Credit Agreement Claim, on the Initial Distribution Date and each applicable Periodic Distribution Date thereafter, each Holder of an Allowed Secured Prepetition Credit Agreement Claim shall receive:
(1)    If the Supporting Lenders are the Successful Bidders, the Holder’s Pro Rata Share of 100% of the Reorganized Melinta Common Stock; or
(2)    If a third-party bidder is the Successful Bidder, the Holder’s Pro Rata Share of the Distributable Cash, until all Secured Prepetition Credit Agreement Claims are paid in full.
(B)    On the Effective Date, in return for the distributions set forth in Section 3.02(c)(ii)(A) hereof, the Supporting Lenders shall release any and all security interests and Liens, including, without limitation, security interests and liens on any remaining Distributable Cash, Avoidance Actions and/or the proceeds thereof, and other Causes of Action of the Debtors, to the Debtors and/or the Reorganized Debtors.
(C)    On the Effective Date, in return for the distributions set forth in Section 3.02(c)(ii)(A) hereof, all Liens and security interests granted to secure the Prepetition Credit Agreement shall be deemed cancelled and released and shall be of no further force and effect. To the extent that the Prepetition Lenders or the Prepetition Agent have filed or recorded publicly any Liens and/or security interests to secure the Debtors’ obligations under the Prepetition Credit Agreement, such party shall take any commercially reasonable steps requested by the Reorganized Debtors or the Plan Administrator (as applicable) that are necessary to cancel and/or extinguish such publicly filed Liens and/or security interests.
(iii)    Voting. Class 3 is Impaired, and Holders of Allowed Secured Prepetition Credit Agreement Claims are entitled to vote to accept or reject the Plan.
(d)    Class 4 – General Unsecured Claims.
(i)    Classification. Class 4 consists of all General Unsecured Claims.
(ii)    Treatment. Except to the extent otherwise agreed by the Debtors, the Requisite Supporting Lenders (in the event the Supporting Lenders are the Successful Bidder), and the applicable Holder, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive:
(A)    If the Supporting Lenders are the Successful Bidders, the Holder’s Pro Rata Share of the GUC Trust Distributable Cash, if any, subject to the claim subordination provisions set forth in Section 5.04(f) and (g) hereof; or
(B)    If a bidder other than the Supporting Lenders is the Successful Bidder, the Holder’s Pro Rata Share of any Distributable Cash remaining after all Allowed Secured Prepetition Credit Agreement Claims have been paid in full in cash.
(iii)    Voting. Class 4 is Impaired, and Holders of Allowed General Unsecured Claims are entitled to vote to accept or reject the Plan.
(e)    Class 5 – Intercompany Claims.
(i)    Classification. Class 5 consists of all Intercompany Claims.
(ii)    Treatment. On the Effective Date, all Intercompany Claims shall, at the election of the Debtors, with the approval of the Requisite Supporting Lenders (in the event the Supporting Lenders are the Successful Bidder), be either (A) Reinstated or (B) deemed automatically cancelled, released, and extinguished for no consideration; provided, however, that any Reinstatement of Intercompany Claims pursuant to the immediately preceding clause (A) shall not affect the deemed substantive consolidation of the Estate and Chapter 11 Case of each Debtor for distribution purposes only, pursuant to Section 5.01 of the Plan.
(iii)    Voting. Class 5 is Unimpaired, and Holders of Intercompany Interests are conclusively presumed to have accepted the Plan.
(f)    Class 6 – Intercompany Interests.

(i)    Classification. Class 6 consists of all Intercompany Interests.
(ii)    Treatment. On the Effective Date, all Intercompany Interests shall, at the election of the Debtors, with the approval of the Requisite Supporting Lenders (in the event the Supporting Lenders are the Successful Bidder), be either (A) Reinstated or (B) deemed automatically cancelled, released, and extinguished for no consideration; provided, however, that any Reinstatement of Intercompany Claims pursuant to the immediately preceding clause (A) shall not affect the deemed substantive consolidation of the Estate and Chapter 11 Case of each Debtor for distribution purposes only, pursuant to Section 5.01 hereof.
(iii)    Voting. Class 6 is Unimpaired, and Holders of Intercompany Interests are conclusively presumed to have accepted the Plan.
(g)    Class 7 – Section 510(b) Claims and Recharacterized Claims.
(i)    Classification. Class 7 consists of all Section 510(b) Claims and Recharacterized Claims.
(ii)    Allowance. Notwithstanding anything to the contrary herein, a Section 510(b) Claim, if any such Claim exists, may only become Allowed by Final Order.
(iii)    Treatment. On the Effective Date, each Section 510(b) and each Recharacterized Claim shall be cancelled, extinguished, and discharged, and the Holder thereof shall not receive or retain any property under the Plan on account of such claim.
(iv)    Voting. Class 7 is Impaired, and Holders of Allowed Section 510(b) Claims and Recharacterized Claims are deemed to have rejected the Plan.
(h)    Class 8 – Interests in Melinta Therapeutics.
(i)    Classification. Class 8 consists of all Interests in Melinta Therapeutics.
(ii)    Treatment. On the Effective Date, Allowed Interests in Melinta Therapeutics, including Old Melinta Securities, shall be deemed automatically cancelled, released, discharged, and extinguished without further action by the Reorganized Debtors or the Plan Administrator (as applicable), and the Holders thereof shall not receive or retain any property under the Plan on account of such interest.
(iii)    Voting. Class 8 is Impaired, and Holders of Allowed Interests in Melinta Therapeutics are deemed to have rejected the Plan.
ARTICLE IV

ACCEPTANCE
Section 4.01    Classes Entitled to Vote. Classes 3 and 4 are Impaired and are entitled to vote to accept or reject this Plan. By operation of law, Classes 1, 2, 5, and 6 are

Unimpaired and are conclusively presumed to have accepted this Plan and, therefore, are not entitled to vote. By operation of law, Classes 7 and 8 are deemed to have rejected this Plan and are not entitled to vote.
Section 4.02    Acceptance by Impaired Classes. An Impaired Class of Claims shall have accepted this Plan if (a) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept this Plan and (b) the Holders of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.
Section 4.03    Elimination of Classes. To the extent applicable, any Class that does not contain any Allowed Claims or any Claims temporarily allowed for voting purposes under Bankruptcy Rule 3018 as of the date of commencement of the Confirmation Hearing for all Debtors or with respect to any particular Debtor shall be deemed to have been deleted from this Plan for all Debtors or for such particular Debtor, as applicable, for purposes of (a) voting to accept or reject this Plan and (b) determining whether it has accepted or rejected this Plan under section 1129(a)(8) of the Bankruptcy Code.
Section 4.04    Deemed Acceptance if No Votes Cast. If no Holders of Claims eligible to vote in a particular Class vote to accept or reject the Plan, this Plan shall be deemed accepted by the Holders of such Claims in such Class.
Section 4.05    Cramdown. To the extent necessary, the Debtors shall request Confirmation of this Plan under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify, amend, or withdraw this Plan, with respect to all Debtors or any individual Debtor or group of Debtors, to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.
ARTICLE V

MEANS OF IMPLEMENTATION OF THE PLAN
Section 5.01    Substantive Consolidation. This Plan contemplates and is predicated upon the deemed substantive consolidation of the Estate and Chapter 11 Case of each Debtor with the Estate and Chapter 11 Case of each other Debtor for distribution purposes only. On the Effective Date, each Claim filed or to be filed against any Debtor shall be deemed filed only against Melinta Therapeutics and shall be deemed a single Claim against and a single obligation of Melinta Therapeutics for distribution purposes only and the claims register shall be updated accordingly. This limited substantive consolidation effected pursuant to this Section 5.01 of the Plan shall not otherwise affect the rights of any Holder of any Claim, or affect the obligations of any Debtor with respect to such Claim.
Section 5.02    General Settlement of Claims and Interests. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan, including the claim subordination provisions set forth in Section

5.04(f) hereof, shall constitute a good-faith compromise and settlement of all Claims, Interests, or Causes of Action that (a) are subject to compromise and settlement, or discharge, pursuant to the terms of the Plan; (b) have been released pursuant to Section 9.04 of the Plan; (c) have been released pursuant to Section 9.05 of the Plan; (d) are subject to exculpation pursuant to Section 9.06 of the Plan; or (e) are otherwise stayed or terminated pursuant to the terms of the Plan.
Section 5.03    Plan Funding. Distributions under this Plan will be funded from the following sources:
(a)    Distributable Cash, if applicable;
(b)    the GUC Trust Distributable Cash, if applicable; and
(c)    after all Disputed Claims have been finally Allowed or Disallowed, the amount of Disputed Claims Reserve Excess Balance.
Section 5.04    Plan Sale. In the event that the Debtors effectuate a Plan Sale, the following provisions will govern implementation of the Plan.
(a)    Creditors’ Oversight Committee. In the event of a Plan Sale other than the Supporting Lender Transaction, a Creditors’ Oversight Committee comprised of one representative of the Supporting Lenders and one representative chosen by the Creditors’ Committee shall be formed on the Effective Date, and the Reorganized Debtors shall seek the consent (not to be unreasonably withheld) of each member of the Creditors’ Oversight Committee prior to (i) filing objections to, or motions to subordinate or recharacterize, material Claims, (ii) settling, compromising, withdrawing, or litigating to judgment such objections or motions, or (iii) filing any material causes of action on behalf of the estates; provided that the representative of the Supporting Lenders may, in its sole discretion, resign from the Creditors’ Oversight Committee at any time.
(b)    Reorganized Melinta Common Stock.
(i)    Reorganized Melinta Therapeutics shall authorize and issue the Reorganized Melinta Common Stock to the Plan Sale Purchaser. Distribution of Reorganized Melinta Common Stock hereunder shall constitute the issuance of 100% of the Reorganized Melinta Common Stock, and such stock shall be deemed issued on the Effective Date. Any issuance of Reorganized Melinta Common Stock by Reorganized Melinta Therapeutics, options for the purchase thereof, or other equity awards, if any, providing for the issuance of Reorganized Melinta Common Stock, is authorized without the need for any further corporate action or further action of the Reorganized Debtors.
(ii)    On and after the Effective Date, Reorganized Melinta Therapeutics will be a private company, and the governance of the Reorganized Debtors, and all documents or agreements relating thereto, shall be determined by the Plan Sale Purchaser in its sole discretion and described and included in the Plan Supplement.

(iii)    Any shares, membership units, or functional equivalent thereof, as applicable, of Reorganized Melinta Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.
(iv)    As of the Effective Date: (A) any Reorganized Melinta Common Stock will not be registered under the Securities Act, listed on a national securities exchange, or quoted in the over-the-counter marketplace; (B) Reorganized Melinta Therapeutics and the other Reorganized Debtors will not be reporting companies under the Securities Act; (C) Reorganized Melinta Therapeutics and the other Reorganized Debtors will not be required to, and will not, file reports or other information with the Securities and Exchange Commission or any other person or agency; and (D) Reorganized Melinta Therapeutics and the other Reorganized Debtors will not be required to file monthly operating reports with the Bankruptcy Court after the Effective Date.
(c)    Continued Corporate Existence. The Debtors shall continue to exist after the Effective Date as separate entities, the Reorganized Debtors, with all the powers of corporations under applicable law in the jurisdictions in which the Debtors have been formed, and pursuant to their certificates of formation and bylaws or other organizational documents in effect prior to the Effective Date, except to the extent such certificates of formation and bylaws or other organization documents are amended and restated by this Plan (including the Plan Supplement), or by the Reorganized Debtors.
(d)    Good-Faith Transaction Structuring. The Debtors shall work in good faith with the Plan Sale Purchaser to structure the Plan Sale and related transaction to the maximum extent possible in a tax-efficient and cost-effective manner for the benefit of the Plan Sale Purchaser, so long as such tax structuring is not materially adverse to the Debtors.
(e)    GUC Trust. Upon the occurrence of the Supporting Lender Transaction Effective Date, if applicable, the GUC Trust will be established for the benefit of Holders of Allowed General Unsecured Claims, pursuant to documentation, including the GUC Trust Agreement approved by the Debtors, the GUC Trustee, and the GUC Trust Oversight Committee, in consultation with Vatera and MedCo, for the primary purpose of holding and administering the GUC Trust Assets, and distributing GUC Trust Distributable Cash (if any) pursuant to this Plan, with no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the trust. On the Supporting Lender Transaction Effective Date, the Initial GUC Trust Funding Amount will be transferred by the Debtors or the Supporting Lenders on behalf of the Reorganized Debtors to the GUC Trust. On the Supporting Lender Transaction Effective Date or as soon as reasonably practicable thereafter and provided that the Global Settlement Term Sheet remains in full force and effect and has not been terminated, the Vatera GUC Trust Contribution Amount will be transferred to the GUC Trust. The GUC Trust will be controlled and administered by the GUC Trustee, subject to the oversight and direction of the GUC Trust Oversight Committee. The Debtors and the Reorganized Debtors shall have no direct or indirect control, influence, or authority over the GUC Trust, the GUC Trustee, or the GUC Trust Oversight Committee or any of their respective decisions. The GUC Trust shall be a legally separate and distinct Entity from the Debtors and/or the Reorganized Debtors. In no event shall the GUC Trust be deemed a successor of either the Debtors or the Reorganized Debtors.
On the Supporting Lender Transaction Effective Date, if applicable, all GUC Trust Causes of Action shall vest in the GUC Trust. Any recovery from the GUC Trust Causes of Action shall constitute GUC Trust Assets. Notwithstanding anything to the contrary herein, the GUC Trustee, subject to the oversight and direction of the GUC Trust Oversight Committee, shall have the exclusive control over all aspects of the GUC Trust Causes of Action that vest in the GUC Trust, including the investigation, prosecution, and disposition of same, in accordance with the terms of the GUC Trust Agreement, and the Reorganized Debtors shall have no rights, powers, or duties with respect to any aspect of any of the GUC Trust Causes of Action that vest in the GUC Trust.
It is intended that the GUC Trust qualify as a “liquidating trust” within the meaning of Treasury Regulations Section 301.7701-4(d). In general, a liquidating trust is not a separate taxable entity but rather is treated for U.S. federal income tax purposes as a “grantor” trust (i.e., a pass-through entity). The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. The GUC Trust will be structured with the intention of complying with such general criteria. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including the GUC Trustee and holders of beneficial interests in the GUC Trust) are required to treat for U.S. federal income tax purposes the GUC Trust as a grantor trust of which such holders of beneficial interests are the owners and grantors. The GUC Trustee is hereby appointed in such instance pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to handle all of the GUC Trust’s tax matters, including without limitation, the filing of all tax returns, and the handling of tax audits and proceedings, of the GUC Trust. Notwithstanding the forgoing, the GUC Trustee may make an election under Treasury Regulations Section 1.468B-9(c)(2)(ii) to treat the GUC Trust (or any portion thereof) as a disputed ownership fund. The GUC Trustee shall be responsible for filing information on behalf of the GUC Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) or as a disputed ownership fund.
(f)    Claim Subordination Matters.
(i)    Vatera Claims. On the Supporting Lender Transaction Effective Date, if applicable, subject to Section 5.04(g) below and the inclusion of the Vatera Persons as Released Parties hereunder, the Vatera Claims shall be automatically subordinated to all other Allowed Class 4 General Unsecured Claims solely in respect of the first $4,000,000 of GUC Trust Distributable Cash distributed to Holders of Allowed Class 4 General Unsecured Claims, and any GUC Trust Distributable Cash that would otherwise be distributed to the Vatera Lenders on account of any Vatera Claim shall, solely to the extent of such subordination, be paid to Holders of other Allowed Class 4 General Unsecured Claims on a Pro Rata basis. For the avoidance of doubt, the Vatera Lenders shall, to the extent of any Allowed Class 4 General Unsecured Claims they hold, be entitled to receive their Pro Rata Share of any other GUC Trust Assets, including additional GUC Trust Distributable Cash distributed to Holders of Allowed Class 4 General Unsecured Claims after $4,000,000 of GUC Trust Distributable Cash has been distributed, and shall not be subordinated to any General Unsecured Claims with respect to any distributions made after the first $4,000,000 of GUC Trust Distributable Cash distributed to Holders of Allowed Class 4 General Unsecured Claims.
(ii)    MedCo Claims. On the Supporting Lender Transaction Effective Date, if applicable, MedCo shall receive an Allowed Class 4 General Unsecured Claim in the amount of $90 million on account of proof of Claim number 335 (the “Allowed MedCo Claim”) and, subject to the inclusion of the MedCo Persons as Released Parties hereunder, the Allowed MedCo Claim shall be automatically subordinated to:
(A)    Subject to Section 5.04(g) below, all other Allowed Class 4 General Unsecured Claims in respect of the first $3,500,000 of GUC Trust Distributable Cash distributed to Holders of Allowed Class 4 General Unsecured Claims; and
(B)    All other Allowed General Unsecured Claims in respect of the Vatera GUC Trust Contribution Amount.
Any GUC Trust Distributable Cash that would otherwise be distributed to MedCo on account of any Class 4 General Unsecured Claim shall, solely to the extent of the subordination described in the preceding clauses (A) and (B), be paid to Holders of other Allowed Class 4 General Unsecured Claims on a Pro Rata basis. For the avoidance of doubt, MedCo shall, to the extent of any Allowed Class 4 General Unsecured Claims it holds, be entitled to receive its Pro Rata Share of any other GUC Trust Assets, including any additional GUC Trust Distributable Cash distributed to Holders of Allowed Class 4 General Unsecured Claims after $4,000,000 of GUC Trust Distributable Cash has been distributed, and shall not be subordinated to any General Unsecured Claims with respect to any distributions made after the first $4,000,000 of GUC Trust Distributable Cash distributed to Holders of Allowed Class 4 General Unsecured Claims.
(iii)    Prepetition Lender Claims. On the Supporting Lender Transaction Effective Date, if applicable, and conditioned upon none of the Creditors’ Committee, the MedCo Persons, or the Vatera Persons having commenced a Challenge (as defined in the Cash Collateral Order) at any time (including after the Supporting Lender Transaction Date), the following shall occur:
(A)    The Creditors’ Committee, Vatera, and MedCo shall irrevocably and unconditionally release and waive any Challenge (as such term is defined in the Cash Collateral Order) relating in any way to the Prepetition Lenders, the Prepetition Agent, the Prepetition Credit Documents, or the Prepetition Credit Agreement Claims and such Claims shall be deemed Allowed;
(B)    The Prepetition Lenders and the Prepetition Agent shall irrevocably and unconditionally waive any Class 4 General Unsecured Claims against the Debtors, and waive and release any right to any distributions on account of such Claims; and
(C)    The Prepetition Lenders and the Prepetition Agent shall waive the right to enforce any “pay-over” or “turn-over” provision of the Subordination Agreement against the Vatera Lenders with respect to any distribution made to any Vatera Lenders on account of any Allowed Class 4 General Unsecured Claim.
(g)    GUC Trust Expenditures.
(i)    The GUC Trust may expend up to a maximum of $2,000,000 in professional fees in costs of administration, wind down, and pursuing claims and assets without requiring any input from any party outside of the GUC Trust Oversight Committee;
(ii)    To the extent that the GUC Trust, by and through a decision of the GUC Trust Oversight Committee, wishes to spend in excess of $2,000,000 in the exercise of its fiduciary responsibilities, any such expenditure will be subject to the advice and prior written consent of Vatera and MedCo, not to be unreasonably withheld; and
(iii)    If the GUC Trust spends funds over and above the $2,000,000 threshold, without the advice and prior written consent of Vatera and MedCo, but makes recoveries that restore the balance to the level of the Initial GUC Trust Funding Amount (the “Recovery”), then the subordination to which Vatera and the MedCo have agreed with respect to the Initial GUC Trust Funding Amount (as set forth in Sections 5.04(f)(i) and 5.04(f)(ii)(A) hereof), shall not apply to the portion of the Recovery representing a replenishment of any professional fees expended in excess of the $2,000,000 threshold.
(h)    Dissolution of Certain Entities. On the Effective Date, Rib-X Therapeutics Ltd. shall be deemed dissolved under applicable law for all purposes without the necessity for any other or further actions to be taken by or on behalf of such Entities or payments to be made in connection therewith; provided, however, the Debtors or the Reorganized Debtors, as applicable, may, but are not required, to take any actions they determine to be desirable to effectuate the foregoing.
Section 5.05    Section 363 Sale. In the event that the Debtors effectuate a Section 363 Asset Sale, the following provisions will govern implementation of the Plan.
(a)    Compliance with the Asset Purchase Agreement. Notwithstanding anything in the Plan to the contrary, nothing herein shall eliminate any post-closing obligations of the Debtors or the Section 363 Asset Purchaser under the Asset Purchase Agreement, if any.
(b)    Plan Administrator.
(i)    Appointment of Plan Administrator. From and after the Effective Date, an Entity to be designated by the Debtors shall serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Plan, until the resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement and the Plan. The Debtors shall file, as part of the Plan Supplement, a notice providing the information set forth in sections 1129(a)(4) and (5) of the Bankruptcy Code with respect to the Entity who the Debtors have selected as Plan Administrator. The appointment of the Plan Administrator shall be approved in the Confirmation Order, and such appointment shall be effective as of the Effective

Date. The Plan Administrator shall have and perform all of the duties, responsibilities, rights, and obligations set forth in the Plan and the Plan Administrator Agreement.
(ii)    The Plan Administrator Agreement. Prior to or on the Effective Date, the Debtors shall execute a Plan Administrator Agreement in substantially the same form as set forth in the Plan Supplement. Any nonmaterial modifications to the Plan Administrator Agreement made by the Debtors prior to the Effective Date are hereby ratified. The Plan Administrator Agreement will, subject to consultation with the Requisite Supporting Lenders, contain provisions permitting the amendment or modification of the Plan Administrator Agreement as necessary to implement the provisions of the Plan.
(iii)    Rights, Powers, and Duties of the Debtors and the Plan Administrator. Following the Effective Date, the Debtors shall retain and have all the rights, powers, and duties necessary to carry out their responsibilities under the Plan and the Plan Administrator Agreement. The Plan Administrator shall seek to preserve and protect all applicable privileges of the Debtors, as applicable, including any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral). Such rights, powers, and duties, which shall be exercisable by the Plan Administrator on behalf of the Liquidating Debtors and the Estates pursuant to the Plan and the Plan Administrator Agreement, shall include, among others, (A) making distributions to Holders of Allowed Claims and Interests as provided for in the Plan, (B) administering, reconciling, and resolving Administrative Claims, Professional Claims, Priority Tax Claims, Other Priority Claims, and General Unsecured Claims, (C) filing tax returns and paying taxes, (D) administering the Debtors’ 401(k) benefit plans, and (E) dissolving the Debtors.
(iv)    Compensation of the Plan Administrator. The Plan Administrator shall be compensated from the Wind-Down Reserve pursuant to the terms of the Plan Administrator Agreement. Any professionals retained by the Plan Administrator shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Wind-Down Reserve. The payment of the fees and expenses of the Plan Administrator and its retained professionals shall be made in the ordinary course of business in accordance with the Wind-Down Budget and shall not be subject to the approval of the Bankruptcy Court; provided, however, that any disputes related to such fees and expenses shall be brought before the Bankruptcy Court.
(v)    Indemnification. Following the Effective Date, the Liquidating Debtors shall indemnify and hold harmless (A) the Plan Administrator (in its capacity as such and as officer and director of the Debtors), (B) such individuals that may serve as officers and directors of the Liquidating Debtors following the Effective Date, if any, and (C) any professionals retained by the Plan Administrator (collectively, the “Indemnified Parties”), from and against and with respect to any and all liabilities, losses, damages, claims, costs, and expenses, including, but not limited to, attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than acts or omissions resulting from such Indemnified Party’s willful misconduct, willful violation of this Plan or any order of the Bankruptcy Court, or gross negligence, with respect to the Liquidating Debtors or the implementation or administration of the Plan or the Plan Administrator Agreement. To the extent an Indemnified Party asserts a claim for indemnification as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the asserted right of indemnification shall be advanced to such Indemnified Party (and such Indemnified Party undertakes to repay such amounts if it ultimately shall be determined that such Indemnified Party is not entitled to be indemnified therefore) out of the Wind-Down Reserve or any insurance purchased using the Wind-Down Reserve. The indemnification provisions of the Plan Administrator Agreement shall remain available to and be binding upon any former Plan Administrator or the estate of any decedent of the Plan Administrator and shall survive the termination of the Plan Administrator Agreement.
(vi)    Exculpation. Following the Effective Date, the organizational documents of the Liquidating Debtors shall provide for the exculpation of the Plan Administrator to the fullest extent permitted by applicable law, other than for acts or omissions resulting from such Indemnified Party’s willful misconduct, willful violation of this Plan or any order of the Bankruptcy Court, or gross negligence.
(vii)    Insurance. The Plan Administrator shall be authorized to obtain and pay for out of the Wind-Down Reserve, in accordance with the Wind-Down Budget, all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors, and the Liquidating Debtors, including, but not limited to, coverage with respect to (A) any property that is or may in the future become the property of the Liquidating Debtors or their Estates following the Effective Date and (B) the liabilities, duties, and obligations of the Plan Administrator and its agents, representatives, employees, or independent contractors under the Plan Administrator Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may remain in effect for a reasonable period of time as determined by the Plan Administrator after the termination of the Plan Administrator Agreement.
(c)    Merger and Dissolution of the Reorganized Debtors. Immediately following the occurrence of the Effective Date, (i) the respective boards of directors of the Liquidating Debtors shall be terminated and the members of the boards of directors of the Debtors shall be deemed to have resigned and (ii) the Liquidating Debtors shall continue to exist after the Effective Date in accordance with the laws of the State of Delaware and pursuant to their respective certificates of incorporation, bylaws, articles of formation, operating agreements, and other organizational documents in effect prior to the Effective Date, except to the extent such organizational documents are amended under the Plan, for the limited purposes of liquidating all of the assets of the Estates and making distributions in accordance with the Plan.
On the Effective Date, and without further order of the Bankruptcy Court, each of the Subsidiary Debtors shall be deemed merged with and into Melinta Therapeutics, without the necessity of any other or further actions to be taken by or on behalf of the Liquidating Debtors or payments to be made in connection therewith; provided, however, that the Liquidating Debtors or the Plan Administrator, on behalf of the Liquidating Debtors, may execute and file documents and take all other actions as they deem appropriate relating to the foregoing corporate actions under the laws of the State of Delaware and, in such event, all applicable regulatory or governmental agencies shall take all steps necessary to allow and effect the prompt merger of the Debtors as provided herein, without the payment of any fee, tax, or charge and without the need for the filing of reports or certificates.
Moreover, on and after the first day following the Effective Date, Melinta Therapeutics and the Subsidiary Debtors (i) shall be deemed to have withdrawn their business operations from any state in which they were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal, and (ii) shall not be liable in any manner to any taxing or other authority for franchise, business, license, or similar taxes accruing on or after the Effective Date.
(d)    Accounts and Reserves.
(i)    Wind-Down Reserve. On or before the Effective Date, the Debtors or the Liquidating Debtors (as applicable) shall create and fund the Wind-Down Reserve in Cash in the amount of the Wind-Down Budget. No payments to the Plan Administrator and its professionals shall be made from any source other than the Wind-Down Reserve. The Plan Administrator shall segregate and shall not commingle the Cash held in the Wind-Down Reserve.
(ii)    Other Reserves and Modifications to Reserves. Subject to and in accordance with the provisions of the Plan Administrator Agreement and the Wind-Down Budget, the Plan Administrator may establish and administer any other necessary reserves that may be required under the Plan or the Plan Administrator Agreement. Notwithstanding anything to the contrary contained in the Plan, the Plan Administrator may make transfers of money between the reserves established hereunder to satisfy Claims and other obligations solely in accordance with the Plan and the Wind-Down Budget.
(e)    Consent Rights of Supporting Lenders. Unless and until all Secured Prepetition Credit Agreement Claims have been paid in full in Cash, the following matters shall be subject to the prior consent (not to be unreasonably withheld, conditioned, or delayed) of the Supporting Lenders: (i) the identity of the Plan Administrator; (ii) the form and substance of the Plan Administrator Agreement; (iii) the Wind-Down Budget; (iv) the settlement of, or agreement to Allow, any Administrative Claim pursuant to Section 2.01 of this Plan; (v) the Debtors’ election to pay an Allowed Priority Tax Claim in installment payments over a period of not more than five years after the Petition Date pursuant to Bankruptcy Code section 1129(a)(9)(C); and (vi) the administration of Claims against the Debtors pursuant to Section 7.02 of this Plan.
Section 5.06    Cancellation of Prepetition Credit Agreement, Vatera Facility, and Interests. Except as otherwise provided in the Plan, on and after the Effective Date, all notes, instruments, certificates, agreements, mortgages, security documents, and other documents evidencing Claims or Interests, including the Prepetition Credit Agreement Claims, the Vatera Claims, and Interests in Melinta Therapeutics, shall be deemed canceled and surrendered without any need for further action or approval of the Bankruptcy Court or any Holder or other person and the obligations of the Debtors, as applicable, thereunder or in any way related thereto shall be deemed satisfied in full, and the Supporting Lenders and the Vatera

Lenders shall be released from all duties thereunder; provided that, notwithstanding Confirmation or consummation of the Plan, any such agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of: (i) allowing such Holders to receive distributions under the Plan; (ii) allowing such Holders to enforce their rights, claims, and interests vis-à-vis any parties other than the Debtors or the Reorganized Debtors or the Liquidating Debtors (as applicable); (iii) allowing the Vatera Lenders to make the distributions in accordance with the Plan (if any), as applicable; (iv) preserving any rights of the Prepetition Lenders and the Vatera Lenders to payment of fees, expenses, and indemnification obligations as against any money or property distributable to the Holders under the relevant credit agreement, including any rights to priority of payment and/or to exercise charging liens; (v) allowing such Holders to enforce any obligations owed to each of them under the Plan; (vi) allowing the Supporting Lenders and the Vatera Lenders to exercise rights and obligations relating to the interests of the Holders under the relevant credit agreements; (vii) allowing such Holders to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court, including for the purpose of, but not limited to, enforcing the respective obligations owed to such parties under the Plan; and (viii) permitting such Holders to perform any functions that are necessary to effectuate the foregoing; provided, further, that except as provided herein, the preceding proviso shall not affect the settlement and release of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, as applicable.
Section 5.07    Disputed Claims Reserve. On or before the Initial Distribution Date, the Distribution Agent shall create the Disputed Claims Reserve. On each Distribution Date, the Distribution Agent shall fund the Disputed Claims Reserve in Cash, in the amount of the Disputed Claims Reserve Amount. No payments made on account of Disputed General Unsecured Claims that become Allowed General Unsecured Claims after the Effective Date shall be made from any source other than the Disputed Claims Reserve. After all Disputed Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid their respective Pro Rata Share by the Distribution Agent, any remaining Cash in the Disputed Claims Reserve shall become Distributable Cash.
Section 5.08    Exemption from Certain Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment to the fullest extent contemplated by section 1146(a) of the Bankruptcy Code, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall be directed to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
Section 5.09    Employee Matters.
(a)    Employment Agreements. The Debtors shall assume or reject employment, severance (change in control), retirement, indemnification, or other agreements with their pre-Effective Date managers, officers, and employees in accordance with the provisions of Article VI of this Plan and the applicable provisions of the Restructuring Support Agreement (including, without limitation, Section 7.4 thereof, which governs certain employee matters in connection with a Supporting Lender Transaction). The Reorganized Debtors may enter into new employment arrangements, retention agreements, and/or change in control agreements with the Debtors’ officers who continue to be employed after the Effective Date, subject to the applicable provisions of the Restructuring Support Agreement.
(b)    Other Incentive Plans and Employee Benefits. Unless otherwise specified in this Plan or the Restructuring Support Agreement (including, without limitation, Section 7.4 thereof, which governs certain employee matters in connection with a Supporting Lender Transaction), and except in connection and consistent with Section 5.09(a), on and after the Effective Date, the Reorganized Debtors shall have the sole discretion to (i) amend, adopt, assume, and/or honor, in the ordinary course of business or as otherwise provided herein, any contracts, agreements, policies, programs, and plans assumed pursuant to Article VI of this Plan for, among other things, compensation, pursuant to the terms thereof or hereof, including any incentive plan, retention plan, 401(k) plan, healthcare benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation benefits, life insurance, and accidental death and dismemberment insurance for the managers, officers, and employees of the Debtors who served in such capacity from and after the Petition Date, and (ii) honor, in the ordinary course of business and in accordance with the applicable policies of the Debtors, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date.
(c)    Commitments Under Restructuring Support Agreement. For the avoidance of doubt, nothing in this Section 5.09 is intended, or shall be construed, to limit or modify the covenants of the Supporting Lenders pursuant to Section 7.4 of the Restructuring Support Agreement, all of which shall continue in full force and effect in accordance with their terms.
Section 5.10    Preservation of Causes of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code, in the event of a Plan Sale, the Reorganized Debtors shall, and in the event of a Section 363 Asset Sale, the Liquidating Debtors and their Estates shall, retain all of the Debtors’ Causes of Action other than any Causes of Action that are acquired assets under any Asset Purchase Agreement or released pursuant to the terms of this Plan or an order of the Bankruptcy Court. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan or an order of the Bankruptcy Court, or acquired by the Section 363 Asset Purchaser or otherwise released pursuant to the Asset Purchase Agreement, the Debtors expressly reserve all of their Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or consummation of the Plan. For the avoidance of doubt, upon the occurrence of the Supporting Lender Transaction Effective Date, if applicable, the GUC Trust Causes of Action shall vest in the GUC Trust, and all remaining Causes of Action, including the Excluded Causes of Action, other than those Causes of Action released pursuant to the terms of this Plan or an order of the Bankruptcy Court, shall vest in the Reorganized Debtors.

Section 5.11    Insured Claims. Notwithstanding anything to the contrary contained herein, to the extent any Insurance Contract(s) provides coverage with respect to any General Unsecured Claim, the Holder of such Claim shall (i) be paid in accordance with the terms of any applicable Insurance Contract(s), and (ii) if applicable, receive the treatment provided for in this Plan for Allowed General Unsecured Claims to the extent the applicable Insurance Contract(s) does not provide coverage with respect to any portion of the Claim.
ARTICLE VI

UNEXPIRED LEASES AND EXECUTORY CONTRACTS
Section 6.01    Assumption and Rejection in Case of Plan Sale to the Supporting Lenders. If the Supporting Lenders are the Successful Bidder, the terms and provisions of this Article VI shall be subject to the Restructuring Support Agreement and the Bidding Procedures Order, and to the extent this Article VI conflicts with any of the foregoing, the foregoing shall govern.
Section 6.02    Executory Contracts and Unexpired Leases to Be Rejected. Upon the occurrence of the Effective Date, each Executory Contract and Unexpired Lease (including, without limitation, those set forth on the Schedule of Rejected Contracts and Unexpired Leases, as the same may be amended, supplemented, or otherwise modified from time to time) shall be deemed rejected in accordance with, and subject to, sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory Contract or Unexpired Lease: (i) is listed on the Schedule of Assumed Executory Contracts contained in the Plan Supplement; (ii) has been previously assumed by the Debtors by Final Order of the Bankruptcy Court or has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iii) is the subject of a motion to assume pending as of the Effective Date; or (iv) is an Insurance Contract. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Counterparties to Executory Contracts or Unexpired Leases that are deemed rejected as of the Effective Date shall have the right to assert any Claim on account of the rejection of such Executory Contracts or Unexpired Leases subject to compliance with the requirements herein.
(a)    Preexisting Obligations to Debtors. Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors under such contracts or leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors and the Plan Administrator expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties, or continued maintenance obligations on goods previously purchased by the contracting Debtors or Reorganized Debtors, as applicable, from counterparties to rejected or repudiated Executory Contracts or Unexpired Leases.
(b)    Rejection Damages Claim Procedures. Unless otherwise provided by a Bankruptcy Court order, any proofs of Claim asserting Claims arising from the rejection of the Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Claims and Solicitation Agent no later than 30 days after the later of the Effective Date, the effective date of rejection, or the date notice of such rejection is transmitted by the Reorganized Debtors or the Plan Administrator, as applicable, to the counterparty to such Executory Contract or Unexpired Lease. The Reorganized Debtors shall provide the GUC Trustee with a copy of all notices of rejection transmitted to counterparties as and when transmitted. The Reorganized Debtors or the GUC Trustee, as applicable, shall be entitled to object to, and seek disallowance of, any proofs of Claim arising from the rejection of Executory Contracts and Unexpired Leases, including on the grounds that they were not timely filed and served. All Allowed Claims arising from the rejection of Executory Contracts and Unexpired Leases shall be classified as General Unsecured Claims.
(c)    Reservation of Rights. Notwithstanding anything to the contrary herein, prior to the Effective Date, the Debtors may amend their decision with respect to the rejection of any Executory Contract or Unexpired Lease.
Section 6.03    Executory Contracts and Unexpired Leases to Be Assumed. Upon the occurrence of the Effective Date, each Executory Contract that (i) is listed on the Schedule of Assumed Executory Contracts and Unexpired Leases contained in the Plan Supplement; (ii) has been previously assumed by the Debtors by Final Order of the Bankruptcy Court or has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iii) is the subject of a motion to assume pending as of the Effective Date; or (iv) is an Insurance Contract, shall be deemed assumed, in accordance with, and subject to, sections 105, 365 and 1123 of the Bankruptcy Code as of the Effective Date.
The Confirmation Order will constitute an order of the Bankruptcy Court approving such assumptions pursuant to sections 105, 365 and 1123 of the Bankruptcy Code as of the Effective Date. To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan (including any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the Reorganized Debtors’ or Liquidating Debtors’ (as applicable) assumption of such Executory Contract or Unexpired Lease, then such provision shall be deemed modified such that the transactions contemplated by the Plan will not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Each Executory Contract or Unexpired Lease assumed pursuant to this Article VI of the Plan will revest in and be fully enforceable by the Reorganized Debtors and the Plan Administrator (if applicable), except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.
(a)    Modifications, Etc. Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements have been previously rejected or repudiated or are rejected or repudiated pursuant to this Plan.
Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.
(b)    Proofs of Claim Based on Assumed Contracts or Leases. Any and all proofs of Claim based on Executory Contracts and Unexpired Leases that have been assumed or assumed and assigned in the Chapter 11 Cases, including hereunder, except proofs of Claim asserting Cure Amounts, pursuant to the order approving such assumption or assumption and assignment, including the Sale Order and the Confirmation Order, shall be deemed Disallowed and expunged from the Claims register as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court.
(c)    Cure Proceedings and Payments. With respect to each of the Executory Contracts and Unexpired Leases assumed hereunder, the Reorganized Debtors or the Liquidating Debtors (as applicable) shall designate a proposed Cure Amount, and the assumption of such Executory Contract or Unexpired Lease shall be conditioned upon the disposition of all issues with respect to the Cure Amount. Except as otherwise set forth on the Schedule of Assumed Executory Contracts and Unexpired Leases, the Cure Amount with respect to each of the Executory Contracts and Unexpired Leases assumed hereunder is designated by the Debtors as zero dollars, subject to the determination of a different Cure Amount pursuant to the procedures set forth herein (including Section 6.03(e) below) and in the Cure Notices. Except with respect to Executory Contracts and Unexpired Leases for which the Cure Amount is zero dollars, or for which the Cure Amount is in dispute, the Cure Amount shall be satisfied by the Reorganized Debtors or the Liquidating Debtors (as applicable), if any, by payment of the Cure Amount in Cash within 30 days following the occurrence of the Effective Date or as soon as reasonably practicable thereafter, or on such other terms as may be ordered by the Bankruptcy Court or agreed upon by the parties to the applicable Executory Contract or Unexpired Lease without any further notice to or action, order, or approval of the Bankruptcy Court.
Any provisions or terms of the Executory Contracts or Unexpired Leases to be assumed pursuant to the Plan that are, or may be, alleged to be in default, shall be satisfied solely by payment of the Cure Amount, or by an agreed-upon waiver of the Cure Amount. If there is a dispute regarding such Cure Amount, the ability of the Reorganized Debtors or the Liquidating Debtors (as applicable) to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of the Cure Amount shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption, or as may be agreed upon by the Reorganized Debtors or the Liquidating Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease; provided, however, that the Reorganized Debtors or the Liquidating Debtors (as applicable) shall have the right either to reject or nullify the assumption of any Executory Contract or Unexpired Lease within 21 days following the entry of a Final

Order determining the Cure Amount as greater than the amount that had been posited by the Reorganized Debtors, or requiring adequate assurance of future performance in an amount greater than had been proposed by the Reorganized Debtors.
Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cure Amount, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption, as applicable.
(d)    Cure Notice. No later than seven days before the Confirmation Hearing, the Debtors shall serve upon counterparties to such Executory Contracts and Unexpired Leases a Cure Notice (except for such counterparties that received a Cure Notice pursuant to the Bidding Procedures Motion and the Bidding Procedures Order) that will (i) notify the counterparty of the proposed assumption of the applicable Executory Contract or Unexpired Lease, (ii) list the applicable Cure Amount, if any, set forth on the Schedule of Assumed Executory Contracts and Unexpired Leases, (iii) describe the procedures for filing objections to the proposed assumption of the applicable Executory Contract or Unexpired Lease, (iv) describe the procedures for filing objections to the proposed Cure Amount of the applicable Executory Contract or Unexpired Lease, and (v) explain the process by which related disputes will be resolved by the Bankruptcy Court. If no objection is timely received, (A) the non-Debtor party to the assumed Executory Contract or Unexpired Lease shall be deemed to have consented to the assumption of the applicable Executory Contract or Unexpired Lease and shall be forever barred from asserting any objection with regard to such assumption, and (B) the proposed Cure Amount shall be controlling, notwithstanding anything to the contrary in any applicable Executory Contract, Unexpired Lease, or other document as of the date of the filing of the Plan, and the non-Debtor party to an applicable Executory Contract or Unexpired Lease shall be deemed to have consented to the Cure Amount and shall be forever barred from asserting, collecting, or seeking to collect any additional amounts relating thereto against the Debtors, the Reorganized Debtors or the GUC Trust, or the property of any of them.
(e)    Cure Objections. If a proper and timely objection to the Cure Notice or proposed Cure Amount was filed by the Cure Objection Deadline, the Cure Amount shall be equal to (i) the amount agreed to between the Reorganized Debtors or the Liquidating Debtors (as applicable) and the applicable counterparty or (ii) to the extent the Debtors or Reorganized Debtors or the Liquidating Debtors (as applicable) and counterparty do not reach an agreement regarding any Cure Amount or any other matter related to assumption, the Bankruptcy Court shall determine the Allowed amount of such Cure Amount and any related issues. Objections, if any, to the proposed assumption and/or Cure Amount must be in writing, filed with the Bankruptcy Court, and served in hard-copy form on the parties identified in the Cure Notice as well as the GUC Trustee, so that they are actually received by the Cure Objection Deadline. For the avoidance of doubt, nothing in this Plan or in the Confirmation Order shall extend the time by which counterparties to Executory Contracts or Unexpired Leases who received Cure Notices pursuant to the Bidding Procedures Order or the Bidding Procedures Motion were required to object to the assumption or assumption and assignment of the applicable Executory Contract or Unexpired Lease.
(f)    Hearing with Respect to Objections. If an objection to the proposed assumption of an Executory Contract or Unexpired Lease and/or to the proposed Cure Amount thereof is timely filed and received in accordance with the procedures set forth in Section 6.03(e) of the Plan, and the parties do not reach a consensual resolution of such objection, and if a hearing was not previously conducted pursuant to the Bidding Procedures Motion and the Bidding Procedures Order, a hearing with respect to such objection shall be held at such time scheduled by the Bankruptcy Court or the Reorganized Debtors or the Liquidating Debtors (as applicable). Objections to the proposed Cure Amount or assumption of an Executory Contract or Unexpired Lease will not be treated as objections to Confirmation of the Plan.
(g)    Reservation of Rights. Notwithstanding anything to the contrary herein, subject to the terms of the Restructuring Support Agreement, Bidding Procedures Order, and Sale Order, prior to the Effective Date, the Debtors may amend their decision with respect to the assumption of any Executory Contract or Unexpired Lease and provide a new notice amending the information provided in the applicable notice. In the case of an Executory Contract or Unexpired Lease designated for assumption that is the subject of a Cure Amount objection that has not been resolved prior to the Effective Date, the Reorganized Debtors or the Liquidating Debtors (as applicable) may designate such Executory Contract or Unexpired Lease for rejection at any time prior to the payment of the Cure Amount, as set forth in Section 6.03(c) of the Plan, and shall promptly thereafter provide such notice of such designation to the GUC Trustee.
Section 6.04    General Reservation of Rights. Neither the exclusion nor inclusion of any contract or lease on the Schedule of Assumed Executory Contracts and Unexpired Leases, nor anything contained in the Plan, shall constitute an admission by the Debtors, the Reorganized Debtors, the Committee, or the GUC Trustee, that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that the Debtors, the Reorganized Debtors or the GUC Trustee, or any of their Affiliates, has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Reorganized Debtors or the Liquidating Debtors (as applicable) shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.
Section 6.05    Insurance Contracts. Notwithstanding anything to the contrary in the Disclosure Statement, the Plan (including Section 5.09(b) thereof), the Plan Supplement, the Confirmation Order, the Global Settlement Term Sheet, and the Restructuring Support Agreement, any bar date order or notice or claim objection, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, confers Bankruptcy Court jurisdiction, grants an injunction or release, or requires a party to opt out of any releases, or any provision that sets a reserve): (a) on the Effective Date, all Insurance Contracts shall continue in effect after the Effective Date pursuant to their respective terms and conditions and shall be treated as if assumed in their entirety by the Reorganized Debtors, and subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute both approval of such assumption pursuant to sections 105 and 365 of the Bankruptcy Code and a finding by the Bankruptcy Court that such assumption is in the best interests of the Estates; (b) all rights, debts, obligations and liabilities of the Debtors under the Insurance Contracts shall survive and shall not be amended, modified, waived, released, discharged or impaired in any respect, and shall automatically become vested in the Reorganized Debtors on the Effective Date, and without necessity for further approvals or orders, and nothing shall alter the legal, equitable or contractual rights, obligations and defenses of the Debtors and the Insurers under the Insurance Contracts or modify the coverage provided thereunder or the terms and conditions thereof except that on and after the Effective Date, the Reorganized Debtors shall become and remain liable for all of the Debtors’ obligations under the Insurance Contracts regardless of whether such obligations arise before or after the Effective Date; (c) the claims of the Insurers arising (whether before or after the Effective Date) under the Insurance Contracts shall be paid in the ordinary course of business and without the need or requirement for any Insurer to file a proof of Claim or Administrative Claim (for the avoidance of doubt, the Reorganized Debtors shall retain the right, if any, to challenge any amounts owed under the Insurance Contracts in accordance with their terms); and (d) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article IX of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; (II) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay to proceed with its claim, and (C) all costs in relation to each of the foregoing; and (III) the Insurers to cancel any Insurance Contracts, and take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Insurance Contracts.
For the avoidance of doubt, and subject to and without limiting the foregoing paragraph, the Reorganized Debtors shall be deemed to have assumed all D&O Policies providing coverage for those insureds currently covered by such D&O Policies for the remaining term of such D&O Policies, including, without limitation, the six-year tail coverage purchased prior to the Petition Date, and confirmation of this Plan shall not discharge, impair or otherwise modify the D&O Policies or any obligations assumed by the deemed assumption thereof. For the further avoidance of doubt, all D&O Policies have been prefunded and will not require any additional premiums on or after the Effective Date, and shall provide coverage for the insureds for the remaining term of such D&O Policies in respect of any claims, demands, suits, Causes of Action, or proceedings against such insureds in at least the scope and amount as currently maintained by the Debtors, subject to the terms thereof. Nothing in this Plan shall be deemed to impair any Entity’s claim, if any, to proceeds of the D&O Policies or the priority of payment on such claim, if any, under the D&O Policies.

ARTICLE VII

PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS
Section 7.01    Determination of Claims and Interests. After the Effective Date, the Reorganized Debtors or the GUC Trust (as applicable) shall have and retain any and all rights and defenses the Debtors or other party-in-interest had with respect to any Claim or Interest immediately prior to the Effective Date, including the Causes of Action retained pursuant to Section 5.10 of the Plan, except with respect to any Claim or Interest deemed Allowed under this Plan.
Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date, including the Confirmation Order, no Claim or Interest shall become an Allowed Claim or Interest unless and until such Claim or Interest is deemed Allowed or the Bankruptcy Court has entered a Final Order, including the Confirmation Order, in the Chapter 11 Cases allowing such Claim or Interest. All settled Claims approved prior to the Effective Date pursuant to a Final Order of the Bankruptcy Court, pursuant to Bankruptcy Rule 9019 or otherwise, shall be binding on all parties. For the avoidance of doubt, any Claim determined and liquidated pursuant to (a) an order of the Bankruptcy Court or (b) applicable non-bankruptcy law (which determination has not been stayed, reversed, or amended and as to which determination or any revision, modification, or amendment thereof as to which the time to appeal or seek review or rehearing has expired and no appeal or petition for review or rehearing was filed or, if filed, remains pending) shall be deemed an Allowed Claim in such liquidated amount and satisfied in accordance with this Plan.
Nothing contained in this Section 7.01 shall constitute or be deemed a waiver of any claim, right, or Cause of Action that the Debtors, the Reorganized Debtors, or the GUC Trustee (as applicable), or any other party-in-interest may have against any Entity in connection with or arising out of any Claim, including any rights under section 157(b) of title 28 of the United States Code.
Section 7.02    Claims Administration Responsibility. The GUC Trustee (in the case of Class 4 General Unsecured Claims and the Reorganized Debtors (in the case of all other Claims) shall have responsibility for (a) administering, disputing, objecting to, compromising, or otherwise resolving all Claims against and Interests in the Debtors including, (i) filing, withdrawing, or litigating to judgment objections to Claims or Interests, (ii) settling or compromising any Disputed Claim or Disputed Interest without any further notice to or action, order, or approval by the Bankruptcy Court, and (iii) administering and adjusting the Claims register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court and (b) making distributions (if any) with respect to all Claims and Interests.
Section 7.03    Objections to Claims. Any objections to Claims (other than Administrative Claims) shall be served and filed on or before the Claims Objection Deadline (or such later date as may be established by the Bankruptcy Court upon request of the Reorganized Debtors or the GUC Trustee (as applicable), without further notice to parties-in-interest).

Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the Holder of the Claim if the Reorganized Debtors or the GUC Trustee (as applicable) effect service in any of the following manners: (a) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (b) to the extent counsel for a Holder of a Claim or Interest is unknown, by first-class mail, postage prepaid, on the signatory on the proof of Claim or other representative identified on the proof of Claim or any attachment thereto (or at the last known addresses of such Holder if no proof of Claim is filed or if the Debtors have been notified in writing of a change of address); or (c) by first-class mail, postage prepaid, on any counsel that has appeared on behalf of the Holder of the Claim in the Chapter 11 Cases and has not withdrawn such appearance. In the event that the Creditors’ Committee has not objected to the Claims of MedCo or the Vatera Lenders on or before March 12, 2020, any rights that the Creditors’ Committee, the Creditors’ Oversight Committee, and the GUC Trust has to object to such claims are forever waived and released.
Section 7.04    Disallowance of Claims. Except as otherwise agreed, any and all proofs of Claim filed after the applicable deadline for filing such proofs of Claim shall be deemed Disallowed and expunged as of the Effective Date without any further notice to, or action, order, or approval of the Bankruptcy Court, and Holders of such Claims shall not receive any distributions on account of such Claims, unless any such late proof of Claim is deemed timely filed by a Final Order of the Bankruptcy Court.
Nothing herein shall in any way alter, impair, or abridge the legal effect of the Bar Date Order, or the rights of the Debtors, the Reorganized Debtors, the GUC Trustee (as applicable), or other parties-in-interest to object to Claims on the grounds that they are time barred or otherwise subject to disallowance or modification. Nothing in this Plan shall preclude amendments to timely filed proofs of Claim to the extent permitted by applicable law.
All Claims of any Entity from which property is sought by the Debtors or the GUC Trustee, as applicable, under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors, the Reorganized Debtors or the GUC Trustee (as applicable) allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be Disallowed if (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors or the GUC Trustee (as applicable), on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code, and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.
Section 7.05    Estimation of Claims. Before the Effective Date, the Debtors and, after the Effective Date, the Reorganized Debtors or the GUC Trustee (as applicable), may (but are not required to) at any time request that the Bankruptcy Court estimate a Disputed Claim pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Disputed Claim, including during the litigation of any objection to any Disputed Claim or during the pendency of any appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan, without prejudice to the Holder of such Claim’s right to request that estimation should be for the purpose of determining the Allowed amount of such Claim, and the Reorganized Debtors or the GUC Trustee (as applicable) may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. All estimation procedures set forth in the Plan shall be applied in accordance with section 502(c) of the Bankruptcy Code. Disputed Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Plan or the Bankruptcy Court.
Section 7.06    No Interest on Disputed Claims. Unless otherwise specifically provided for in this Plan or as otherwise required by section 506(b) of the Bankruptcy Code, postpetition interest shall not accrue or be paid on Claims or Interests, and no Holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any Claim or Interest. Additionally, and without limiting the foregoing, unless otherwise specifically provided for in this Plan or as otherwise required by section 506(b) of the Bankruptcy Code, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made, when and if such Disputed Claim becomes an Allowed Claim.
Section 7.07    Amendments to Claims. On or after the Effective Date, except as otherwise provided herein, a Claim may not be filed or amended without the authorization of the Bankruptcy Court or the Reorganized Debtors or the GUC Trustee (as applicable), and, to the extent such authorization is not received, any such new or amended Claim filed shall be deemed Disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court.
ARTICLE VIII

PROVISIONS GOVERNING DISTRIBUTIONS
Section 8.01    Time of Distribution. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under this Plan shall be made on the later of (a) the Initial Distribution Date or (b) on the first Periodic Distribution Date occurring after the later of (i) 30 days after the date when a Claim is Allowed or (ii) 30 days after the date when a Claim becomes payable pursuant to any agreement between the Debtors, the Reorganized Debtors, or the GUC Trustee, as applicable, and the Holder of such Claim; provided, however, that the Reorganized Debtors, the Liquidating Debtors, or the GUC Trustee (as applicable) may, in their sole discretion, make one-time distributions on a date that is not a Periodic Distribution Date.
Section 8.02    Currency. Except as otherwise provided in the Plan or Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate as of the Effective Date at 4:00 p.m. prevailing Eastern Time, mid-range spot rate of exchange for the applicable currency as published in the next The Wall Street Journal following the Effective Date.
Section 8.03    Distribution Agent. The Distribution Agent shall make all distributions required under this Plan, subject to the terms and provisions of this Plan. No Distribution Agent shall be required to give any bond or surety or other security for the performance of its duties. The Distribution Agent shall be authorized and directed to rely upon the Debtors’ books and records and, as applicable, the Reorganized Debtors’ or the GUC Trustee’s (as applicable) representatives and professionals in determining Allowed Claims not entitled to distributions under the Plan in accordance with the terms and conditions of this Plan. The Distribution Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof. If the Distribution Agent is an Entity other than the Reorganized Debtors, such Entity shall be paid its reasonable fees and expenses, including the reasonable fees and expenses of its attorneys or other professionals.
Section 8.04    Claims Administered by Servicers. In the case of Holders of Claims governed by an agreement and administered by a Servicer, the respective Servicer shall be deemed to be the Holder of such Claims for purposes of distributions to be made hereunder. The Distribution Agent shall make all distributions on account of such Claims to the Servicers or as directed by the Servicers, in the Servicers’ sole discretion. Each Servicer shall, at its option, hold or direct such distributions for the beneficial Holders of such Allowed Claims, as applicable; provided, however, that the Servicer shall retain all rights under its respective agreement in connection with delivery of distributions to the beneficial Holders of such Allowed Claims, including rights on account of its charging lien; provided, further, however, that the Reorganized Debtors’ or the GUC Trustee’s (as applicable) obligations to make distributions pursuant to this Plan shall be deemed satisfied upon delivery of distributions to each Servicer or the Entity or Entities designated by the Servicers. The Servicers shall not be required to give any bond, surety, or other security for the performance of their duties with respect to such distributions.
Section 8.05    Distributions on Claims Allowed After the Effective Date.
(a)    No Distributions Pending Allowance. Except as ordered by the Bankruptcy Court, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order of the Bankruptcy Court, and the Disputed Claim has become an Allowed Claim.
(b)    Special Rules for Distributions to Holders of Disputed General Unsecured Claims. Notwithstanding any provision to the contrary in the Plan, and except as otherwise agreed by the relevant parties, except as ordered by the Bankruptcy Court, no partial payments and no partial distributions shall be made with respect to a Disputed General Unsecured Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order. All distributions made pursuant to the Plan on account of a Disputed General Unsecured Claim that is later deemed an Allowed Claim by the Bankruptcy Court shall be made together with any other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Holders of Allowed General Unsecured Claims included in the applicable Class; provided, however, that no interest shall be paid on account of such Allowed Claims unless required under applicable bankruptcy law.
(c)    Disputed Claims Reserve. The Reorganized Debtors or the GUC Trustee (as applicable) shall establish and administer the Disputed Claims Reserve. Each Holder of a Disputed General Unsecured Claim that becomes an Allowed General Unsecured Claim after the Effective Date shall receive the treatment set forth in the Plan. On each Periodic Distribution Date, all amounts in the Disputed Claims Reserve on account of a Disputed General Unsecured Claim that has become Disallowed in whole or in part (or has been Allowed in an amount less than its Provisionally Allowed amount) shall be redistributed ratably among the Holders of Allowed General Unsecured Claims.
Section 8.06    Delivery of Distributions.
(a)    Record Date for Distributions. On the Distribution Record Date, the Claims register shall be closed and the Distribution Agent shall be authorized and entitled to recognize only those record Holders listed on the Claims register as of the close of business on the Distribution Record Date. The Prepetition Agent shall have no obligation to recognize any transfer of any Prepetition Credit Agreement Claims occurring after the close of business on the Distribution Record Date and shall instead be entitled to recognize and deal for all purposes under the Plan with only those Holders of record as of the close of business on the Distribution Record Date.
(b)    Cash Distributions. Distributions of Cash may be made either by check drawn on a domestic bank or wire transfer from a domestic bank, at the option of the Distribution Agent, except that Cash payments made to foreign creditors may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.
(c)    Address for Distributions. Distributions to Holders of Allowed Claims shall be made by the Distribution Agent or the appropriate Servicer (i) at the addresses set forth on the proofs of Claim filed by such Holders of Claims (or at the last known addresses of such Holders of Claims if no proof of Claim is filed or if the Debtors or the Distribution Agent have been notified in writing of a change of address), (ii) at the addresses set forth in any written notices of address changes delivered to the Distribution Agent after the date of any related proof of Claim, (iii) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Distribution Agent has not received a written notice of a change of address, or (iv) in the case of a Holder of a Claim whose Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer. The Debtors, the Reorganized

Debtors or the GUC Trustee (as applicable), and the Distribution Agent shall not incur any liability whatsoever on account of any distributions under the Plan.
(d)    Undeliverable Distributions. If any distribution to a Holder of a Claim is returned as undeliverable, no further distributions to such Holder of such Claim shall be made unless and until the Distribution Agent or the appropriate Servicer is notified of the then-current address of such Holder of the Claim, at which time all missed distributions shall be made to such Holder of the Claim without interest on the next Periodic Distribution Date. Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors or GUC Trustee (as applicable) and with respect to Class 4 Claims distributions, treated in accordance with the GUC Trust Agreement.
(e)    Reversion. Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after such distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revert to and vest in the Reorganized Debtors or, with respect to Class 4 Claims Distributions, be delivered to the GUC Trustee for treatment in accordance with the GUC Trust Agreement, (as applicable) free of any restrictions thereon. Upon vesting, the Claim of any Holder or successor to such Holder with respect to such property shall be cancelled and forever barred, notwithstanding federal or state escheat, abandoned, or unclaimed property laws to the contrary. The provisions of the Plan and the GUC Trust Agreement regarding undeliverable distributions and Unclaimed Distributions shall apply with equal force to distributions that are issued by the Distribution Agent made pursuant to any indenture or any other instrument evidencing a Claim or an Interest (but only with respect to the initial distribution by the Servicer to Holders that are entitled to be recognized under the relevant indenture or any other instrument evidencing a Claim or an Interest and not with respect to Entities to whom those recognized Holders distribute), notwithstanding any provision in such indenture or other instrument evidencing a Claim or an Interest to the contrary and notwithstanding any otherwise applicable federal or state escheat, abandoned, or unclaimed property law.
(f)    De Minimis Distributions. Notwithstanding any other provision of the Plan to the contrary, the Distribution Agent shall not be required to make a distribution on account of an Allowed Claim if (i) the aggregate amount of all distributions authorized to be made on the Periodic Distribution Date in question is or has a value less than $50.00; provided, however, that the Distribution Agent shall make, or cause to be made, a distribution on a Periodic Distribution Date of less than $50.00 if the Distribution Agent expects that such Periodic Distribution Date shall be the final Periodic Distribution Date; or (ii) the amount to be distributed to the specific Holder of the Allowed Claim on the particular Periodic Distribution Date does not both (x) constitute a final distribution to such Holder and (y) have a value of at least $50.00.
Section 8.07    Claims Paid or Payable by Third Parties. The Claims and Solicitation Agent shall reduce in full a Claim to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not the Distribution Agent without any further notice to or action, order, or approval of the Bankruptcy Court. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not the Distribution Agent on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution under the Plan to the Reorganized Debtors or the GUC Trustee (as applicable), to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.
Section 8.08    Setoffs. Except as otherwise expressly provided for in the Plan, the Reorganized Debtors or the Liquidating Debtors (as applicable), pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim, any Claims, rights, and Causes of Action of any nature that the Reorganized Debtors or the Liquidating Debtors (as applicable), may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release the Reorganized Debtors or the GUC Trust (as applicable) of any such Claims, rights, and Causes of Action that the Reorganized Debtors or the GUC Trust (as applicable) may possess against such Holder. In no event shall any Holder of Claims be entitled to set off any Claim against any Claim, right, or Cause of Action of the Reorganized Debtors or the GUC Trust, as applicable, unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Bankruptcy Code section 553 or otherwise; provided, however, that the limitation on the right of setoff set forth in this sentence shall not apply to any right of setoff of any MedCo Person.
Section 8.09    Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.
ARTICLE IX

EFFECT OF PLAN ON CLAIMS AND INTERESTS
Section 9.01    Vesting of Assets. Except as otherwise explicitly provided in this Plan, including Section 5.04(e), as of the Effective Date, the property of each Debtors’ Estate, if any, shall revest in the applicable Reorganized Debtors or the Liquidating Debtors (as applicable) which, as Debtors, owned such property or interest in property as of the Effective Date, free and clear of all Claims, Liens, charges, encumbrances, rights, and Interests. As of and following the Effective Date, the Reorganized Debtors or the Liquidating Debtors (as applicable) may operate their business and use, acquire, and dispose of property and settle and compromise Claims, Interests, or Causes of Action without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan or the Confirmation Order. For the avoidance of doubt, upon the occurrence of the Supporting Lender Transaction Effective Date, the Excluded Causes of Action shall revest in the applicable Reorganized Debtors pursuant to this Section 9.01 (or, if applicable, be released pursuant to Section 9.04 of this Plan).
Section 9.02    Discharge of the Debtors. In the event of a Plan Sale, pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or the Confirmation Order, and effective as of the Effective Date: (a) the distributions and rights that are provided in this Plan, if any, and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Causes of Action, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, at law, in equity or otherwise, including any interest accrued on such Claims from and after the Petition Date, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, rights, and Interests, including, but not limited to, Claims and Interests that arose before the Effective Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (i) a proof of Claim or Interest based upon such Claim, debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim or Interest based upon such Claim, debt, right, or Interest is Allowed under section 502 of the Bankruptcy Code, or (iii) the Holder of such a Claim, right, or Interest accepted this Plan; (b) the Plan shall bind all Holders of Claims and Interests notwithstanding whether any such Holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all Claims and Interests shall be satisfied, discharged, and released in full, and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (d) all Entities shall be precluded from asserting against the Debtors, the Estates, the Reorganized Debtors, or the Liquidating Debtors (as applicable), their successors and assigns, and their assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Interests in the Debtors, subject to the occurrence of the Effective Date.
Section 9.03    Compromise and Settlement. Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various (a) Claims or Interests and (b) Causes of Action that the Debtors have against other Entities up to the Effective Date. After the Effective Date, any such right shall pass to the Reorganized Debtors or to the GUC Trustee (as applicable) as contemplated in Section 9.01 of this Plan, without the need for further approval of the Bankruptcy Court. Pursuant to Section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan or any distribution to be made on account of an Allowed Claim, the provisions of the Plan shall constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest.

Section 9.04    Debtor Release. As of the Effective Date, except for the rights, if any, that remain in effect from and after the Effective Date to enforce the Plan and the Definitive Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, and except as otherwise provided in the Plan or in the Confirmation Order, the Released Parties, in all capacities, will be deemed forever released and discharged, to the maximum extent permitted by law, by the Debtors, the Reorganized Debtors, the Estates, all affiliates or subsidiaries managed or controlled by the foregoing, and each of their predecessors, successors and assigns, subsidiaries, and affiliates, and all of their respective current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, and such persons’ respective heirs, executors, estates, servants, and nominees, from any and all Claims, Interests, or Causes of Action whatsoever, including any derivative Claims asserted or that could have been asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, at law, in equity or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on, relating to, or arising from, in whole or in part, directly or indirectly, in any manner whatsoever, the Debtors, the assets, liabilities, operations or business of the Debtors, the Restructuring (as defined in the Restructuring Support Agreement), the Chapter 11 Cases, the purchase, transfer, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the making of any loan to the Debtors or the Reorganized Debtors, any royalty arrangement with any Debtor, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, preparation, or consummation of the Plan, the Term Sheet, the Restructuring Support Agreement, the Definitive Documents, or any related agreements, instruments, or other documents, or the solicitation of votes with respect to the Plan, in all cases based upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided that nothing in the Plan shall be construed to release the Released Parties from willful misconduct or actual fraud as determined by a Final Order; provided, further, that, on or promptly following the Effective Date, the Debtors and MedCo shall dismiss with prejudice all claims pending against one another and their current and former directors and officers and all Claims asserted by the Debtors in any pending litigation against MedCo (and their current and former directors and officers, to the extent applicable) shall be released; provided, further that the dismissal shall not impair MedCo’s ability to assert and liquidate a prepetition general unsecured claim, solely against the Debtors, with respect to any such pending claims, subject to the terms of the subordination set forth in Section 5.04 hereof. Notwithstanding the foregoing, no Claim of the Debtors against any former employee of the Debtors on account of such former employee’s failure to return any amount awarded to him or her pursuant to the Debtors' prepetition employee bonus and retention plan in accordance with the terms of the applicable letter agreement governing the same is released pursuant to this Section 9.04.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good-faith settlement and compromise of the claims released by the Debtor Release; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors or the Reorganized Debtors or their respective Estates or the GUC Trustee asserting any claim, Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property, released pursuant to the Debtor Release.
Section 9.05    Third-Party Release. As of the Effective Date, the Releasing Parties conclusively, absolutely, unconditionally, irrevocably, and forever discharge and release (and each entity so discharged and released shall be deemed discharged and released by the Releasing Parties) the Released Parties, in all capacities, and their respective property from any and all Claims, Interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or their Estates, any Claims or causes of action asserted on behalf of any Holder of any Claim or any Interest or that any Holder of a Claim or an Interest would have been legally entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, at law, in equity, or otherwise, that such Releasing Party would have been legally entitled to assert in their own right (whether individually or collectively), based on or relating to, or in any manner arising prior to the Effective Date from, in whole or in part, directly or indirectly, in any manner whatsoever, the Debtors, the assets, liabilities, operations, or business of the Debtors, the Restructuring (as defined in the Restructuring Support Agreement), the Chapter 11 Cases, or the Restructuring Support Agreement, the purchase, sale, transfer, or rescission of any debt, security, asset, right, or interest of the Debtors or the Reorganized Debtors, the making of any loan to the Debtors or the Reorganized Debtors, any royalty arrangement with any Debtor, the subject matter of, or the transactions or events giving rise to, any Claim against or Interest in the Debtors that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the negotiation, formulation, or preparation of the Restructuring documents or related agreements, instruments, or other documents, including the Plan, the Term Sheet, the Restructuring Support Agreement, the Definitive Documents (as defined in the Restructuring Support Agreement), or any related agreements or instruments, or the solicitation of votes with respect to the Plan, or any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided that nothing in the Plan shall be construed to release the Released Parties from any claims based upon willful misconduct or intentional fraud as determined by a Final Order.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good-faith settlement and compromise of claims released by the Third-Party Release; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Releasing Parties asserting any claim, Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property released pursuant to the Third-Party Release.
Section 9.06    Exculpation and Limitation of Liability. To the maximum extent permitted by applicable law, no Exculpated Party will have or incur, and each Exculpated Party is hereby released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, remedy, loss, and liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases; the negotiation and pursuit of the Restructuring (as defined in the Restructuring Support Agreement), the Disclosure Statement, the Restructuring Support Agreement, the Plan, or the solicitation of votes for, or confirmation of, the Plan; the funding or consummation of the Plan; the Debtors’ sales and marketing process, the Bidding Procedures, the Bidding Procedures Motion, and the Bidding Procedures Order; the occurrence of the Effective Date; the administration of the Plan or the property to be distributed under the Plan; the issuance of securities under or in connection with the Plan; or the transactions in furtherance of any of the foregoing, except for fraud or willful misconduct, as determined by a Final Order. This exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability, and this exculpation is not intended to, and shall not, limit the releases given by the Releasing Parties or to the Released Parties under this Plan.
Section 9.07    Injunction.
(a)    Upon entry of the Confirmation Order, all persons acting in any capacity, including all Holders of Claims and Interests, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan and the Restructuring (as defined in the Restructuring Support Agreement) in relation to any Claim, Interest, security, or agreement or Cause of Action that is extinguished, discharged, cancelled, surrendered, or released pursuant to the Plan.
(b)    Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court or as agreed to by the Debtors and a Holder of a Claim against or Interest in a Debtor, all Entities that have held, hold, or may hold Claims against or Interests in the Debtors whether or not such parties have voted to accept or reject the Plan and other parties-in-interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates are permanently enjoined, on and after the Effective Date, solely with respect to any Claim, Interest, security or agreement, or Cause of Action that is extinguished, discharged, cancelled, surrendered, or released pursuant to the Plan, from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative, or other forum) against or affecting the Released Parties or the property of any of the Released Parties, (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Released Parties or the property of any of the Released Parties, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties or the property of any of the Released Parties, (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Released Parties or the property of any of the Released Parties, except as contemplated by the Plan; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.
(c)    The injunctions in the Plan shall extend to any successors of the Debtors and the Reorganized Debtors or the Liquidating Debtors (as applicable) and their respective property and interests in property.
Section 9.08    Subordination Rights.
(a)    Except as otherwise provided in the Plan (including Section 5.04(f) hereof), the allowance, classification, and treatment of all Allowed Claims and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. All Claims and all rights and claims between or among Holders of Claims relating in any manner whatsoever to distributions on account of Claims or Interests, based upon any claimed subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the distributions under the Plan to Holders of Claims having such subordination rights, such subordination rights shall be deemed waived, released and terminated as of the Effective Date, and all Holders shall be permanently enjoined from enforcing such rights, if any. Except as otherwise specifically provided for in the Plan, distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Holder of a Claim by reason of any subordination rights or otherwise, so that each Holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.
(b)    Except as otherwise provided in the Plan, the right of the Reorganized Debtors or the GUC Trust (as applicable) to seek subordination of any Claim or Interest pursuant to section 510 of the Bankruptcy Code is fully reserved, and the treatment afforded any Claim or Interest that becomes a subordinated Claim or Interest at any time shall be modified to reflect such subordination. Unless the Plan or the Confirmation Order otherwise provide, no distributions shall be made on account of a Claim subordinated pursuant to this Section 9.08(b) unless ordered by the Bankruptcy Court.

Section 9.09    Protection Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code, no Governmental Unit shall discriminate against the Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, or discriminate with respect to such a grant against, the Reorganized Debtors or the Liquidating Debtors (as applicable), or another Entity with whom the Reorganized Debtors or the Liquidating Debtors (as applicable) have been associated, solely because the Reorganized Debtors or the Liquidating Debtors (as applicable) have been debtors under chapter 11, have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or have not paid a debt that is settled and released in the Chapter 11 Cases.
Section 9.10    Release of Liens. Except as otherwise provided in this Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors or the GUC Trust, if the applicable lien was as to GUC Trust Assets, and their successors and assigns.
Section 9.11    Reimbursement or Contribution. If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever Disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (a) such Claim has been adjudicated as non-contingent or (b) the relevant Holder of a Claim has filed a contingent proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.
ARTICLE X

CONDITIONS PRECEDENT
Section 10.01    Conditions Precedent to the Confirmation Order. The following are conditions precedent to the Confirmation of the Plan, each of which may be satisfied or waived in accordance with Section 10.03 of this Plan:
(a)    in the event of a Section 363 Asset Sale, the Sale Order shall be entered and shall be a Final Order;
(b)    in the event that the Supporting Lenders are the Successful Bidder:
(i)    the Restructuring Support Agreement shall have been approved by the Bankruptcy Court and such approval shall not have been stayed or modified and the Restructuring Support Agreement shall not have been terminated and shall remain in full force and effect in accordance with its terms;

(ii)    the Bankruptcy Court shall have entered the order approving the Disclosure Statement consistent with the Restructuring Support Agreement, and reasonably acceptable to the Requisite Supporting Lenders;
(iii)    the Restructuring Expenses due and payable as of the date of Confirmation shall have been paid pursuant to the Restructuring Support Agreement and the Term Sheet (as defined in the Restructuring Support Agreement); and
(iv)    the Debtors’ use of cash collateral pursuant to the Cash Collateral Order shall not have terminated, and the Supporting Lenders shall not have delivered a notice of the occurrence of a Termination Event (as defined in the Cash Collateral Order) to the Debtors; and
(c)    the Cash Collateral Order shall remain in full force and effect.
Section 10.02    Conditions Precedent to the Effective Date of the Plan. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 10.03 of this Plan:
(a)    all conditions precedent to Confirmation set forth in Section 10.01 hereof shall have been and shall remain satisfied or shall have been waived in accordance with Section 10.03 hereof;
(b)    in the event that the Supporting Lenders are the Successful Bidder:
(i)    all conditions to the obligations of the Supporting Lenders, to the obligations of the Debtors, and to the obligations of both the Supporting Lenders and the Debtors set forth in Article VIII of the Restructuring Support Agreement shall have been either satisfied or waived in accordance with the terms of the Restructuring Support Agreement and shall remain either satisfied or waived, as applicable;
(ii)    the Confirmation Order shall be consistent with the Restructuring Support Agreement and reasonably acceptable to the Requisite Supporting Lenders; and
(iii)    the Restructuring Expenses due and payable as of the date of the Effective Date shall have been paid pursuant to the Restructuring Support Agreement and the Term Sheet (as defined in the Restructuring Support Agreement); and
(c)    the Confirmation Order shall remain in full force and effect and shall be a Final Order;
(d)    in the event of a Section 363 Asset Sale, the Bankruptcy Court shall have entered the Sale Order, and such order shall be a Final Order;
(e)    all authorizations, consents, certifications, approvals, rulings, no action letters, opinions or other documents, or actions required by any law, regulation, or order to be received or to occur in order to implement the Plan on the Effective Date shall have been obtained or shall have occurred unless failure to do so will not have a material adverse effect on the Reorganized Debtors or the Liquidating Debtors (as applicable); and
(f)    all statutory fees and obligations then due and payable to the Office of the United States Trustee shall have been paid and satisfied in full.
Section 10.03    Waiver of Conditions Precedent. The conditions set forth in Section 10.01 or Section 10.02 may be waived, in whole or in part, by the Debtors, with the written consent of the Requisite Supporting Lenders (in the event the Supporting Lenders are the Successful Bidder), which consent, for the avoidance of doubt, may be granted or withheld in their sole discretion.
Section 10.04    Notice of Effective Date. The Reorganized Debtors or the Liquidating Debtors (as applicable) shall file with the Bankruptcy Court a notice of the occurrence of the Effective Date within a reasonable period of time after the conditions in Section 10.02 of this Plan have been satisfied or waived pursuant to Section 10.03 of this Plan.
Section 10.05    Effect of Non-Occurrence of Conditions to Consummation. If, prior to consummation of the Plan, the Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, and nothing contained in the Plan or Disclosure Statement shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, (b) prejudice in any manner the rights of the Debtors or any other Entity, or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by the Debtors or any other Entity.
ARTICLE XI

BANKRUPTCY COURT JURISDICTION
Section 11.01    Retention of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan (without prejudice to the rights, if any, of any party in interest to seek to withdraw the bankruptcy reference pursuant to 28 U.S.C. § 157(d) and related law with respect to any issue or proceeding subject to mandatory or discretionary withdrawal), including jurisdiction to:
(a)    resolve any matters related to Executory Contracts and Unexpired Leases, including: (i) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is a party or with respect to which a Debtor may be liable, and to hear and determine, and, if necessary, liquidate any Claims arising therefrom including Cure Amounts pursuant to section 365 of the Bankruptcy Code; (ii) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed (or assumed and assigned); (iii) the Reorganized Debtors’ or the Liquidating Debtors’ (as applicable) amendment, modification, or supplement after the Effective Date, pursuant to Article VI of this Plan, of the lists of Executory Contracts and Unexpired Leases to be assumed (or assumed and assigned) or rejected or otherwise; and (iv) any dispute regarding whether a contract or lease is or was executory, expired, or terminated;
(b)    adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases or this Plan, or that were the subject of proceedings before the Bankruptcy Court, prior to the Effective Date, proceedings to adjudicate the allowance of Disputed Claims and Disputed Interests, and all controversies and issues arising from or relating to any of the foregoing;
(c)    ensure that distributions to Holders of Allowed Claims and Interests are accomplished as provided herein and adjudicate any and all disputes arising from or relating to distributions under the Plan;
(d)    allow in whole or in part, disallow in whole or in part, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including hearing and determining any and all objections to the allowance or estimation of Claims or Interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and the resolution of request for payment of any Administrative Claim;
(e)    issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of the Plan or any Section 363 Asset Sale;
(f)    determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, the Asset Purchase Agreement, the GUC Trust Agreement, or, subject to any applicable forum selection clause, any contract, instrument, release, or other document created in connection with the Plan, the Disclosure Statement or any Section 363 Asset Sale;
(g)    enter and implement such orders as may be appropriate if the Confirmation Order or the Sale Order (if applicable) is for any reason stayed, revoked, modified, and/or vacated;
(h)    enter and implement such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan or the Asset Purchase Agreement and all contracts, instruments, releases, and other agreements and documents created in connection with the Plan, the Plan Supplement, the Disclosure Statement, any Asset Purchase Agreement, and any Section 363 Asset Sale;
(i)    enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code, including the Sale Order (if applicable);
(j)    consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order and the Sale Order (if applicable);

(k)    hear and determine all applications for allowance of compensation and reimbursement of expenses of Professionals authorized pursuant to the Bankruptcy Code or the Plan;
(l)    determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code;
(m)    adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;
(n)    hear and determine all disputes involving the existence, nature, scope, or enforcement of the exculpations, injunctions and releases granted in connection with and under the Plan, including under Article IX of the Plan;
(o)    hear any applications with respect to any Professional Claims;
(p)    enforce the injunction, release, and exculpation provisions set forth in the Plan, including in Article IX of the Plan;
(q)    resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with consummation of the Plan or any Section 363 Asset Sale, including the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, the Asset Purchase Agreement, and the Sale Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan or any Section 363 Asset Sale or any disputes arising in connection with any Entity’s obligations incurred in connection with the Plan or any Section 363 Asset Sale;
(r)    hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of their Estates, wherever located;
(s)    hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
(t)    grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;
(u)    enter a Final Decree closing the Chapter 11 Cases;
(v)    hear any other matter not inconsistent with the Bankruptcy Code; and
(w)    enforce all orders previously entered by the Bankruptcy Court.
From the Confirmation Date through the Effective Date, the Bankruptcy Court shall retain jurisdiction with respect to each of the foregoing items and all other matters that were subject to its jurisdiction prior to the Confirmation Date. Nothing contained herein shall be construed to increase, decrease, or otherwise modify the independence, sovereignty, or jurisdiction of the Bankruptcy Court.

ARTICLE XII

MISCELLANEOUS PROVISIONS
Section 12.01    Binding Effect. Upon the Effective Date, this Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all current and former Holders of Claims, all current and former Holders of Interests, and all other parties-in-interest and their respective heirs, successors, and assigns.
Section 12.02    Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as of the entry of the Confirmation Order as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. The Reorganized Debtors or the Liquidating Debtors (as applicable) shall continue to pay fees pursuant to section 1930 of title 28 of the United States Code until the Chapter 11 Cases are closed by entry of the Final Decree. Furthermore, following entry of the Confirmation Order, the Reorganized Debtors or the Liquidating Debtors (as applicable) shall continue to file quarterly reports in compliance with Bankruptcy Rule 2015(a)(5); provided, however, that such reports shall not purport to be prepared in accordance with GAAP, may not be construed as reports filed under the Securities Exchange Act, and may not be relied upon by any party for any purpose except as set forth in Bankruptcy Rule 2015(a)(5).
Section 12.03    Restructuring Expenses. Subject to the Cash Collateral Order, including the payment procedures set forth therein, on the Effective Date, and otherwise in accordance with the terms of any applicable fee letters and court orders during the pendency of the Chapter 11 Cases, the Reorganized Debtors shall pay in full in Cash all outstanding Restructuring Expenses not previously paid pursuant to an order of the Bankruptcy Court in accordance with the terms of the applicable engagement letters entered into or acknowledged by the Debtors or other applicable arrangements, without the need for any application or notice to or approval by the Bankruptcy Court. Restructuring Expenses invoiced after the Effective Date, covering the period prior to or on the Effective Date, shall be paid promptly by the Reorganized Debtors following receipt of invoices therefor and the terms of the applicable documents giving rise to such rights; provided, however, that the Debtors or the Reorganized Debtors, as applicable, reserve their right to dispute the reasonableness of any such Restructuring Expenses, and any such dispute that is not consensually resolved among the parties shall be resolved by the Bankruptcy Court. For the avoidance of doubt, Restructuring Expenses include, without limitation, the fees, costs and expenses of (i) Sullivan & Cromwell LLP, (ii) Houlihan Lokey Capital, Inc., (iii) Landis Rath & Cobb LLP, (iv) any other professionals that may be retained by the Supporting Lenders in connection with the Restructuring, and (v) for the Prepetition Agent, Holland & Knight LLP and any local counsel the Prepetition Agent deems necessary. The Debtors shall also enter into ordinary and customary fee letters with the foregoing professionals and fund the retainers and other amounts required thereunder as a condition precedent to the effectiveness of the Restructuring Support Agreement.
Section 12.04    Statutory Committee Dissolution. On the Effective Date, any statutory committee appointed in the Chapter 11 Cases, including the Creditors’ Committee, shall dissolve, and members thereof shall be released from all rights and duties from or related to the

Chapter 11 Cases; provided, however, that the Creditors’ Committee will stay in existence solely for the limited purpose of filing and prosecuting final fee applications.
Section 12.05    Modification and Amendment. Except as otherwise specifically provided in the Plan, the Debtors reserve the right to modify the Plan, subject to any applicable consent rights set forth herein, whether such modification is material or immaterial, prior to Confirmation, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not re-solicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 (as well as those restrictions on modifications set forth in the Plan) and any consent rights as set forth herein, the Debtors expressly reserve their respective rights to revoke or withdraw or to alter, amend, or modify the Plan with respect to each Debtor, one or more times, before or after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend or modify the Plan after Confirmation, or remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.
Section 12.06    Confirmation of Plan. The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to amend the Plan to any extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.
Section 12.07    Additional Documents. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements or other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Reorganized Debtors or the GUC Trustee (as applicable) and Holders of Claims receiving distributions pursuant to the Plan and all other parties-in-interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provision and intent of the Plan.
Section 12.08    Revocation, Withdrawal, Non-Consummation.
(a)    Right to Revoke or Withdraw. The Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Effective Date and file subsequent chapter 11 plans.
(b)    Effect of Withdrawal, Revocation, or Non-Consummation. If the Debtors revoke or withdraw this Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan, any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain Claims or Class of Claims or the allocation of the distributions to be made hereunder), the assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be null and void in all respects. In such event, nothing contained herein or in the Disclosure Statement, and no acts taken in preparation for consummation of this Plan, shall be deemed to constitute a waiver or release of any Claims, Interests, or Causes of Action by or against the Debtors or any other Entity, to prejudice in any manner the rights and defenses of the

Debtors, the Holder of a Claim or Interest, or any Entity in any further proceedings involving the Debtors, or to constitute an admission, acknowledgment, offer, or undertaking of any sort by the Debtors or any other Entity.
Section 12.09    Notices. After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the parties below shall be served as follows:
If to the Debtors or the Reorganized Debtors or the Liquidating Debtors (as applicable):
Melinta Therapeutics, Inc.
44 Whippany Road, Suite 280
Morristown, New Jersey 07960
Attn:     Jennifer Sanfilippo
With a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
Attn:     Ron E. Meisler
Albert L. Hogan III
    Christopher M. Dressel
– and –
Skadden, Arps, Slate, Meagher & Flom LLP
920 N. King Street
Wilmington, Delaware 19801
Attn:    Joseph O. Larkin
Jason M. Liberi
– and –
McDermott Will & Emery
The Nemours Building
1007 North Orange Street, 4th Floor
Wilmington, Delaware 19801
Attn:      David R. Hurst
If to the Office of the United States Trustee:
Office of the United States Trustee 844 North King Street
Room 2207, Lockbox 35
Wilmington, Delaware 19801
Attn:    Linda Richenderfer

If to the GUC Trustee:

Sean A. Gumbs; FTI Consulting
3 Times Square | 10th Floor
New York, NY 10036
– and –
Porzio, Bromberg & Newman, P.C.
100 Southgate Parkway
Morristown, NJ 07960
Attention:    Warren J. Martin Jr.
        Rachel A. Parisi
Section 12.10    Term of Injunctions or Stays. Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.
Section 12.11    Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York shall govern the construction and implementation of this Plan and any agreements, documents, and instruments executed in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreements shall control). Corporate governance matters shall be governed by the laws of the state of incorporation, formation, or functional equivalent thereof, as applicable, of the applicable Debtor or Reorganized Debtor.
Section 12.12    Entire Agreement. Except as otherwise indicated, this Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.
Section 12.13    Severability. If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors, and (c) non-severable and mutually dependent.
Section 12.14    No Waiver or Estoppel. Upon the Effective Date, each Holder of a Claim or Interest shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, be secured, or not be subordinated by virtue of an agreement made with the Debtors and/or their counsel or any other party, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court.
Section 12.15    Conflicts. In the event that the provisions of the Disclosure Statement and the provisions of the Plan conflict, the terms of this Plan shall govern. In the event the provisions of this Plan and the Sale Order conflict with respect to any Section 363 Asset Sale, the Sale Order shall govern. In the event that the provisions of this Plan and the provisions of the Confirmation Order conflict, the terms of the Confirmation Order shall govern.

Dated: March 31, 2020
Respectfully submitted,
MELINTA THERAPEUTICS, INC., on behalf of itself, CEMPRA PHARMACEUTICALS, INC., CEM-102 PHARMACEUTICALS, INC., MELINTA SUBSIDIARY CORP., REMPEX PHARMACEUTICALS, INC., and TARGANTA THERAPEUTICS CORPORATION
/s/ Peter Milligan
Name: Peter Milligan
Title: Chief Financial Officer
Melinta Therapeutics, Inc.

EXHIBIT B
Form of Notice of Effective Date

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

Chapter 11
In re
Case No. 19-12748 (LSS)
MELINTA THERAPEUTICS, INC., et al.,
Jointly Administered
Debtors.
Related to Docket Nos. 481, __

NOTICE OF (I) ENTRY OF FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING MODIFIED AMENDED JOINT PLAN OF REORGANIZATION OF MELINTA THERAPEUTICS, INC. AND ITS DEBTOR AFFILIATES AND (II) OCCURRENCE OF EFFECTIVE DATE

PLEASE TAKE NOTICE OF THE FOLLOWING:
1.Plan Confirmation. On [April] [•], 2020, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) confirming the Modified Amended Joint Plan of Reorganization of Melinta Therapeutics, Inc. and Its Debtor Affiliates (the “Plan”) [Docket No. 481].
2.    Copies of Plan and Confirmation Order. The Confirmation Order included the Plan as Exhibit A. The Confirmation Order, the Plan, and the other documents filed in these cases, are available free of charge at http://www.kccllc.net/melinta or for a nominal fee at https://ecf.deb.uscourts.gov/ (with use of a PACER account).
3.    Effective Date. On [April] [•], 2020, the Effective Date of the Plan occurred. All conditions precedent to the Effective Date set forth in Section 10.02 of the Plan have been satisfied or waived pursuant to Section 10.03 of the Plan.

4.	Professional Claims.

(a)
Final Fee Applications. All final requests for payment of Professional Claims must be filed no later than 45 days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and prior orders of the Bankruptcy Court, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.

(b)	Post-Effective Date Retention. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after the Effective Date shall terminate, and the Reorganized Debtors shall be permitted to employ and pay Professionals in their discretion (including the fees and expenses incurred by professionals in preparing, reviewing, prosecuting, defending, or addressing any issues with respect to final fee applications).
5.    Administrative Claims Bar Date. Except as otherwise provided herein or in the Plan and as set forth in Sections 2.02 and 2.03 of the Plan, all requests for payment of an Administrative Claim must be filed, in substantially the form of the Administrative Claim Request Form contained in Exhibit A to the Plan Supplement, with the Claims and Solicitation Agent and served on counsel for the Debtors and the GUC Trustee no later than the Administrative Claims Bar Date, which shall be thirty days after the Effective Date of the Plan, unless otherwise ordered by the Bankruptcy Court (except with respect to (a) Professional Claims; (b) Administrative Claims Allowed by a Final Order of the Bankruptcy Court on or before the Effective Date; (c) Administrative Claims that are not Disputed and arose in the ordinary course of business and were paid or are to be paid in accordance with the terms and conditions of the particular transaction giving rise to such Administrative Claim; (d) Restructuring Expenses; or (e) Administrative Claims arising under chapter 123 of title 28 of the United States Code). Holders of Administrative Claims that are required to, but do not, file and request payment of such Administrative Claim(s) by the applicable Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed disallowed in full as of the Effective Date, absent further order of this Court.
6.    Executory Contracts and Unexpired Leases to Be Rejected. Except as otherwise provided in the Plan, upon the occurrence of the Effective Date, each Executory Contract and Unexpired Lease shall be deemed rejected in accordance with, and subject to, sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory Contract or Unexpired Lease: (i) is listed on the Schedule of Assumed Executory Contracts contained in the Plan Supplement; (ii) has been previously assumed by the Debtors by Final Order of the Bankruptcy Court or has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iii) is the subject of a motion to assume pending as of the Effective Date; or (iv) is an Insurance Contract. This Confirmation Order constitutes an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Counterparties to Executory Contracts or Unexpired Leases that are deemed rejected as of the Effective Date shall have the right to assert any Claim on account of the rejection of such Executory Contracts or Unexpired Leases subject to compliance with the requirements of the Plan.
7.    Executory Contracts and Unexpired Leases to Be Assumed. Upon the occurrence of the Effective Date, and subject to paragraph 35 of the Confirmation Order, each Executory Contract that (i) is listed on the Schedule of Assumed Executory Contracts and Unexpired Leases contained in the Plan Supplement; (ii) has been previously assumed by the Debtors by Final Order of the Bankruptcy Court or has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iii) is the subject of a motion to assume pending as of the Effective Date; or (iv) is an Insurance Contract, shall be deemed assumed, in accordance with, and subject to, sections 105, 365 and 1123 of the Bankruptcy Code as of the Effective Date.
8.    Rejection Damages Claim Procedures. Unless otherwise provided by a Bankruptcy Court order, any proofs of Claim asserting Claims arising from the rejection of the Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Claims and Solicitation Agent no later than 30 days after the later of the Effective Date, the effective date of rejection, or the date notice of such rejection is transmitted by the Reorganized Debtors or the Plan Administrator, as applicable, to the counterparty to such Executory Contract or Unexpired Lease. The Reorganized Debtors or the GUC Trustee, as applicable, shall be entitled to object to, and seek disallowance of, any proofs of Claim arising from the rejection of Executory Contracts and Unexpired Leases that are not timely filed and served. All Allowed Claims arising from the rejection of Executory Contracts and Unexpired Leases shall be classified as General Unsecured Claims.
[Remainder of Page Intentionally Left Blank]

Dated: Wilmington, Delaware
[April] [•], 2020

MCDERMOTT WILL & EMERY /s/ DRAFT David R. Hurst (I.D. No. 3743) The Nemours Building 1007 North Orange Street, 4th Floor Wilmington, Delaware 19801 Telephone: (302) 485-3900 Fax: (302) 351-8711

– and –

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Joseph O. Larkin (I.D. No. 4883)
Jason M. Liberi (I.D. No. 4425)
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Telephone: (302) 651-3000
Fax: (302) 651-3001

– and –

Ron E. Meisler Albert L. Hogan III Christopher M. Dressel 155 North Wacker Drive Chicago, Illinois 60606-1720 Telephone: (312) 407-0700 Fax: (312) 407-0411
Counsel to Debtors and Debtors-in-Possession